Exhibit 99.1

FRAMEWORK AGREEMENT

by and among

MPG OFFICE, L.P.,

MACQUARIE OFFICE II LLC,

and

BCSP VI PORTFOLIO ACQUISITION LLC

October 28, 2011

FRAMEWORK AGREEMENT

This FRAMEWORK AGREEMENT (this “Agreement”) is made and entered into as of October 28, 2011, by and among MPG OFFICE, L.P., a Maryland limited partnership (f/k/a Maguire Properties, L.P., “MPG”), MACQUARIE OFFICE II LLC, a Delaware limited liability company (“MOF”), and BCSP VI PORTFOLIO ACQUISITION LLC, a Delaware limited liability company (“Beacon”). Each of MPG, MOF and Beacon is sometimes referred to herein individually as a “Party” and collectively as the “Parties”. All capitalized terms used in this Agreement initially without definition shall have the meanings ascribed thereto in Section 36 hereof.
W I T N E S S E T H:
WHEREAS, MPG and MOF previously entered into that certain Limited Liability Company Agreement, dated as of October 26, 2005 (the “Original Agreement”), relating to Maguire Macquarie Office, LLC, a Delaware limited liability company (the “Company”);
WHEREAS, the Original Agreement has been superseded by, and the Company is currently governed pursuant to, the terms of that certain Second Amended and Restated Limited Liability Company Agreement of Maguire Macquarie Office, LLC, dated as of November 30, 2007 (the “Second Restated Agreement”) and entered into by and among MOF, MPG, Maguire MO Manager, LLC, a Delaware limited liability company (“MO Manager”), and Maguire Macquarie Management, LLC, a Delaware limited liability company (“MMM”), which agreement has been amended by an amendment dated as of February 9, 2010, a letter agreement dated as of March 18, 2011 (the “March 2011 Letter Agreement”), and a letter agreement dated as of June 29, 2011 (the “June 2011 Letter Agreement”) (the Second Restated Agreement, as so amended, the “LLC Agreement”);
WHEREAS, the Company currently owns (directly or indirectly) all of the equity interests in each of the following entities: (i) Maguire Properties - One Cal Plaza, LLC (“One Cal Plaza Owner”), (ii) Maguire Properties - Denver Center, LLC (“Wells Fargo Center Owner”), (iii) Maguire Properties - San Diego Tech Center, LLC (“San Diego Tech Center Owner”), (iv) Maguire Macquarie - Cerritos I, LLC (“Cerritos Corporate Center Owner”), and (v) Maguire Properties - Stadium Gateway, LP (the “Stadium Gateway Owner”, and together with One Cal Plaza Owner, Wells Fargo Center Owner, San Diego Tech Center Owner and Cerritos Corporate Center Owner, collectively, the “Property Owning Entities”);
WHEREAS, each of the applicable Property Owning Entities either owns the fee simple interest in or is the ground lessee of the improved real property more commonly known as “One California Plaza”, “Wells Fargo Center”, “San Diego Tech Center”, “Cerritos Corporate Center”, and “Stadium Gateway”, respectively (each, a “Property” and collectively, the “Properties”);
WHEREAS, (i) Beacon and certain Affiliates of Beacon and (ii) MOF and certain Affiliates of MOF are parties to that certain Purchase and Sale Agreement, dated August 2, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Charter Hall - Beacon Sale Agreement”), pursuant to which MOF and certain of its Affiliates have agreed to sell and assign all of their membership interests in the Company and certain other property, membership and/or equity interests to Beacon and certain of its Affiliates;
WHEREAS, MOF desires to sell and assign all of its membership interests in the Company (the “MOF Interest”) to BCSP VI MMO, LLC, a Delaware limited liability company (the “MOF Interest Acquirer”), an Affiliate of Beacon, and the MOF Interest Acquirer desires to purchase and assume the MOF Interest and be admitted as a member of the Company (the “MOF Interest Transfer”) pursuant to an assignment and assumption of limited liability company interest in the form attached hereto as Exhibit A (the “Assignment and Assumption of LLC Interest” ), and, in connection therewith, MOF and Beacon have requested that MPG consent to the MOF Interest Transfer, as required under the LLC Agreement;
WHEREAS, concurrently herewith, (i) Wells Fargo Center Owner and an Affiliate of Beacon (“WF Buyer”) have entered into that certain Purchase and Sale Agreement and Joint Escrow Instructions, dated of even date herewith, with respect to the sale of Wells Fargo Center and (ii) San Diego Tech Center Owner and an Affiliate of Beacon (“SD Buyer”) have entered into that certain Purchase and Sale Agreement and Joint Escrow Instructions, dated of even date herewith, with respect to the sale of San Diego Tech Center (the agreements described in clauses (i) and (ii) above, each individually, a “PSA” and, collectively, the “PSAs”);
WHEREAS, on the Closing Date (as hereinafter defined), but immediately prior to the MOF Interest Transfer, WF Buyer (or its Permitted Assignee (as hereinafter defined)) intends to acquire Wells Fargo Center and SD Buyer (or its Permitted Assignee) intends to acquire San Diego Tech Center, all pursuant to the PSAs and the agreements and other documents to be executed and/or delivered at or prior to the closings thereunder (collectively, the “PSA Closing Documents”);
WHEREAS, on the Closing Date, but immediately prior to the MOF Interest Transfer and simultaneously with the closings under the PSAs, SD Buyer or a Permitted Assignee intends to acquire from MPG certain development rights related to San Diego Tech Center, pursuant to a development rights assignment agreement in the form attached hereto as Exhibit B (the “Development Rights Assignment Agreement”);
WHEREAS, on the Closing Date, but immediately after effecting the transactions contemplated under the PSAs, the Development Rights Assignment Agreement and the Assignment and Assumption of LLC Interest, MPG and the MOF Interest Acquirer intend to enter into an amendment and restatement of the LLC Agreement in the form attached hereto as Exhibit C (the “Third Amended and Restated LLC Agreement”);
WHEREAS, on the Closing Date, but immediately after the execution and delivery of the Third Amended and Restated LLC Agreement, the Company and MPG intend to enter into (i) a Fee Termination Agreement in the form attached hereto as Exhibit D (the “Fee Termination Agreement”), pursuant to which the Company will pay to MPG (with funds contributed to the Company by the MOF Interest Acquirer) an amount hereinafter set forth in consideration for MPG’s agreement to terminate its right to receive certain fees payable under the Existing Property Management Agreement (as hereinafter defined) from and after the Closing Date, and (ii) an amendment and restatement of the Existing Property Management

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Agreement in the form attached hereto as Exhibit E (the “Amended and Restated Property Management Agreement” and, collectively with the Assignment and Assumption of LLC Interest, the PSAs, the PSA Closing Documents, the Development Rights Assignment Agreement, the Third Amended and Restated LLC Agreement and the Fee Termination Agreement, the “Implementing Agreements”; with the transactions contemplated under this Agreement (except under Sections 17 and 18 hereof) and the Implementing Agreements being hereinafter collectively referred to as the “Framework Transactions”); and
WHEREAS, MPG is willing to provide its consent to the MOF Interest Transfer, subject to the terms and conditions of this Agreement and the Implementing Agreements.
NOW, THEREFORE, in consideration of the foregoing, of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:
1.    MPG Consent and Agreement Regarding Fees.
(a)    Subject to the terms and conditions of this Agreement and the Implementing Agreements, and provided that MOF, Beacon and their respective Affiliates shall have timely fulfilled all of their respective obligations hereunder and under each of the Implementing Agreements, at the Closing (as hereinafter defined), MPG shall consent to the MOF Interest Transfer by delivering to MOF, at the Closing, MPG’s original signature to a Consent in the form attached hereto as Exhibit F (the “Consent”).
(b)    Except as expressly set forth herein or in the Implementing Agreements, neither MPG nor the Company shall be responsible for or be required to pay any costs, fees or expenses of any type or nature associated with the Framework Transactions or any other transaction contemplated under this Agreement, including, without limitation, any (A) loan assumption, transfer or other fees required by lenders holding secured indebtedness encumbering any of the Properties, (B) transfer or other taxes associated with the MOF Interest Transfer, (C) broker commissions or other related fees, and/or (D) consent fees or other related fees, taxes or other costs payable to or on behalf of any Governmental Authority or any other third party, and, in each case, MOF and/or Beacon shall be obligated to pay from their own accounts any and all such costs, fees and expenses. Notwithstanding the foregoing to the contrary, MPG and the Company shall each, respectively, pay its own attorneys’ and advisors’ fees incurred in connection with the Framework Transactions and any other transaction contemplated under this Agreement; provided, however, that within five (5) Business Days after the date hereof, Beacon shall pay to MPG the sum of Forty-Five Thousand Dollars ($45,000.00) in respect of services rendered by Deloitte LP for the benefit of the Parties.
2.    MOF Consent and Agreement Regarding PSA Deposit. For the avoidance of doubt, if and to the extent required under the LLC Agreement or otherwise, MOF hereby agrees and consents to the entirety of this Agreement and the Implementing Agreements, and to each of the provisions hereof and thereof and to all of the transactions contemplated hereby and thereby, including, without limitation, the Framework Transactions, and agrees that no further consent, acknowledgement or agreement of any kind shall be expected or required by or from MOF or any of its Affiliates in connection with this Agreement, the Implementing Agreements or the transactions contemplated hereby and thereby, including, without limitation, the Framework Transactions. Additionally, MOF hereby agrees that, notwithstanding anything to the contrary

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contained in the LLC Agreement, this Agreement, each PSA, and/or the respective operating agreements of Wells Fargo Center Owner and/or San Diego Tech Center Owner, any portion of the Deposit under (and as such term is defined in) each PSA that is recoverable by Wells Fargo Center Owner or San Diego Tech Center Owner (as applicable) due to a default by Beacon or any of its Affiliates (including, without limitation, WF Buyer and SD Buyer) under the applicable PSA shall be paid solely to, or as directed by, MPG, and MOF shall have no claim with respect thereto nor any rights to receive any distributions under the LLC Agreement as a result thereof.
3.    Cross Default and Cross Termination under the PSAs.
(a)    Cross Default. Notwithstanding anything to the contrary contained herein or in the PSAs, the parties acknowledge and agree that (i) a material default by either WF Buyer or SD Buyer (or any Permitted Assignee of either such Person) under the respective PSA shall constitute a material default by Beacon hereunder and (ii) a material default by either Wells Fargo Center Owner or San Diego Tech Center Owner under the respective PSA shall constitute a material default by MPG hereunder. The provisions of this Section 3(a) shall expressly survive the termination of this Agreement.
(b)    Cross Termination. Notwithstanding anything to the contrary contained herein or in the PSAs, the parties acknowledge and agree that (i) any election by either WF Buyer or SD Buyer (or any Permitted Assignee of either such Person) to terminate the respective PSA in accordance with its terms shall be deemed an election by Beacon hereunder to terminate this Agreement and (ii) any election by either Wells Fargo Center Owner or San Diego Tech Center Owner to terminate the respective PSA in accordance with its terms shall be deemed an election by MPG hereunder to terminate this Agreement, and upon the occurrence of any such election to terminate, this Agreement shall terminate and be of no further force or effect (except for any provisions hereof that expressly survive the termination of this Agreement) and, in such event, each Party shall be entitled to pursue any remedies available to it under Section 24 hereof.
4.    Development Rights at San Diego Tech Center and Termination of Fees.
(a)    Development Rights Assignment. Subject to the terms and conditions of this Agreement and the Implementing Agreements, and provided that MOF, Beacon and their respective Affiliates shall have timely fulfilled all of their respective obligations hereunder and under each of the Implementing Agreements, at the Closing, MPG shall sell, assign or otherwise transfer to SD Buyer or a Permitted Assignee (the “Development Rights Buyer”) all of MPG’s rights under Section 6.18 of the LLC Agreement relating to the release and development of certain parcels of land located at San Diego Tech Center (the “Development Rights”), by delivering to the Development Rights Buyer, at the Closing, MPG’s original signature to the Development Rights Assignment Agreement, in consideration for the payment by the Development Rights Buyer to MPG at the Closing of Fourteen Million Dollars ($14,000,000.00) (the “Development Rights Purchase Price”).

(b)    Opening of Escrow; Development Rights Deposit.
(i)    Within one (1) Business Day (as hereinafter defined) following the date hereof, MPG and Beacon shall cause an escrow to be opened with First

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American Title Insurance Company (“Escrow Agent”), having its office at 777 South Figueroa Street, Suite 400, Los Angeles, California 90017, Attention: Barbara Laffer, by delivery to Escrow Agent of a fully executed copy of this Agreement. In addition, MPG and Beacon shall execute and deliver to Escrow Agent any additional or supplementary instructions (“Additional Escrow Instructions”) as may be reasonably requested by Escrow Agent and necessary or convenient to implement the terms hereof and close the transactions contemplated hereby, provided such instructions are consistent with and merely supplement this Agreement and shall not in any way modify, amend or supersede this Agreement. Within (1) Business Day following the date hereof, Beacon shall deposit with Escrow Agent, as a deposit against the obligation to pay the Development Rights Purchase Price, the sum of Two Million Dollars ($2,000,000.00) (the “Development Rights Deposit”) in good funds, either by certified bank or cashier’s check or by federal wire transfer. Escrow Agent shall hold the Development Rights Deposit in an interest‑bearing account reasonably acceptable to MPG and Beacon, in accordance with the terms and conditions hereof. All interest earned on the Development Rights Deposit shall become a part of the Development Rights Deposit and shall be deemed income of Beacon, and Beacon shall be responsible for the payment of all costs and fees imposed on the Development Rights Deposit account. At the Closing, the Development Rights Deposit shall be applied to the Development Rights Purchase Price and Escrow Agent shall disburse the Development Rights Deposit to an account designated by MPG in accordance with the terms hereof; provided, however, that if the Closing does not occur, Escrow Agent shall either release to MPG or return to Beacon the Development Rights Deposit in accordance with the terms hereof. The failure of Beacon to timely deliver the Development Rights Deposit hereunder shall be a material default of Beacon, and shall entitle MPG, in its sole discretion, to terminate this Agreement immediately.
(ii)    Escrow Agent shall hold and dispose of the Development Rights Deposit in accordance with the terms hereof and any Additional Escrow Instructions. MPG and Beacon acknowledge and agree that the duties of Escrow Agent hereunder are purely ministerial in nature and shall be expressly limited to the safekeeping and disposition of the Development Rights Deposit in accordance herewith and any Additional Escrow Instructions, the consummation of the Closing in accordance with the terms and provisions hereof and any Additional Escrow Instructions, and the performance of any other actions specifically made the responsibility of Escrow Agent hereunder or any Additional Escrow Instructions. Escrow Agent shall incur no liability in connection with the safekeeping or disposition of the Development Rights Deposit for any reason other than Escrow Agent’s willful misconduct or gross negligence. In the event that Escrow Agent shall be in doubt as to its duties or obligations with regard to the Development Rights Deposit, or in the event that Escrow Agent receives conflicting instructions from MPG or Beacon with respect to the Development Rights Deposit, Escrow Agent shall not disburse the Development Rights Deposit and shall continue to hold the Development Rights Deposit until both MPG and Beacon agree as to its disposition or until a final judgment is entered by a court of

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competent jurisdiction directing its disposition, or Escrow Agent shall interplead the Development Rights Deposit in accordance with the laws of the State of California. Escrow Agent shall not be responsible for any interest on the Development Rights Deposit except as is actually earned, or for the loss of any interest resulting from the withdrawal of the Development Rights Deposit (in accordance with the terms hereof and any Additional Escrow Instructions) prior to the date interest is posted thereon or for any loss caused by the failure, suspension, bankruptcy or dissolution of the institution in which the Development Rights Deposit is deposited.
(c)    Fee Termination Agreement. Subject to the terms and conditions of this Agreement and the Implementing Agreements, and provided that MPG, MOF, Beacon and their respective Affiliates shall have timely fulfilled all of their respective obligations hereunder and under each of the Implementing Agreements, at the Closing, (i) Beacon shall cause the MOF Interest Acquirer to make a capital contribution to the Company in the amount of Six Million Dollars ($6,000,000.00) (the “Fee Termination Contribution”), (ii) the Company shall immediately thereupon pay to MPG the amount of Six Million Dollars ($6,000,000.00) (the “Fee Termination Payment”) and (iii) in consideration therefor, the Company and MPG shall execute and deliver the Fee Termination Agreement, with the foregoing (i), (ii) and (iii) to occur simultaneously and to be cross-conditioned.
5.    Purchase and Sale; Closing.
(a)    Closing. Subject to and upon the terms and conditions contained herein, the closing (the “Closing”) of the Framework Transactions shall take place on a date (the “Closing Date”) that is mutually selected by the parties but in no event later than ten (10) Business Days after the date upon which the Closing Consents Condition (as hereinafter defined) is satisfied, provided that (i) each Party shall reasonably cooperate in good faith to cause the Closing to occur as early in January 2012 as possible, and (ii) the Closing shall take place no earlier than January 3, 2012 and no later than February 29, 2012 (such later date, subject to extension as provided below, the “Outside Closing Date”); provided further, however, that, if despite the use of Required Diligent Efforts (as hereinafter defined) by MOF and Beacon to satisfy the Closing Consents Condition, such Closing Consents Condition has not been satisfied as of February 29, 2012, but each Party is otherwise working in good faith to cause the Closing to occur no later than February 29, 2012, then the Outside Closing Date shall be automatically extended to March 31, 2012 so as to provide Beacon and MOF additional time to attempt to satisfy the Closing Consents Condition (it being understood and agreed that, in all events, the Outside Closing Date shall be no later than the earlier to occur of (x) March 31, 2012, and (y) the date that is ten (10) Business Days after the Closing Consents Condition has been satisfied). At the Closing, the parties shall deliver all of the additional agreements and documents required by this Agreement and comply with all of the other obligations provided for herein.
(b)    Closing Deliveries of MPG. Subject to and upon the terms and conditions contained herein, and provided that MOF, Beacon and their respective Affiliates shall have timely fulfilled all of their respective obligations hereunder and under each of the Implementing Agreements, at the Closing, (i) MPG (on its own behalf or in its capacity as managing member of the Company, on behalf of the Company or a Property Owning Entity) shall execute and/or

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deliver or cause to be executed and/or delivered, and (ii) MPG shall cause each of MO Manager and MMM to execute and/or deliver, to Beacon and/or MOF (as applicable) or, in the case of the PSA Closing Documents, Escrow Agent, the following documents and instruments, each dated and effective as of the Closing Date, in addition to all other items and payments required under the Implementing Agreements to be delivered by MPG thereunder:
(i)    Duly executed original counterpart signature pages (and, as applicable, acknowledgements) to the PSA Closing Documents that require MPG’s, the Company’s, MO Manager’s or a Property Owning Entity’s signature (and, as applicable, acknowledgement), in accordance with the terms set forth in the PSAs, as well as all other deliverables required from such Persons under the PSAs;
(ii)    One (1) original counterpart signature page to the Development Rights Assignment Agreement, duly executed by MPG;
(iii)    One (1) original counterpart signature page to the Fee Termination Agreement, duly executed by both MPG and the Company;
(iv)    Four (4) original counterpart signature pages to the Third Amended and Restated Limited Liability Company Agreement, duly executed by MPG and MO Manager;
(v)    One (1) fully-executed original of the Amended and Restated Property Management Agreement, duly executed by MPG, the Company, and the applicable Property Owning Entities;
(vi)    Two (2) executed originals of the Consent, duly executed by MPG, MMM, MO Manager and the Company;
(vii)    One (1) original counterpart signature page to (A) a side letter agreement replacing and superseding the March 2011 Letter Agreement in the form attached hereto as Exhibit G-1 (the “March 2011 Replacement Letter Agreement”) and (B) a side letter agreement replacing and superseding the June 2011 Letter Agreement in the form attached hereto as Exhibit G-2 (the “June 2011 Replacement Letter Agreement”), duly executed by MPG; and
(viii)    One (1) original of the Leasing Prospects Schedule as defined in, and to the extent required under, Section 22 hereof, certified by MPG.
(c)    Closing Deliveries of Beacon. Subject to and upon the terms and conditions contained herein, and provided that MPG and MOF shall have timely fulfilled all of their obligations hereunder and under each of the Implementing Agreements, at the Closing, Beacon shall take, and shall cause each of BCSP VI U.S. Investments, L.P., a Delaware limited partnership (“BCSP US”), the MOF Interest Acquirer, WF Buyer, SD Buyer and each Permitted Assignee (as applicable), at their respective sole cost and expense, to take, the following actions and shall execute and/or deliver or cause to be executed and/or delivered to MOF, MPG, the Company or, in the case of the PSA Closing Documents, Escrow Agent, as applicable, the

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following funds, as well as the following documents and instruments, each duly dated and effective as of the Closing Date, in addition to all other items and payments required under the Implementing Agreements to be delivered by Beacon, BCSP US, the MOF Interest Acquirer, WF Buyer, SD Buyer or a Permitted Assignee (as applicable) thereunder:
(i)    Beacon shall deliver or cause the Development Rights Buyer to deliver to MPG funds in an amount equal to the Development Rights Purchase Price less the Development Rights Deposit;
(ii)    Beacon shall deliver or cause the MOF Interest Acquirer (to deliver to the Company funds in an amount equal to the Fee Termination Contribution;
(iii)    Beacon shall deliver, and shall cause WF Buyer, SD Buyer and each Permitted Assignee (as applicable) to each deliver to Escrow Agent duly executed original counterpart signature pages (and, as applicable, acknowledgements) to the PSA Closing Documents that require such Person’s signature (and, as applicable, acknowledgement) in accordance with the terms set forth in the PSAs, as well as all other deliverables required from such Person under the PSAs;
(iv)    Beacon shall cause the Development Rights Buyer to deliver to MPG one (1) original counterpart signature page to the Development Rights Assignment Agreement, duly executed by such Person;
(v)    Beacon shall cause the MOF Interest Acquirer to deliver one (1) original counterpart signature page to the Fee Termination Agreement, duly executed by the MOF Interest Acquirer;
(vi)    Beacon shall cause the MOF Interest Acquirer to deliver four (4) original counterpart signature pages to the Third Amended and Restated Limited Liability Company Agreement, duly executed by the MOF Interest Acquirer;
(vii)    Beacon shall cause the MOF Interest Acquirer to deliver one (1) fully-executed copy of the Assignment and Assumption of LLC Interest, duly executed by the MOF Interest Acquirer;
(viii)    Beacon shall cause the MOF Interest Acquirer to deliver one (1) original counterpart signature to the March 2011 Replacement Letter Agreement, duly executed by the MOF Interest Acquirer; and
(ix)    Beacon shall cause each of BCSP US and the MOF Interest Acquirer to deliver one (1) original counterpart signature to the June 2011 Replacement Letter Agreement, duly executed by BCSP US and the MOF Interest Acquirer.
(d)    Closing Deliveries of MOF. Subject to and upon the terms and conditions contained herein, and provided that MPG and Beacon and their respective Affiliates shall have

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timely fulfilled all of their obligations hereunder and under each of the Implementing Agreements, at the Closing, MOF shall take, and shall cause each of its applicable Affiliates, at their respective sole cost and expense, to take, the following actions and shall execute and/or deliver or cause to be executed and/or delivered to Beacon, the MOF Interest Acquirer, MPG, or the Company, as applicable, the following documents, duly dated and effective as of the Closing Date, in addition to all other items and payments required under the Implementing Agreements to be delivered by MOF thereunder:
(i)    One (1) fully-executed copy of the Assignment and Assumption of LLC Interest, duly executed by MOF; and
(ii)    Two (2) executed originals of the Consent, duly executed by MOF and each of its Affiliates that are counterparties thereto.
(e)    Actions by Escrow Agent; Payment of Fee Termination Payment. Provided that Escrow Agent shall not have received written notice from MPG, Beacon or MOF of the failure of any condition to the Closing or of the termination of this Agreement in accordance with the terms hereof, at the Closing, at such time that Escrow Agent is ready to commence the actions described in Section 4.4 of each PSA, (i) Escrow Agent shall disburse to an account designated by MPG the Development Rights Deposit and (ii) MPG shall cause the Company to make the Fee Termination Payment to MPG.
(f)    Order of Framework Transactions. All documents required to be delivered, and all other deliveries required to be made, by MPG, MOF, Beacon and their respective Affiliates at the Closing and, except as set forth in the immediately following sentence, all Framework Transactions required to be consummated concurrently with the Closing, shall be deemed to have been delivered or made and to have been consummated simultaneously with all other Framework Transactions and all other deliveries, and no delivery shall be deemed to have been made, and no Framework Transaction shall be deemed to have been consummated, until all deliveries required by MPG, MOF, Beacon and their respective Affiliates shall have been made, and all Framework Transactions shall have been consummated. Notwithstanding the foregoing, on the Closing Date, the Framework Transactions shall be deemed to close or be effected in the following order: First, the closing under each of the PSAs and other PSA Closing Documents; Second, the assignment contemplated under the Development Rights Assignment Agreement; Third, the closing of the MOF Interest Transfer under the Charter Hall - Beacon Sale Agreement; Fourth, the execution and delivery of the Third Amended and Restated LLC Agreement; Fifth, the closing under the Fee Termination Agreement; and Sixth, the execution and delivery of the Amended and Restated Property Management Agreement. For the avoidance of doubt, and notwithstanding the immediately preceding sentence, each of MOF, Beacon and MPG acknowledges and agrees that, unless all of the Framework Transactions are consummated on the Closing Date, none of the Framework Transactions shall be consummated.
(g)    Further Assurances. On or prior to the Closing Date, MPG, MOF and Beacon shall each (or shall each cause their respective Affiliates to), upon the request of any other Party hereto, execute such commercially reasonable and customary additional instruments, documents or certificates as may be reasonably necessary to effectuate or consummate the

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Framework Transactions or any other provisions of this Agreement or any of the Implementing Agreements.
6.    Conditions Precedent to Obligations of MPG. The obligations of MPG to consummate the Framework Transactions shall be subject to the satisfaction, on or before the Closing, of all of the following conditions, any or all of which may be waived by MPG in its sole discretion only by a written instrument signed by MPG:
(a)    All amounts then required to have been paid by MOF, Beacon and their respective Affiliates under this Agreement (including, without limitation, as provided in Section 1(b) hereof) and the Implementing Agreements shall have been paid in accordance with the terms hereof or thereof;
(b)    Each of Beacon, MOF and their respective Affiliates shall have delivered to MPG or Escrow Agent (as applicable) all of the items required to be delivered by such Persons pursuant to the terms of this Agreement and the Implementing Agreements, including but not limited to, those provided for in Section 5(c) and Section 5(d) hereof;
(c)    All of the representations and warranties of MOF, Beacon and their respective Affiliates contained in this Agreement and the Implementing Agreements shall be true and correct in all material respects as of the Closing;
(d)    Each of MOF, Beacon and their respective Affiliates shall have timely performed and observed, in all material respects, all covenants and agreements contained in this Agreement and the Implementing Agreements to be performed or observed by such Persons as of the Closing;
(e)    The closings under the PSAs shall be occurring on the Closing Date; and
(f)    The Closing Consents Condition shall have been satisfied.
7.    Conditions Precedent to Obligations of Beacon. The obligations of Beacon to consummate the Framework Transactions shall be subject to the satisfaction, on or before the Closing, of all of the following conditions, any or all of which may be waived by Beacon in its sole discretion only by a written instrument signed by Beacon;
(a)    Each of MPG and MOF and their respective Affiliates shall have delivered to Beacon or Escrow Agent (as applicable) all of the items required to be delivered by such Persons pursuant to the terms of this Agreement and the Implementing Agreements, including but not limited to, those provided for in Sections 5(b) and 5(d) hereof (as applicable);
(b)    All of the representations and warranties of MPG, MOF and their respective Affiliates contained in this Agreement and the Implementing Agreements shall be true and correct in all material respects as of the Closing;
(c)    Each of MPG and MOF and their respective Affiliates shall have timely performed and observed, in all material respects, all covenants and agreements of this Agreement and the Implementing Agreements to be performed or observed by such Person as of the Closing;

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(d)    The closings under the PSAs shall be occurring on the Closing Date;
(e)    All of the conditions to the closing of the MOF Interest Transfer under the Charter Hall - Beacon Sale Agreement shall have been satisfied and the closing of the MOF Interest Transfer shall be occurring on the Closing Date; and
(f)    The Closing Consents Condition shall have been satisfied.
8.    Conditions Precedent to Obligations of MOF. The obligations of MOF to consummate the Framework Transactions shall be subject to the satisfaction, on or before the Closing, of all of the following conditions, any or all of which may be waived by MOF in its sole discretion only by a written instrument signed by MOF;
(a)    Each of MPG, Beacon and their respective Affiliates shall have delivered to MOF or Escrow Agent (as applicable) all of the items required to be delivered by such Persons pursuant to the terms of this Agreement and the Implementing Agreements, including but not limited to, those provided for in Sections 5(b) and 5(c) hereof (as applicable);
(b)    All of the representations and warranties of MPG, Beacon and their respective Affiliates contained in this Agreement and the Implementing Agreements shall be true and correct in all material respects as of the Closing;
(c)    Each of MPG, Beacon their respective Affiliates shall have timely performed and observed, in all material respects, all covenants and agreements contained in this Agreement and the Implementing Agreements to be performed or observed by such Persons as of the Closing;
(d)    The closings under the PSAs shall be occurring on the Closing Date;
(e)    All of the conditions to the closing of the MOF Interest Transfer under the Charter Hall - Beacon Sale Agreement shall have been satisfied and the closing of the MOF Interest Transfer shall be occurring on the Closing Date; and
(f)    The Closing Consents Condition shall have been satisfied.
9.    Failure of Closing Conditions. If any of the closing conditions set forth in Sections 6, 7 or 8 hereof have not been satisfied on or before the Outside Closing Date:
(a)    Then each Party which may, pursuant to the terms of such sections, waive such failed condition (such Parties, collectively, the “Performing Parties”), may:
(i)    waive such closing condition(s) and proceed to Closing otherwise in accordance with this Agreement; or
(ii)    terminate this Agreement by written notice to the other Parties, whereupon this Agreement shall terminate and be of no further force or effect (except for any provisions hereof that expressly survive the termination of this Agreement) and, in which event, such terminating Party shall be deemed to have

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elected to, and concurrently therewith shall, cause any Affiliate that is a party to either PSA, to terminate such PSA.
(b)    In the event of a termination in accordance with Section 9(a)(ii) hereof, each Performing Party shall be entitled to pursue the remedies set forth in Section 24 hereof, with the Development Rights Deposit being dealt with as provided in Section 24 hereof. The provisions of this Section 9 shall expressly survive the termination of this Agreement.
10.    Representations and Warranties of MOF. MOF hereby represents and warrants to MPG and Beacon that the statements contained in this Section 10 are true and correct as of the date hereof and shall be true and correct as of the Closing:
(a)    MOF has all requisite limited liability company power and authority to execute and deliver this Agreement and the Implementing Agreements to which it is a party, and to consummate the Framework Transactions. The execution, delivery and performance of this Agreement and the Implementing Agreements to which MOF is a party have been duly and validly authorized by all necessary limited liability company action on the part of MOF. This Agreement and the Implementing Agreements to which MOF is a party have been (or shall be as of the Closing) duly executed and delivered by MOF, and each of this Agreement and the Implementing Agreements to which MOF is a party is (or shall be as of the Closing) a legally valid and binding obligation of MOF, enforceable against MOF in accordance with its respective terms, subject only to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and to general principles of equity;
(b)    MOF is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite limited liability company power and authority to own its assets and to carry on its business as presently conducted and as proposed to be conducted. MOF is duly licensed or qualified to do business and is in good standing as a foreign limited liability company in each jurisdiction where such licensing or qualification is necessary, except where the failure to be in good standing or to be duly licensed or qualified to transact business does not and would not reasonably be expected to impair MOF’s ability to perform its obligations hereunder and/or under the Implementing Agreements to which MOF is a party and is not reasonably likely to prohibit or delay the performance or consummation of the Framework Transactions by MOF;
(c)    The execution and delivery of this Agreement and the Implementing Agreements to which MOF is a party by MOF and the performance and consummation of the Framework Transactions by MOF do not and will not (i) conflict with or violate any provision of the organizational documents of MOF, (ii) conflict with, or result in the breach of, or constitute a default under, or require the giving of notice, or result in loss of material benefit, or give rise to any obligations of MOF to make payment under, or result in the creation of a Lien, or result in the termination, cancellation or acceleration (whether after the giving of notice or the lapse of time or both) of any right or obligation of MOF under any material contract or Permit, or (iii) violate or result in a breach of or constitute a default under any Applicable Law to which MOF is subject, except, in the cases of clauses (ii) and (iii), for any conflict, violation, breach, default, notice, loss of benefit, right or obligation, Lien, termination, cancellation, or acceleration which would not reasonably be expected to impair MOF’s ability to perform its obligations hereunder

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and/or under the Implementing Agreements to which MOF is a party and is not reasonably likely to prohibit or delay the performance or consummation of the Framework Transactions by MOF;
(d)    Except as set forth on Schedule 1 hereto, no consent, approval, authorization, order, filing, registration or qualification of or with any Governmental Authority or any other third party is required for the execution and delivery by MOF of this Agreement or the Implementing Agreements to which MOF is a party, or for the consummation by MOF of the Framework Transactions other than any that have been obtained or made prior to the date hereof;
(e)    There are no legal or governmental actions, suits or proceedings pending to which MOF is a party or of which any property or asset of MOF is the subject, which would individually or in the aggregate reasonably be expected to impair MOF’s ability to perform its obligations hereunder and/or under the Implementing Agreements to which MOF is a party or prohibit or delay the performance or consummation of the Framework Transactions by MOF; and, to MOF’s knowledge, no such proceedings are threatened or contemplated by Governmental Authorities or threatened by others; and
(f)    Other than pursuant to a separate agreement between Beacon and MOF to which MPG is not a party and as to which MPG shall have no liability or responsibility, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of, or is entitled to any fee or commission from, MOF in connection with the Framework Transactions.
11.    Representations and Warranties of Beacon. Beacon hereby represents and warrants to MPG and MOF that the statements contained in this Section 11 are true and correct as of the date hereof and shall be true and correct as of the Closing:
(a)    Beacon has all requisite corporate power and authority to execute and deliver this Agreement and the Implementing Agreements, and to consummate the Framework Transactions. The execution, delivery and performance of this Agreement and the Implementing Agreements have been duly and validly authorized by all necessary corporate action on the part of Beacon. This Agreement and the Implementing Agreements have been (or shall be as of the Closing) duly executed and delivered by Beacon, and each of this Agreement and the Implementing Agreements is (or shall be as of the Closing) a legally valid and binding obligation of Beacon, enforceable against Beacon in accordance with its respective terms, subject only to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and to general principles of equity;
(b)    Beacon is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own its assets and to carry on its business as presently conducted and as proposed to be conducted. Beacon is duly licensed or qualified to do business and is in good standing as a limited liability company in each jurisdiction where such licensing or qualification is necessary, except where the failure to be in good standing or to be duly licensed or qualified to transact business does not and would not reasonably be expected to impair Beacon’s ability to perform its obligations hereunder and/or under the Implementing Agreements and is not

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reasonably likely to prohibit or delay the performance or consummation of the Framework Transactions by Beacon;
(c)    The execution and delivery of this Agreement and the Implementing Agreements by Beacon and the performance and consummation of the Framework Transactions by Beacon do not and will not (i) conflict with or violate any provision of the organizational documents of Beacon, (ii) conflict with, or result in the breach of, or constitute a default under, or require the giving of notice, or result in loss of material benefit, or give rise to any obligations of Beacon to make payment under, or result in the creation of a Lien, or result in the termination, cancellation or acceleration (whether after the giving of notice or the lapse of time or both) of any right or obligation of Beacon under any material contract or Permit, or (iii) violate or result in a breach of or constitute a default under any Applicable Law to which Beacon is subject, except, in the cases of clauses (ii) and (iii), for any conflict, violation, breach, default, notice, loss of benefit, right or obligation, Lien, termination, cancellation, or acceleration which would not reasonably be expected to impair Beacon’s ability to perform its obligations hereunder and/or under the Implementing Agreements and is not reasonably likely to prohibit or delay the performance or consummation of the Framework Transactions by Beacon;
(d)    Except as set forth on Schedule 1 hereto, no consent, approval, authorization, order, filing, registration or qualification of or with any Governmental Authority or any other third party is required for the execution and delivery by Beacon of this Agreement or the Implementing Agreements, or for the consummation by Beacon of the Framework Transactions other than any that have been obtained or made prior to the date hereof;
(e)    There are no legal or governmental actions, suits or proceedings pending to which Beacon is a party or of which any property or asset of Beacon is the subject, which would individually or in the aggregate reasonably be expected to impair Beacon’s ability to perform its obligations hereunder and/or under the Implementing Agreements or prohibit or delay the performance or consummation of the Framework Transactions by Beacon; and, to Beacon’s knowledge, no such proceedings are threatened or contemplated by Governmental Authorities or threatened by others;
(f)    Other than pursuant to a separate agreement between Beacon and MOF to which MPG is not a party and as to which MPG shall have no liability or responsibility, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of, or is entitled to any fee or commission from, Beacon in connection with the Framework Transactions or the Implementing Agreements;
(g)    Beacon has been afforded access to information about the Company, the Property Owning Entities and the Properties and the financial condition, results of operations, business, property and management thereof sufficient to enable it to evaluate the Framework Transactions. Beacon and its advisors, if any, have been afforded the opportunity to ask questions of the Company and MPG. Beacon has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to the Framework Transactions;
(h)    Beacon acknowledges that it has conducted to its satisfaction an independent investigation of the financial condition, results of operations, assets, liabilities,

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properties, Taxes and projected operations of the Company, the Property Owning Entities and the Properties, in making the determination to proceed with the Framework Transactions, has relied solely on the results of its own independent investigation, the representations and warranties set forth in Section 10 hereof and in the Charter Hall - Beacon Sale Agreement, and the Express Representations (as hereinafter defined), and, except for the Express Representations, is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of MPG, the Company, the Property Owning Entities or any officer, employee, agent or Affiliate of any of them; and the representations and warranties set forth in Section 12 hereof, together with any representations and warranties of MPG, the Company or the Property Owning Entities provided under the Implementing Agreements (collectively, the “Express Representations”) constitute the sole and exclusive representations and warranties of such Persons to Beacon in connection with the Framework Transactions. Beacon further acknowledges and agrees that any estimates, budgets, projections, forecasts or other predictions that may have been provided to Beacon or any of its representatives are not representations or warranties of MPG, the Company or the Property Owning Entities or any officer, employee, agent or Affiliate of any of them or guarantees of performance, and that actual results may vary substantially from any such estimates, budgets, projections, forecasts or other predictions. Beacon warrants that it has no knowledge that any of the Express Representations is not true and correct. Beacon further acknowledges and agrees that, except and solely to the extent of the Express Representations, none of MPG or its Affiliates, the Company or the Property Owning Entities have made any representations or warranties of any kind, either expressed or implied, as to the accuracy or completeness of any information regarding the Company, MPG, the Property Owning Entities, the Properties or the Framework Transactions furnished or made available to Beacon or its representatives, and except with respect to the Express Representations, Beacon shall have no claim with respect to any information, documents or materials furnished by or on behalf of MPG, the Company or the Property Owning Entities or any officer, employee, agent or Affiliate of any of them to Beacon, including, without limitation, any management presentation, supplemental information, data room, or other materials or information furnished in expectation of the Framework Transactions.
(i)    The certified organizational chart previously delivered to MPG by Beacon is in all material respects a true, correct and complete representation of (x) the control and ownership of the direct and indirect interests in Beacon (through the level indicated therein), and (y) Beacon Capital Strategic Partners VI, L.P.’s direct and/or indirect ownership interests in the MOF Interest Acquirer, SD Buyer and WF Buyer (through the level indicated therein).
12.    Representations and Warranties of MPG. MPG hereby represents and warrants to MOF and Beacon that the statements contained in this Section 12 are true and correct as of the date hereof and shall be true and correct as of the Closing:
(a)    MPG has all requisite limited partnership power and authority to execute and deliver this Agreement, the Implementing Agreements to which it is a party and the Consent, and to consummate the Framework Transactions. The execution, delivery and performance of this Agreement, the Implementing Agreements to which MPG is a party and the Consent, have been duly and validly authorized by all necessary limited partnership action on the part of MPG. This Agreement, the Implementing Agreements to which MPG is a party and the Consent have been (or shall be as of the Closing) duly executed and delivered by MPG, and each of this

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Agreement, the Implementing Agreements to which MPG is a party and the Consent is (or shall be as of the Closing) a legally valid and binding obligation of MPG, enforceable against MPG in accordance with its respective terms, subject only to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and to general principles of equity;
(b)    MPG is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Maryland and has all requisite limited partnership power and authority to own its assets and to carry on its business as presently conducted and as proposed to be conducted. MPG is duly licensed or qualified to do business and is in good standing as a foreign limited partnership in each jurisdiction where such licensing or qualification is necessary, except where the failure to be in good standing or to be duly licensed or qualified to transact business does not and would not reasonably be expected to impair MPG’s ability to perform its obligations hereunder and/or under the Implementing Agreements to which MPG is a party and is not reasonably likely to prohibit or delay the performance or consummation of the Framework Transactions by MPG;
(c)    The execution and delivery by MPG of this Agreement, the Implementing Agreements to which MPG is a party and the Consent, and the performance and consummation of the Framework Transactions by MPG, do not and will not (i) conflict with or violate any provision of the organizational documents of MPG, (ii) conflict with, or result in the breach of, or constitute a default under, or require the giving of notice, or result in loss of material benefit, or give rise to any obligations of MPG to make payment under, or result in the creation of a Lien, or result in the termination, cancellation or acceleration (whether after the giving of notice or the lapse of time or both) of any right or obligation of MPG under any material contract or Permit, or (iii) violate or result in a breach of or constitute a default under any Applicable Law to which MPG is subject, except, in the cases of clauses (ii) and (iii), for any conflict, violation, breach, default, notice, loss of benefit, right or obligation, Lien, termination, cancellation, or acceleration which would not reasonably be expected to impair MPG’s ability to perform its obligations hereunder and/or under the Implementing Agreements to which MPG is a party and is not reasonably likely to prohibit or delay the performance or consummation of the Framework Transactions by MPG;
(d)    Except as set forth on Schedule 1 hereto, no consent, approval, authorization, order, filing, registration or qualification of or with any Governmental Authority or any other third party is required for the execution and delivery by MPG of this Agreement, the Implementing Agreements to which MPG is a party or the Consent, or for the consummation by MPG of the Framework Transactions other than any that have been obtained or made prior to the date hereof;
(e)    There are no legal or governmental actions, suits or proceedings pending to which MPG is a party or of which any property or asset of MPG is the subject, which would individually or in the aggregate reasonably be expected to impair MPG’s ability to perform its obligations hereunder and/or under the Implementing Agreements to which MPG is a party or prohibit or delay the performance or consummation of the Framework Transactions by MPG; and, to MPG’s knowledge, no such proceedings are threatened or contemplated by Governmental Authorities or threatened by others; and

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(f)    There is no investment banker, broker, finder or other intermediary which is entitled to any fee or compensation from MPG in connection with the Framework Transactions or the Implementing Agreements.
(g)    The Company is the owner of all right, title and interest (record and beneficial) in and to each of the Property Owning Entities, free and clear of any liens, claims or adverse interests. To MPG’s knowledge, no Person (other than Beacon pursuant to this Agreement and MPG or MOF pursuant to the LLC Agreement) has any agreement or option, or any right or privilege (whether pre-emptive, contractual or otherwise) capable of becoming an agreement or option, to acquire the Company’s interest in the Property Owning Entities or the MOF Interest. The only material assets of the Company are its interests in the Property Owning Entities and any ancillary or incidental assets arising out of or pertaining to the (i) ownership of the Property Owning Entities and (ii) ownership, operation and/or development of the Properties.
(h)    Set forth on Schedule 2 hereto is a true, correct and complete list of all of the operating agreements for the Company and each of the Property Owning Entities, together with all amendments thereto.
(i)    Taxes.
(i)    At all times, each of the Property Owning Entities has been classified as a “disregarded entity” for federal, state, and local tax purposes. To MPG’s knowledge, the Company has filed all required tax returns in accordance with law, paid all material taxes due within the time prescribed by law, and has complied in all material respects with all tax reporting and information collecting requirements relating to withholding of taxes.
(ii)    No deficiency for any material amount of tax is currently being asserted or assessed by a U.S. taxing authority in writing relating to the business, operations and assets of any of the Property Owning Entities or the Company and MPG has no knowledge that any such assessment or assertion of tax liability is threatened.
(iii)    MPG has received no notices of any currently pending audits or investigations by any taxing authority with respect to the business, operations and assets of any of the Property Owning Entities or the Company and, to MPG’s knowledge, no such audits or investigations are threatened.
(iv)    Neither the Company nor MPG has agreed to extend beyond the Closing the time which any material tax may be assessed or collected by any taxing authority with respect to the business, operations and assets of any of the Property Owning Entities.
(v)    None of the Property Owning Entities or the Company is a party to or bound by any tax allocation or tax sharing agreement, nor has any contractual obligation to indemnify any other Person (other than the members of the Company to the extent provided in the LLC Agreement) with respect to taxes.

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(vi)    To MPG’s knowledge, none of the Property Owning Entities or the Company has any material liability for any taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party of or with respect to the Property Owning Entities or the Company other than amounts adjusted for at Closing.
(vii)    To MPG’s knowledge, all material sales taxes required to be paid by the Property Owning Entities in connection with the rents payable by the tenants under the leases pertaining to each Property have been paid.
13.    Covenants of MOF. MOF hereby agrees with MPG and Beacon that:
(a)    As promptly as practicable after MOF becomes aware of it, MOF shall deliver to MPG and Beacon written notice and a description in reasonable detail of any event or circumstance that could reasonably be expected to impair MOF’s ability to perform its obligations hereunder and/or under the Implementing Agreements to which MOF is a party or prohibit or delay the performance or consummation of the Framework Transactions by MOF, including, without limitation, the commencement of any litigation or proceeding to which MOF is a party and any material occurrences during the pendency thereof; and
(b)    MOF shall use Required Diligent Efforts in order to satisfy the Closing Consents Condition.
14.    Covenants of Beacon. Beacon hereby agrees with MPG and MOF that:
(a)    As promptly as practicable after Beacon becomes aware of it, Beacon shall deliver to MPG and MOF written notice and a description in reasonable detail of any event or circumstance that could reasonably be expected to impair Beacon’s or its Affiliate’s ability to perform its obligations hereunder and/or under the Implementing Agreements to which such Person is a party or prohibit or delay the performance or consummation of the Framework Transactions by Beacon or its Affiliate, including, without limitation, the commencement of any litigation or proceeding to which Beacon or its Affiliate is a party and any material occurrences during the pendency thereof;
(b)    Beacon shall use Required Diligent Efforts in order to satisfy the Closing Consents Condition; and
(c)    Within thirty (30) calendar days after the Closing, Beacon shall cause the MOF Interest Acquirer to deliver to and file with the applicable Governmental Authority in the State of California one (1) completed and executed original of the BOE-100-B, Statement of Change in Control and Ownership of Legal Entities. In furtherance of the foregoing, Beacon agrees to cause the MOF Interest Acquirer to indemnify, defend and hold harmless the Company and MPG from and against any penalties arising from or in connection with Beacon’s failure to timely perform its obligation under this Section 14(c). The provisions of this Section 14(c) shall expressly survive the Closing.

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15.    Covenants of MPG.
(a)    MPG shall, at no cost or expense to MPG (other than the fees of any attorneys and advisors engaged by and for MPG), reasonably cooperate in good faith with Beacon and/or MOF to obtain any consent or assumption approval required in order to satisfy the Closing Consents Condition, including, without limitation, by promptly providing any relevant documents or information requested by the lender or other applicable third party and by executing and delivering, on behalf of the Company and/or the Property Owning Entities, such applications and similar documents as may be reasonably required in order to process such consent or assumption (as applicable); provided that any such document, information or application shall be delivered, disseminated, and/or executed without any liability on the part of, or any representation or warranty of any kind by, MPG whatsoever. In furtherance of the foregoing, Beacon agrees to indemnify, defend and hold harmless MPG from and against any third party claims arising from or in connection with MPG’s cooperation under this Section 15(a) except to the extent arising from or in connection with MPG’s gross negligence or willful misconduct.
(b)    MPG agrees with Beacon and MOF that, as promptly as practicable after MPG becomes aware of it, MPG shall deliver to Beacon and MOF written notice and a description in reasonable detail of any event or circumstance that could reasonably be expected to impair MPG’s ability to perform its obligations hereunder and/or under the Implementing Agreements to which MPG is a party or prohibit or delay the performance or consummation of the Framework Transactions by MPG, including, without limitation, the commencement of any litigation or proceeding to which MPG is a party and any material occurrences during the pendency thereof.
16.    Acknowledgement of Termination of Letter Agreement and ROFO Agreement at the Closing. The Parties acknowledge and agree that, effective as of the Closing as set forth in the Consent to be delivered thereat, (i) that certain letter agreement, dated as of August 14, 2006, by and among MPG, MOF, MO Manager, and the Company, regarding certain rental abatement payments to be made by MPG to the Company thereunder, shall automatically terminate and be of no further force or effect, and MPG shall be released from all obligations thereunder, and (ii) that certain Right of First Opportunity Agreement, dated as of January 5, 2006 between Macquarie Office Management Limited, as responsible entity of Macquarie Office Trust, an Australian listed property trust, and MPG, shall automatically terminate and be of no further force or effect. The provisions of this Section 16 shall expressly survive the Closing.
17.    Stadium Gateway Agreements. The Parties acknowledge and agree that promptly following the date hereof, the Parties shall cause Stadium Gateway to be marketed for sale to a third party; provided, however, that (a) such a sale may occur only if such marketing and sales effort results in a sales price and other material terms that are acceptable to both MPG and the MOF Interest Acquirer, and (b) if such a sale has not been so consummated by the Closing, Stadium Gateway shall continue to be owned (indirectly) by the Company as of and following the Closing and MPG and the MOF Interest Acquirer shall continue to market Stadium Gateway for sale until such time as either (i) the marketing and sales effort results in a sales price and other material terms that are acceptable to both MPG and the MOF Interest Acquirer, and Stadium Gateway is sold or (ii) MPG and the MOF Interest Acquirer mutually agree (each

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agreeing to act reasonably) to cease the marketing and sales effort. The Parties further acknowledge and agree that, if and to the extent any such sale shall occur in accordance with the terms of this Section 17, Eastdil Secured shall be entitled to a 1.0% brokerage fee which shall be paid by the Company in connection with such sale at the closing thereof, and closing costs to be paid by the seller in connection with such sale (as set forth in the governing purchase and sale agreement with respect thereto) shall be deducted from the sales price and borne by the Company. MPG acknowledges and agrees that it shall not be entitled to any disposition fee relating to a sale of Stadium Gateway to a third party, whether the same occurs prior to, on or following the Closing Date. The provisions of this Section 17 shall expressly survive the Closing.
18.    Cerritos Corporate Center Agreements. MPG and Beacon acknowledge and agree that Cerritos Corporate Center shall continue to be owned by Cerritos Corporate Center Owner as of and following the Closing and that such ownership shall continue until such time as (a) the indebtedness currently encumbering such Property matures and becomes due and payable in accordance with the debt instruments relating thereto, whereupon any plans regarding the refinancing or disposition of such Property shall be formulated and agreed upon in accordance with the terms of the Third Amended and Restated LLC Agreement, or (b) such Property is sold or otherwise disposed of prior to such maturity (including by transferring such Property to the holder of such indebtedness). In the event of a sale or disposition of Cerritos Corporate Center prior to its debt maturity as contemplated under clause (b) above, Beacon shall (or shall cause the MOF Interest Acquirer to) pay to MPG, at the closing of such sale or disposition, an amount equal to Three Hundred Thirty Thousand Dollars ($330,000) (the “Minimum Payout”) less any distributions in respect of such Property received by MPG in accordance with the Third Amended and Restated LLC Agreement relating to the period of time from the Closing until the closing of such sale or disposition (such period, the “Cerritos Measurement Period”). For purposes of clarity, nothing contained in the foregoing sentence is intended to alter the Parties’ rights to receive any and all distributions in accordance with the terms of the Third Amended and Restated LLC Agreement. To the extent MPG receives any distributions during the Cerritos Measurement Period that are attributable to Cerritos Corporate Center and that (in the aggregate) exceed the Minimum Payout, MPG shall be entitled to retain all such amounts. MPG and Beacon acknowledge and agree that MPG shall be entitled to a disposition fee payable by the Company (the “Cerritos Disposition Fee”) in the event that Cerritos Corporate Center is sold to a third party after the Closing (but, expressly excluding any sale to the lender or servicer for Cerritos Corporate Center (or any designee of any such lender or servicer) as a result of foreclosure or any transfer in lieu thereof), to the extent provided in the Third Amended and Restated LLC Agreement. Notwithstanding anything to the contrary contained in the Third Amended and Restated LLC Agreement, no cost, fee or expense shall be payable by MPG, the Company (other than the Cerritos Disposition Fee) or Cerritos Corporate Center Owner in connection with any such sale or disposition, it being understood and agreed that Beacon shall (or shall cause the MOF Interest Acquirer to) be fully responsible for the Company’s and/or Cerritos Corporate Center Owner’s share of all such costs, fees, or expenses (other than the Cerritos Disposition Fee). The provisions of this Section 18 shall expressly survive the Closing.
19.    One California Plaza Future Funding Loan. MPG and Beacon acknowledge and agree that One California Plaza shall continue to be owned by One Cal Plaza Owner as of and following the Closing. Beacon agrees to use Required Diligent Efforts and MPG agrees to

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reasonably cooperate in good faith with Beacon to obtain the agreement of Metropolitan Life Insurance Company, a New York corporation (“MetLife”), to allow One Cal Plaza Owner to retain the ability, after the Closing, to draw down upon the Future Funding Loan (as such term is defined in, and such loan is evidenced by, that certain Loan and Escrow Agreement, dated as of June 29, 2011, by and between One Cal Plaza Owner, as borrower, and MetLife, as lender). Notwithstanding anything to the contrary contained in the LLC Agreement, no costs, fees or expenses shall be payable by MPG, the Company or One Cal Plaza Owner (other than the fees of any attorneys engaged by and for any such party) in connection with Beacon’s employment of such Required Diligent Efforts or the agreement by MetLife which may result therefrom (it being understood and agreed by Beacon that it shall be fully responsible for all such costs, fees or expenses). Beacon agrees to indemnify, defend and hold harmless MPG from and against any third party claims arising from or in connection with MPG’s cooperation under this Section 19, except to the extent arising from or in connection with MPG’s gross negligence or willful misconduct. Notwithstanding the foregoing or anything set forth herein or in the Implementing Agreements to the contrary, obtaining such agreement by MetLife with respect to the Future Funding Loan shall not be a part of the Closing Consents Condition or a condition to the Closing. The provisions of this Section 19 shall expressly survive the Closing.
20.    MPG Employees. Beacon will endeavor to minimize MPG’s separation costs for employees at Wells Fargo Center and San Diego Tech Center. On or before the Closing, Beacon shall interview and consider causing the third party property manager that is engaged by Beacon (or its applicable Affiliate) to manage Wells Fargo Center and/or San Diego Tech Center, as applicable, to offer employment of a substantially similar position and role at Wells Fargo Center or San Diego Tech Center, as applicable, to each individual listed on Schedule 3 hereto.
21.    Effectiveness of Existing Agreements; Acknowledgement of Annual Plan Delivery.
(a)    MPG, MOF and Beacon acknowledge and agree that, except as specifically modified by this Agreement with respect to the period prior to the Closing, and until the Closing, each of (a) the LLC Agreement and (b) that certain Property Management and Leasing Agreement, made as of January 5, 2006 (the “Existing Property Management Agreement”), by and among the Company, various subsidiaries of the Company, and MPG, shall remain effective in accordance with their respective terms.
(b)    Notwithstanding anything to the contrary contained in the LLC Agreement and/or the Existing Property Management Agreement (including, without limitation, pursuant to Section 3 thereof), MOF and Beacon each hereby acknowledge and agree that MPG, in its capacity as manager under the Existing Property Management Agreement, shall have no obligation to deliver to the Company or any other Person the Annual Plan (as such term is defined in the Existing Property Management Agreement) with respect to San Diego Tech Center or Wells Fargo Center until the date that such Annual Plan is actually required to be delivered to the lender for San Diego Tech Center or Wells Fargo Center, as applicable (each such date, the “Required Annual Plan Delivery Date”). MOF hereby waives any claim or objection that it has under the LLC Agreement or otherwise arising from the fact that the Annual Plans with respect to San Diego Tech Center and Wells Fargo Center have not been delivered to

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the Company as of the date hereof and will not be delivered to the Company prior to the Required Annual Plan Delivery Dates.
22.    Leasing Commissions Payable to MPG after the Closing. Notwithstanding anything to the contrary contained in this Agreement, the Amended and Restated Property Management Agreement or any of the Implementing Agreements, the obligation of the Company or any Property Owning Entity to pay to MPG leasing commissions in accordance with the Existing Property Management Agreement with respect to any new or renewal lease at any Property that is originated by MPG prior to the Closing (including by virtue of any discussion, proposal or negotiation with any new or existing tenant) and listed on a schedule certified by MPG (the “Leasing Prospects Schedule”), and delivered to Beacon and MOF no later than the Closing Date, but for which a lease is executed and effective after the Closing, shall expressly survive the Closing. The provisions of this Section 22 shall expressly survive the Closing.
23.    Survival of Representations and Warranties. The respective representations and warranties of the Parties hereto, as set forth in this Agreement, shall expressly survive the Closing for a period of six (6) months.
24.    Remedies.
(a)     Each of MPG, MOF and Beacon acknowledges and agrees that, in the event that the Framework Transactions shall fail to be consummated on or before the Outside Closing Date in accordance with the terms of this Agreement and this Agreement terminates in accordance with the terms hereof (in each case, for the purposes of this Section 24, a “Termination”) due to a material default by Beacon in the performance of its obligations hereunder, then:
ESCROW AGENT SHALL RELEASE TO MPG THE DEVELOPMENT RIGHTS DEPOSIT IN ACCORDANCE WITH THE TERMS HEREOF AND MPG SHALL BE RELEASED FROM ANY OBLIGATION TO RETURN THE SAME TO BEACON. BEACON AND MPG ACKNOWLEDGE THAT MPG’S ACTUAL DAMAGES IN THE EVENT THAT THE FRAMEWORK TRANSACTIONS ARE NOT CONSUMMATED WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. THEREFORE, BY SEPARATELY EXECUTING THIS SECTION 24(a), BEACON AND MPG ACKNOWLEDGE THAT THE DEVELOPMENT RIGHTS DEPOSIT HAS BEEN AGREED UPON, AFTER NEGOTIATION, AS BEACON AND MPG’S REASONABLE ESTIMATE OF MPG’S DAMAGES AND AS MPG’S EXCLUSIVE REMEDY UNDER THIS AGREEMENT, AT LAW OR IN EQUITY, AGAINST BEACON IN THE EVENT THE CLOSING OF THE FRAMEWORK TRANSACTIONS DOES NOT OCCUR, INCLUDING ANY RIGHT IN EQUITY TO SEEK SPECIFIC PERFORMANCE OF THIS AGREEMENT, AND IS NOT INTENDED AS A FORFEITURE OR PENALTY, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO MPG. NOTWITHSTANDING THE FOREGOING, IN NO EVENT SHALL THIS SECTION 24(a) LIMIT THE DAMAGES RECOVERABLE UNDER EACH PSA BY THE SELLER (AS SUCH TERM IS DEFINED THEREUNDER). BY THEIR SEPARATELY EXECUTING THIS SECTION 24(a), BEACON AND MPG ACKNOWLEDGE THAT THEY HAVE READ

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AND UNDERSTOOD THE ABOVE PROVISION COVERING LIQUIDATED DAMAGES, AND THAT EACH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION AT THE TIME THIS AGREEMENT WAS EXECUTED.

MPG’S INITIALS	BEACON’S INITIALS

/s/ JLA	/s/ JB

(b)    Each of MPG, MOF and Beacon acknowledges and agrees that in the event that a Termination occurs due to a material default by MOF in the performance of its obligations hereunder, then Escrow Agent shall (i) promptly after the occurrence of such default and Termination, return to Beacon the Development Rights Deposit less the amount necessary to pay and/or reimburse MPG and the Company for all attorneys’ fees, charges and disbursements and other costs incurred by MPG or the Company in connection with the negotiation and execution of this Agreement, the Implementing Agreements and/or the attempted consummation of the Framework Transactions (the “Expense Reimbursement”) and (ii) remit to MPG the Expense Reimbursement. Additionally, in the event of any such default and Termination, Beacon agrees that (A) in addition to the Expense Reimbursement, Beacon shall pay to MPG (promptly following Beacon and/or any of its Affiliates receipt thereof) an amount equal to fifty percent (50%) of any fee or other payment that Beacon and/or any of its Affiliates receives from MOF and/or its Affiliates under the Charter Hall - Beacon Sale Agreement as the result of a default by MOF and/or its applicable Affiliates thereunder with respect to the Properties, including, without limitation, the three percent (3%) fee specified in Section 1.3 thereof but specifically excluding the return of any deposits (such fees or other payments which Beacon, and/or any of its Affiliates, is entitled to pursue and/or recover in the event of a default by MOF and/or its applicable Affiliates under the Charter Hall - Beacon Sale Agreement being hereinafter referred to as the “MOF Default Remedies”); provided that MPG shall not be entitled to receive any fees or payments in respect of the MOF Default Remedies if the default by MOF is a result of a sale which MPG has approved under the LLC Agreement or otherwise agreed to; provided, further, however, that Beacon acknowledges and agrees that any sale resulting from MOF’s exercise of the portfolio or project marketing and sales rights set forth in Sections 9.1, 9.2 and/or 9.3 of the LLC Agreement shall not be deemed to have been approved or otherwise agreed to by MPG for purposes of this Section 24(b), and (B) it shall have no right to purchase or otherwise acquire any of the Properties or any of the direct or indirect ownership interests therein at any time following such default and Termination.
(c)    Each of MPG, MOF and Beacon acknowledges and agrees that, in the event that a Termination occurs due to a material default by MPG in the performance of its obligations hereunder, then Escrow Agent shall, promptly after the occurrence of such Termination, return to Beacon the Development Rights Deposit and each of Beacon and MOF shall be entitled to pursue, as its sole and exclusive remedy, an action for specific performance.
(d)    Each of MPG, MOF and Beacon acknowledges and agrees that if a Termination occurs due to the failure of a closing condition under Sections 6, 7 or 8 of this Agreement other than as a result of the material default of any of the Parties, then Escrow Agent shall, promptly after the occurrence of such Termination, return to Beacon the Development

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Rights Deposit (less the Expense Reimbursement), Escrow Agent shall remit to MPG the Expense Reimbursement and none of the Parties hereto shall have any further rights or obligations under this Agreement (except to the extent that any such rights or obligations expressly survive the Termination hereof).
The provisions of this Section 24 shall expressly survive any Termination of this Agreement.
25.    Suspension of Marketing Rights. Each of MPG and MOF acknowledges and agrees that, notwithstanding anything to the contrary contained in the LLC Agreement or this Agreement, from the date hereof through March 31, 2012, neither such Party shall have any right to initiate or exercise or otherwise take any action intended to initiate or exercise any of the portfolio or project marketing and sales rights set forth in Sections 9.1, 9.2 and/or 9.3 of the LLC Agreement.
26.    Notices. Any notice or communication by any of the Parties hereto is duly given if in writing and delivered in person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the recipient’s address:
If to MPG:

c/o MPG Office Trust, Inc.
355 S. Grand Avenue, Suite 3300
Los Angeles, California 90071
Attn:     Christopher M. Norton, Jonathan Abrams
Facsimile No.: [redacted]

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
300 South Grand Avenue, Suite 3400
Los Angeles, California 90071
Attention: Rand S. April, Esq.
Facsimile No.: [redacted]

If to Beacon:

BCSP VI Portfolio Acquisition LLC
c/o Beacon Capital Partners LLC
200 State Street, 5th Floor
Boston, Massachusetts 02109
Attention: General Counsel

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If to MOF:

c/o Charter Hall Real Estate, Inc.
155 North Wacker Drive, Suite 1680
Chicago, Illinois 60606
Attention: Paul Sorensen, Ian Russell
Facsimile No.: [redacted]

with a copy to:

Mayer Brown LLP
Two Palo Alto Square, Suite 300
3000 El Camino Real
Palo Alto, California 94306
Attention: Leonard X. Rosenberg, Scott T. Buser
Facsimile: [redacted]

Each of the Parties, by notice to the other Parties hereto, may designate additional or different addresses for subsequent notices or communications.
All notices and communications will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. If a notice or communication is mailed, transmitted or sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
27.    Parties; Assignment. This Agreement shall be binding upon, and inure solely to the benefit of, the Parties hereto and their respective successors and permitted assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither this Agreement, nor any right hereunder, may be assigned by any Party hereto without the prior written consent of the other parties hereto, which consent may be withheld in each such Party’s sole and absolute discretion. Notwithstanding the foregoing or anything set forth herein to the contrary, Beacon may assign its rights and obligations under this Agreement to one or more direct or indirect wholly-owned subsidiaries of either BCSP VI U.S. Investments, L.P. and/or BCSP VI U.S. Alternative Investments, L.P. (such Affiliates of Beacon, each, a “Permitted Assignee”, and collectively, “Permitted Assignees”), upon five (5) Business Days’ prior written notice to MPG and MOF. MPG and MOF acknowledge and agree that (a) the MOF Interest Acquirer may purchase the MOF Interest and be admitted to the Company as a member, and (b) separate Permitted Assignees may (i) purchase each of Wells Fargo Center and San Diego Tech Center pursuant to the applicable PSAs and (ii) acquire the Development Rights pursuant to the Development Rights Assignment Agreement. Beacon shall in no event be released from any of its obligations under this Agreement or any of the Implementing Agreements in connection with any such assignment.

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28.    Submission to Jurisdiction. Each Party hereby (a) agrees and consents to personal jurisdiction and service and venue in any federal or state court within the City of Los Angeles in the State of California having subject matter jurisdiction, for the purpose of any action, suit or proceeding arising out of or relating to this Agreement, (b) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to venue of any such proceeding and (c) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.
29.    Entire Agreement. This Agreement and the Implementing Agreements when executed, supersede and shall supersede all prior agreements and understandings (whether written or oral) between the parties, or any of them, with respect to the subject matter hereof.
30.    GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REFERENCE TO ITS INTERNAL CONFLICTS OF LAWS PRINCIPLES.
31.    Waiver of Jury Trial. each party hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
32.    Amendment and Waiver. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by each of the parties or, in the case of a waiver, by the Party waiving compliance. No delay on the part of any Party in exercising any right, power or privileges hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any Party of any right, power or privilege, or any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.
33.    Severability. If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other Persons or circumstances. Upon such determination that any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any Person or circumstance is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are consummated to the fullest extent possible.
34.    No Third Party Beneficiaries. Nothing in this Agreement is intended or shall be construed to give any Person, other than the parties hereto, their successors and permitted assigns, any legal or equitable right, remedy or claim under or in respect of any provision of this Agreement.

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35.    Expenses. Except as otherwise expressly provided herein, each Party shall pay the costs, fees and expenses incident to its negotiation, preparation, execution, delivery and performance of this Agreement and the Implementing Agreements, including the fees and expenses of its counsel, accountants and other representatives.
36.    Definitions. The following terms used in this Agreement have the meanings given to them in this Section 36:
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.
“Applicable Law” means any decree, final determination, injunction, judgment, law, order, ordinance, regulation, rule, statute, writ or common law.
“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in Los Angeles, California, Chicago, Illinois, or Boston, Massachusetts are authorized by law, regulation or executive order to remain closed.
“Closing Consents Condition” means the requirement that Beacon and/or MOF deliver to MPG evidence reasonably satisfactory to MPG that all consents, approvals, confirmations, and/or authorizations described on Schedule 1 hereto have been obtained, granted and/or made (as applicable).
“Confidential Information” means any and all non-public information or material, whether conveyed orally or in written or electronic form, that has been or will be furnished to any Party by any other Party, including, without limitation, business plans, financial information and projections, financial plans, property and tenant information, contracts, records and other proprietary, confidential or other non-public information relating to such Party’s business. Confidential Information does not include information which (a) is or becomes publicly available other than as a result of disclosure by the Party receiving such information in connection with this Agreement, (b) the furnishing Party agrees in writing may be disclosed, (c) a Party is required to disclose by applicable law, regulation or legal process, (d) becomes available to a Party on a non-confidential basis from a Person who is not known to such Party to be otherwise bound by a confidentiality agreement covering such information, or (e) is developed by a Party separate and apart from any disclosure by another Party hereto.
“Governmental Authority” means any regional, federal, state or local legislative, executive or judicial body or agency, any court of competent jurisdiction, any department, political subdivision or other governmental authority or instrumentality, or any arbitral authority, in each case, whether domestic or foreign.
“Lien” means any mortgage, pledge, security interest, encumbrance, claim, lien (including any lien for Taxes other than Taxes not yet due and payable or being disputed in good

27

faith), lease, option, right of first refusal, easement, servitude, proxy, voting trust or agreement, transfer restriction under any shareholder or similar agreement, or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).
“Permit” means any contract or permit, license, franchise, certificate, approval or other authorization issued by any Governmental Authority.
“Person” means and includes an individual, a partnership, a joint venture, a limited liability company, a corporation, a trust, an unincorporated organization, a group, a Governmental Authority or any other entity.
“Required Diligent Efforts” means, subject to MPG’s obligation to reasonably cooperate in good faith as provided in Sections 15(a) and 19 hereof, the use by MOF and/or Beacon, as applicable, of their respective diligent, commercially reasonable efforts, at all times, and, when used in connection with the attempt to satisfy the Closing Consents Condition, the use of Required Diligent Efforts shall also include, without limitation, (i) the delivery by MOF and/or Beacon of any enforceability, non-consolidation or other legal opinions required by any lender or servicer, in each case, in form and substance reasonably acceptable to such lender or servicer, and (ii) the payment by MOF and/or Beacon of any and all costs, fees (including, without limitation, any transfer, consent or assumption fees) or expenses required by the lenders, servicers, ground lessors or other parties from whom such consents or approvals are required, but only to the extent that (A) the payment of such costs, fees or expenses is expressly provided for in the applicable agreements referenced on Schedule 1 hereto (or any related documents) or (B) if the applicable agreements listed on Schedule 1 hereto (or any related documents) do not expressly address the payment of any such costs, fees (including, without limitation, any transfer, consent or assumption fees) or expenses, the applicable lender, servicer, ground lessor or other party makes an otherwise commercially reasonable request for the payment of the same.
“Tax” or “Taxes” means (i) any federal, state, local or foreign taxes, assessments, duties, fees, levies, or other governmental charges, including taxes based on or measured by value, worth, capital, income, receipts, profits, sales or other business activity, or a tax imposed in lieu thereof, including withholding of any of the foregoing and collection of sales taxes and (ii) any interest, penalty, or addition to any of the foregoing, whether disputed or not.
37.    Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.
38.    Interpretation.
(a)    For purposes of this Agreement, the words “hereof,” “herein,” “hereby” and other words of similar import refer to this Agreement as a whole unless otherwise indicated. Whenever the singular is used herein, the same shall include the plural, and whenever the plural is used herein, the same shall include the singular, where appropriate. All terms defined herein in the singular shall have the same meaning when used in the plural; all terms defined herein in the plural shall have the same meaning when used in the singular.
(b)    With regard to each and every term and condition of this Agreement, the parties hereto understand and agree that the same have or has been mutually negotiated, prepared

28

and drafted, and that if at any time the parties hereto desire or are required to interpret or construe any such term or condition or any agreement or instrument subject hereto, no consideration shall be given to the issue of which Party actually prepared, drafted or requested any term or condition of this Agreement.
(c)    All references herein to Sections, subsections, paragraphs, subparagraphs, clauses, schedules and exhibits shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.
(d)    All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.
(e)    The words “include” and “including” and variations thereof shall not be deemed terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”
(f)    Any accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles and practices as in effect from time to time in the United States of America, consistently applied.
39.    Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic image scan shall be effective as delivery of a manually executed counterpart of this Agreement.
40.    Attorneys’ Fees. In the event that any Party hereto brings an action or proceeding against any other Party to enforce or interpret any of the covenants, conditions, agreements or provisions of this Agreement, the prevailing Party in such action or proceeding shall be entitled to recover all reasonable costs and expenses of such action or proceeding, including, without limitation, attorneys’ fees, charges, disbursements and the fees and costs of expert witnesses. The provisions of this Section 40 shall expressly survive any termination of this Agreement and/or the Closing.
41.    Payment of Outstanding MPG Fees and Reimbursables at Closing. MPG, MOF and Beacon acknowledge and agree that, on the Closing Date, the Company shall pay to MPG any and all then accrued and unpaid fees and unreimbursed expenses which MPG is entitled to receive under each of the LLC Agreement and the Existing Property Management Agreement on account of services rendered and expenses incurred by MPG thereunder during calendar year 2011 and through and including the portion of calendar year 2012 ending on the Closing Date. To the extent necessary, all such fees and expenses shall be pro-rated to account for the actual number of days elapsed as of the Closing Date during the month in which the Closing occurs. Additionally, MOF acknowledges and agrees that, upon the occurrence of the MOF Interest Transfer and thereafter, MOF shall have no remaining interest in the Company, no amounts shall be due or payable to MOF by, or in respect of, the Company, and MOF shall have no rights to receive any distributions or other payments (it being understood and agreed that MOF shall not be entitled to any reconciliation of the books or records of the Company at any time after the date hereof). The provisions of this Section 41 shall expressly survive the Closing.

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42.    Confidentiality.
(a)    Each Party acknowledges and agrees, on behalf of itself and its agents, employees, contractors, consultants, advisors, investment bankers, investors, partners and attorneys (collectively, “Representatives”), that, prior to the Closing, all Confidential Information made available to such Party and/or its Representatives by or on behalf of another Party pursuant to this Agreement or any of the Implementing Agreements shall be kept confidential and shall not be disclosed except to such Party’s Representatives, lenders (if any) and title company personnel, with a need to know in connection with effecting the Framework Transactions and/or the transactions described under Sections 17 and 18 hereof, provided that such Party shall inform all such Persons receiving such Confidential Information of the confidentiality requirement and (to the extent within such Party’s control) cause such confidence to be maintained. Each Party agrees to provide to the other Parties, for review and consultation, but not approval, a copy of any press release regarding such transactions prior to its issuance. Each Party agrees to be responsible for, and to pay to each other Party (as applicable) the amount of, any actual loss, cost, damage or expense incurred by such Party as a result of a breach of any of the foregoing by any Party or its Representatives. Without prejudice to any rights and remedies otherwise available to any Party, each Party will be entitled to equitable relief by way of injunction in connection with any breach of this Section 42 by any other Party. No failure or delay by any Party in exercising any right, power or privilege under this Section 42 will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege under this Section 42.
(b)    In furtherance of the foregoing, each Party acknowledges and agrees that (i) it is aware that MPG Office Trust, Inc., and Charter Hall Office REIT (Affiliates of MPG and MOF, respectively) are publicly traded companies, and the securities laws of such companies’ respective countries of origin prohibit any Person that has material nonpublic information about a company from purchasing or selling securities of such company, or from communicating such information to any other Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell such securities, and (ii) notwithstanding the foregoing provisions of this Section 42 to the contrary, MPG Office Trust, Inc., and Charter Hall Office REIT shall be permitted to disclose or announce the existence of this Agreement and the material terms hereof as and when required by the respective securities exchange and regulatory requirements applicable to such companies.
(c)    The provisions of this Section 42 shall expressly survive any termination of this Agreement and/or the Closing.
43.    Non-Imputation of Knowledge Regarding Charter Hall - Beacon Sale Agreement. MPG, MOF and Beacon hereby acknowledge and agree that, notwithstanding anything to the contrary contained in this Agreement or any of the Implementing Agreements, other than in connection with MPG’s evaluation of the terms and conditions of the MOF Default Remedies, under no circumstances shall MPG be deemed to have any knowledge of the contents of the Charter Hall - Beacon Sale Agreement, including without limitation, regarding the conditions relating to the closing of the MOF Interest Transfer contained therein, or any of the negotiations or discussions relating thereto (it being understood and agreed that MPG is not a party to the Charter Hall - Beacon Sale Agreement and has no obligations thereunder or with respect thereto).

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44.    Time is of the Essence. Time is of the essence with respect to all provisions in this Agreement.
[Signature Pages Follow]

31

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first written above.

MPG: MPG OFFICE, L.P.,
a Maryland limited partnership

By:	MPG Office Trust, Inc.,
a Maryland corporation
its general partner

	By:	/s/ JONATHAN L. ABRAMS
Name: Jonathan L. Abrams
Title: SVP & General Counsel

[Additional Signature(s) Follow]

(Framework Agreement Signature Page)

MOF: MACQUARIE OFFICE II LLC,
a Delaware limited liability company

By:	Macquarie Office (US) Corporation,
a Maryland corporation,
its member

	By:	/s/ PAUL SORENSEN
Name: Paul Sorensen
Title: President

By:	Macquarie Office (US) No 2 Corporation,
a Minnesota corporation,
its member

	By:	/s/ PAUL SORENSEN
Name: Paul Sorensen
Title: President

[Additional Signature(s) Follow]

(Framework Agreement Signature Page)

BEACON: BCSP VI PORTFOLIO ACQUISITION LLC,
a Delaware limited liability company

By:	BCSP VI U.S. Alternative Investments, L.P.,
a Delaware limited partnership,
its member and manager

	By:	BCSP VI Portfolio, Inc.,
a Maryland corporation,
its sole general partner

		By:	/s/ JEFFREY D. BROWN
Name: Jeffrey D. Brown
Title: Managing Director

By:	BCSP VI U.S. Investments, L.P.,
a Delaware limited partnership,
its member and manager

	By:	BCSP REIT VI, Inc.,
a Maryland corporation,
its sole general partner

		By:	/s/ JEFFREY D. BROWN
Name: Jeffrey D. Brown
Title: Managing Director

(Framework Agreement Signature Page)

Schedule 1

Consents

[Intentionally Omitted]

Schedule 2

List of Operating Agreements

[Intentionally Omitted]

Schedule 3

MPG Employees

[Intentionally Omitted]

Exhibit A

FORM OF ASSIGNMENT AND ASSUMPTION OF LLC INTEREST

[Intentionally Omitted]

Exhibit B

FORM OF DEVELOPMENT RIGHTS ASSIGNMENT AGREEMENT

[Intentionally Omitted]

Exhibit C

FORM OF FEE TERMINATION AGREEMENT

[Intentionally Omitted]

Exhibit D

FORM OF THIRD AMENDED AND RESTATED LLC AGREEMENT

(see attached)

THIRD AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT

of

MPG BEACON VENTURE, LLC,
a Delaware limited liability company
(f/k/a Maguire Macquarie Office, LLC)

by and among

MPG VENTURE MANAGER, LLC,
a Delaware limited liability company
(f/k/a Maguire MO Manager, LLC)

BCSP VI MMO, LLC,
a Delaware limited liability company

and

MPG OFFICE, L.P.,
a Maryland limited partnership

Dated as of [_______________ __], 2012

Exhibit A     MPG Agreements

Exhibit B    Projects
Exhibit C    Capital Account Balances
Exhibit D    Insurance Guidelines

THIRD AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF MPG BEACON VENTURE, LLC,
a Delaware limited liability company

THIS THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF MPG BEACON VENTURE, LLC, a Delaware limited liability company (f/k/a Maguire Macquarie Office, LLC) (the “Company”), dated as of [______________ __], 2012 (the “Agreement”), is entered into by and among MPG VENTURE MANAGER, LLC, a Delaware limited liability company (f/k/a Maguire MO Manager, LLC, the “Manager”), BCSP VI MMO, LLC, a Delaware limited liability company (“Beacon”), MPG OFFICE, L.P., a Maryland limited partnership (“MPG”), and such other Members as may be admitted from time to time in accordance with the terms of this Agreement.
WHEREAS, MPG and Macquarie Office II LLC, a Delaware limited liability company (“MOF”), Beacon’s predecessor-in-interest, previously entered into a Limited Liability Company Agreement, dated as of October 26, 2005 (the “Original Agreement”), with respect to the Company, which Original Agreement was first amended and restated by agreement dated as of January 5, 2006 (the “First Amended and Restated Agreement”), and which First Amended and Restated Agreement was again amended and restated by agreement dated as of November 30, 2007, and further amended by an amendment dated as of February 9, 2010, a letter agreement dated as of March 18, 2011, and a letter agreement dated as of June 29, 2011 (as so amended, collectively, the “Second Amended and Restated Agreement”);
WHEREAS, MOF has assigned its entire interest in the Company to Beacon and, in connection therewith, Maguire Macquarie Management, LLC, a Delaware limited company (“Asset Manager”) will no longer be providing asset management services to the Company; and
WHEREAS, MPG, Manager and Beacon now desire to further amend and restate the Second Amended and Restated Agreement in its entirety for the purposes of admitting Beacon to the Company as a Member thereof, removing the Asset Manager and making certain other revisions as more fully reflected herein with respect to the management and operation of the Company.
NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend and restate the Second Amended and Restated Agreement in its entirety as follows:
ARTICLE I
DEFINED TERMS
Section 1.1    General Definitions. The following terms used in this Agreement, unless the context otherwise requires, shall have the meanings specified in this Section 1.1:
“AAA” has the meaning set forth in Section 6.3(a).

“Act” means the Delaware Limited Liability Company Act, codified in Delaware Code Annotated, Title 6, Chapter 18, Sections 18-101, et seq., as the same may be amended from time to time.
“Additional Capital Contributions” means contributions to the capital of the Company that may be made from time to time by the Members in accordance with Section 3.2.
“Adjusted Capital Account” means, with respect to any Member, the balance, if any, in such Member’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:
(a)    Credit to such Capital Account any amounts that such Member is obligated to restore or is deemed to be obligated to restore pursuant to the penultimate sentences in Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and
(b)    Debit to such Capital Account the items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6).
The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.
“Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Adjusted Capital Account as of the end of the relevant Fiscal Year.
“Affiliate” means, when used with reference to a specified Person, any Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the specified Person, provided that Beacon (and its Affiliates) and MPG (and its Affiliates) shall not be deemed Affiliates of the Company or of each other, and the Manager (and its Affiliates) shall not be deemed an Affiliate of the Company or Beacon (and its Affiliates). For this purpose, “control” when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling”, “controlled by” and “under common control with” shall have correlative meanings.
“Affiliate Merger” has the meaning set forth in the definition of “Change of Control.”
“Agreed Membership Interest Price” has the meaning set forth in Section 9.2(a)(iv).
“Agreed Portfolio Price” has the meaning set forth in Section 9.2(a)(iv).
“Agreed Project Price” has the meaning set forth in Section 9.3(a).
“Agreement” means this Third Amended and Restated Limited Liability Company Agreement, as amended or otherwise modified in writing from time to time.

“Annual Plan(s)” has the meaning set forth in the Property Management Agreement.
“Approved Accountant” means PriceWaterhouseCoopers LLC, KPMG LLP, Deloitte & Touche LLP, Ernst & Young LLP or such other firm of independent certified public accountants upon which the Members mutually agree and subsequently select for the purpose of preparing the tax returns and financial reports for the Company.
“Approved Counsel” means Skadden, Arps, Slate, Meagher & Flom LLP, Gilchrist & Rutter or such other law firm upon which the Members mutually agree and subsequently select for the purpose of providing legal counsel to the Company.
“BCP VI” means Beacon Capital Strategic Partners VI, L.P., a Delaware limited partnership.
“Business Day” means any day other than Saturday, Sunday and any other day on which banks are allowed or required by law to close in Los Angeles, California. See also Section 10.11 (last sentence).
“Call” has the meaning set forth in Section 3.2(b).
“Capital Account” means, with respect to a Member, the account maintained for such Member pursuant to Section 3.3, increased or decreased as provided in Section 3.3(b).
“Capital Contributions” means, with respect to a Member, the total amount of money and the value agreed by the Members at the time of contribution of any property (other than money) contributed to the Company by such Member pursuant to the terms of this Agreement.
“Capital Expenditures” means costs incurred for or in connection with repairs, upgrades or improvements to a Project that are undertaken by the Company or in connection with acquisitions of Projects by the Company or any Project Level Entity and that should be capitalized under generally accepted accounting principles in the United States.
“Capital Events” means the Sale or Refinancing of all or a part of a Project or casualty damage to or condemnation of all or a part of a Project.
“Capital Plan(s)” has the meaning set forth in the Property Management Agreement.
“Cash Flow from Operations” means, for any period, the excess of (a) cash receipts of every kind from the Projects, including, but not limited to, Net Proceeds from Capital Events, receipts from rental of space of every kind; recoveries from tenants for common area maintenance, taxes and other expenses; license, lease and concession fees and rentals (not including gross receipts of licensees, lessees and concessionaires); proceeds, if any, from business interruption or other loss of income insurance; and any reductions in Reserves agreed to by the Members; over (b) Operating Expenses, Capital Expenditures, Company Expenses and any additions to Reserves agreed to by the Members for the same period (in each case, without duplication). Cash Flow from Operations shall not be deemed to include (i) payments received as deposits until such funds are actually applied as part of the rentals, fees or charges due and (ii) Capital Contributions.

“Certificate” means the Company’s Certificate of Formation filed in the Office of the Secretary of State of the State of Delaware pursuant to the Act.
“Change of Control” of a Member means:
(a)    With respect to MPG, (i) MPG REIT or one of its subsidiaries ceases to be the general partner of MPG, except as a result of, or in connection with, an Affiliate Merger described in paragraph (c) below, (ii) MPG REIT ceases to own, directly or indirectly, a majority of the stock, limited liability company interests, partnership interests or other equity interests of MPG or the Manager except as a result of, or in connection with, an Affiliate Merger described in paragraph (c) below, (iii) a majority of the directors of MPG REIT consists of individuals who are not Continuing Directors, or (iv) any other transaction which results in a change of Control of MPG;
(b)    With respect to Beacon, BCP VI ceases to own, directly or indirectly, a majority of the stock, limited liability company interests, partnership interests or other equity interests of Beacon, except as a result of an Affiliate Merger described in paragraph (c) below; and
(c)    Any merger, consolidation, share exchange or similar transaction in which MPG REIT or a wholly-owned subsidiary thereof, in the case of MPG, or BCP VI or a wholly-owned subsidiary thereof, in the case of Beacon, is not the surviving entity unless the merger, consolidation, share exchange or similar transaction constitutes an “Affiliate Merger.” A merger, consolidation, share exchange or similar transaction shall constitute an “Affiliate Merger” if the holders of common equity of MPG REIT or a wholly-owned subsidiary thereof, in the case of MPG, or BCP VI or a wholly-owned subsidiary thereof, in the case of Beacon, own directly or indirectly, in substantially the same proportions as their ownership of such common equity immediately prior to such merger, consolidation, share exchange or similar transaction, more than fifty percent (50%) of the combined voting power of the then-outstanding common equity entitled to vote generally in the election of directors, managers or trustees, as the case may be, of the entity resulting from such merger, consolidation, share exchange or similar transaction.
“Code” means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provision of any succeeding law).
“Company” has the meaning set forth in the preamble to this Agreement.
“Company Expenses” means costs and expenses paid or incurred by the Company in the conduct of the business of the Company and its subsidiaries that are not Operating Expenses and are not directly attributable to a particular Project or Projects, including without implied limitation, (a) expenses incidental to the transfer, servicing and accounting for the Company’s cash, including charges of depositories and custodians; (b) expenses incurred in connection with any tax audit, investigation or settlement of the Company; (c) expenses of liquidating the Company; (d) taxes, fees and other governmental charges payable by the Company; (e) administrative expenses of the Company; (f) the cost of legal, accounting and other professional expenses of the Company; and (g) insurance and the principal and interest under any debt of the Company to the extent such insurance, principal and interest do not constitute an

Operating Expense. Expenses directly attributable to a specific Project or Project Level Entity shall be allocated to such Project as “Operating Expenses.”
“Company Minimum Gain” means the amount determined by computing with respect to each Nonrecourse Liability of the Company the amount of income or gain, if any, that would be realized by the Company if it disposed of the property securing such Nonrecourse Liability in full satisfaction thereof and by then aggregating the amount so computed, as provided in Treasury Regulations Section 1.704-2(d).
“Competitive Information” means, collectively, any information of any kind, written or verbal (including, without limitation, any proprietary or Confidential Information), pertaining to the terms or status of any proposals, discussions or negotiations with any then-current or prospective tenant for space at any Project that is subject to this Agreement to the extent that the Property Manager has a commercially reasonable basis to believe (and the Manager notifies Beacon of the same) that such then-current or prospective tenant is also considering or has expressed an interest in potentially leasing space at any Class-A office property located in the Downtown area of the City of Los Angeles, California that is not owned (directly or indirectly) by the Company and is owned (directly or indirectly) by Beacon or any of its Affiliates (excluding the Company and the Project Level Entities).
“Confidential Information” means, collectively, any and all information of any kind, written or verbal (including, without limitation, any proprietary information), pertaining to any real property that is not owned (directly or indirectly) by the Company and that is owned or managed (directly or indirectly) by MPG REIT or any of its Affiliates (including, without limitation, any information pertaining to any then-current or prospective lease with any then-current or prospective tenant of any such real property).
“Consent” means a prior written consent of a Person, which may be withheld for any reason in the sole discretion of such Person unless expressly provided to the contrary in this Agreement.
“Continuing Director” with respect to any Person, means an individual (i) who was a director or trustee of such Person on the date of this Agreement or (ii) who becomes a director or trustee of such Person subsequent to the date of this Agreement and whose election or nomination for election is approved by a vote of at least a majority of the directors or trustees then comprising the Continuing Directors of such Person, in which case such Person shall thereafter be deemed a “Continuing Director.”
“Contributing Member” has the meaning set forth in Section 3.2(c).
“Contribution Deficiency” has the meaning set forth in Section 3.2(c).
“Control” shall mean, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, by contract or otherwise, and the terms “Controlled”, “Controlling” and “Common Control” shall have correlative meanings.
“Default Date” has the meaning set forth in Section 3.2(c).

“Defaulting Portfolio Buyer” has the meaning set forth in Section 9.2(b).
“Defaulting Project Buyer” has the meaning set forth in Section 9.3(b).
“Defaulting Member” has the meaning set forth in Section 7.2(a).
“Depreciation” means for each Fiscal Year or other period, an amount equal to the federal income tax depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by all the Members.
“Determination means the final determination of the arbitrator (or panel of arbitrators) under the dispute resolution process set forth in Section 12.13 of the Property Management Agreement (provided that for disputes relating to any agreement other than the Property Management Agreement, such arbitration shall be non-binding). The parties agree that they shall use their good faith efforts to complete such dispute resolution process within six months from the beginning of the dispute resolution process.
“Dispute” has the meaning set forth in Section 6.3(c).
“Emergency Expenditures” has the meaning set forth in Section 6.1(c).
“Fair Market Value” means, as to any asset, the most probable price which such asset should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently, knowledgeably and assuming the price is not affected by undue stimulus.
“Final Portfolio Non-Purchasing Member” has the meaning set forth in Section 9.2(b).
“Final Portfolio Purchasing Member” has the meaning set forth in Section 9.2(a)(iv).
“Financing” means (a) any secured or unsecured debt financing or borrowing or assumption of debt, including any refinancing of existing debt, by the Company or any Project Level Entity and (b) any sale and leaseback transaction by the Company or any Project Level Entity.
“First Portfolio Election Period” has the meaning set forth in Section 9.2(a)(ii).
“First Project Election Period” has the meaning set forth in Section 9.3(a).
“Fiscal Quarter” means each of the calendar quarters comprising the Company’s Fiscal Year.

“Fiscal Year” means the fiscal year of the Company commencing January 1 and ending on December 31 of each calendar year; provided, that the first (1st) Fiscal Year of the Company commenced on the date of the First Amended and Restated Agreement.
“Gross Asset Value” means with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:
(a)    The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the agreed value of such asset, as determined by all the Members, unless required to be determined in some other manner in this Agreement; the agreed Gross Asset Values of the Projects currently owned by the Company as of the date of their acquisition by the Company are set forth on Exhibit B attached hereto;
(b)    The Gross Asset Values of all Company assets shall be adjusted to equal their respective Fair Market Values (exclusive of liabilities), as of the following times: (i) the acquisition of an additional limited liability company interest in the Company by any new or existing Member in exchange for more than a de minimis capital contribution; (ii) the distribution by the Company to a Member of more than a de minimis amount of property as consideration for the redemption of a limited liability company interest in the Company; and (iii) the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses (i) and (ii) above shall be made only if all the Members reasonably determine that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company;
(c)    The Gross Asset Value of any Company asset distributed to any Member shall be adjusted to equal the Fair Market Value (exclusive of liabilities) of such asset on the date of distribution as determined by the Members; and
(d)    The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this paragraph (d) to the extent all the Members determine that an adjustment pursuant to paragraph (b) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph (d).
If the Gross Asset Value of an asset has been determined or adjusted pursuant to paragraph (a), (b), or (d) above, such Gross Asset Value shall thereafter be adjusted by subtracting the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses after the effective date of such determination or adjustment.
“Highest Portfolio Bid” has the meaning set forth in Section 9.2(a)(iii)(A).
“Highest Portfolio Bidder(s)” has the meaning set forth in Section 9.2(a)(iii)(A).
“Highest Project Bid” has the meaning set forth in Section 9.3(a).

“Highest Project Bidder” has the meaning set forth in Section 9.3(a).
“Insurance Guidelines” means the guidelines and criteria for insurance coverage for the Company and its operations, established from time to time pursuant to Section 6.2. The initial Insurance Guidelines approved by the Members are attached hereto as Exhibit D.
“Intended Sale Notice” has the meaning set forth in Section 9.1(c).
“Intended Sale Terms” has the meaning set forth in Section 9.1(c).
“IRS” has the meaning set forth in Section 4.8(b).
“Liquidator” has the meaning set forth in Section 7.4(a).
“Lockout Date” means the date that is the third (3rd) anniversary of the date of this Agreement.
“Major Decisions” has the meaning set forth in Section 6.2.
“Major Lease” means a lease (a) for one full floor or more; (b) for 35,000 square feet or more of rentable area at any Project; (c) with an initial term of greater than ten years; or (d) for 10,000 square feet or more of rentable area at any Project that includes financial terms that result in a minimum AFRE (as defined in Exhibit B to the Property Management Agreement) that is ten percent (10%) or more below the minimum AFRE specified by the leasing guidelines set forth in the then applicable Annual Plan for such Project.
“Manager” means the person designated under this Agreement to act as manager of the Company. The initial Manager shall be MPG Venture Manager, LLC, a Delaware limited liability company. The Manager need not be a Member.
“Material Adverse Effect” means a material adverse effect on the business, properties or assets of the Company and its subsidiaries, taken as a whole.
“Material Breach” shall be deemed to have occurred as to any Person upon a Determination that an act by such Person has resulted in a breach of a material term or provision of this Agreement or the Property Management Agreement that has had, or is reasonably anticipated to have, a Material Adverse Effect on the Company.
“Matured Event of Default” has the meaning set forth in Section 7.2(a).
“Member Nonrecourse Debt” means any Nonrecourse Liability for which a Member or a related Person bears the economic risk of loss within the meaning of Treasury Regulations Section 1.704-2(b)(4).
“Member Nonrecourse Deductions” means any and all items of loss, deduction or expenditure (described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulations Section 1.704-2(i)(2), are attributable to a Member Nonrecourse Debt.

“Members” means, collectively, MPG and Beacon and such other Members as may be admitted from time to time in accordance with Section 6.2(k). Reference to a “Member” shall be to one of the Members. For the avoidance of doubt, the Manager shall not be deemed a Member solely as a result of its position as manager of the Company.
“Membership Interest” means the entire limited liability company interest of a Member in the Company at any particular time, including the right of such Member to any and all benefits to which a Member may be entitled as provided in this Agreement (without giving effect to such Member’s rights under any documents which are incorporated by reference into this Agreement), together with the obligations of such Member to comply with all the terms and provisions of this Agreement (without giving effect to such Member’s rights under any documents which are incorporated by reference into this Agreement).
“Minimum Gain Attributable to Member Nonrecourse Debt” means that amount determined in accordance with the principles of Treasury Regulations Section 1.704-2(i)(3), (4) and (5).
“MOF” has the meaning given to such term in the recitals to this Agreement.
“MPG” has the meaning set forth in the preamble to this Agreement.
“MPG Agreements” means the agreements set forth on Exhibit A and any other agreement that may be entered into after the date of this Agreement between (a) the Company or any Project Level Entity, on the one hand, and (b) MPG or any Affiliate of MPG, on the other hand.
“MPG REIT” means MPG Office Trust, Inc., a Maryland corporation.
“Net Proceeds from Capital Events” means all cash receipts received by the Company or a Project Level Entity arising from Capital Events less (a) the normal and reasonable costs and expenses paid or to be paid by the Company in connection with such Capital Events, including, without limitation, all commitment fees, hedging costs, appraisal fees, title insurance premiums, survey costs, escrow fees, transfer taxes, broker’s commissions and attorneys’ and other professional fees; (b) the amount of cash required by any lender or other creditor to be applied to the payment of debts and obligations of the Company or a Project Level Entity in or as a result of such Capital Events; and (c) all amounts paid to improve a Project or for any other purpose to satisfy conditions to or established in connection with such Capital Event or by the applicable purchaser of the Project or provider of Refinancing.
“New Project” means a Project that is not owned by the Company as of the relevant time. A “New Project” shall be considered a “Project” after its acquisition by the Company.
“Non-Contributing Member” has the meaning set forth in Section 3.2(c).
“Non-Transferring Member” has the meaning set forth in Section 9.1(c)
“Nonrecourse Deductions” has the meaning set forth in Treasury Regulations Section 1.704-2(b)(1).

“Nonrecourse Liability” means any liability of the Company treated as a nonrecourse liability under Treasury Regulations Section 1.704-2(b)(3).
“Notification” means a written notice or any other written communication, containing the information required or permitted by this Agreement to be communicated to a Member or to the Manager, sent to the addresses set forth in Section 10.14 by a reputable international courier, e-mail (if receipt is confirmed), telecopy (if receipt is confirmed) or by hand delivery and shall be deemed given when received if it is sent by courier and concurrently upon sending an e-mail or telecopy transmission if sent before or during business hours of the recipient and if not so sent, on the following Business Day so long as the confirmation specified above is timely received.
“One Cal Plaza Loan” means the loan in an aggregate principal amount of up to $160,000,000, made by Metropolitan Life Insurance Company to Maguire Properties-One Cal Plaza, LLC, secured by a lien on the One Cal Plaza Project and consisting of (i) a loan in the principal amount of $140,000,000, and (ii) a loan in the principal amount of up to $20,000,000.
“One Cal Plaza Project” means the Project owned by Maguire Properties - One Cal Plaza, LLC.
“Operating Expenses” means, for any period, the sum of the following cash expenditures of the Company or a Project Level Entity relating to the operation of the Projects for such period, provided that such items would not be covered by the term “Capital Expenditures”: (a) all costs incurred in the ownership, maintenance, repair, leasing, management and operation of the Projects, including but not limited to the fees described in Section 6.5(a); (b) all other expenses related to the operation of the Projects permitted under this Agreement; and (c) payments of interest and/or principal under any debt of a Project Level Entity or secured by a Project (in each case, without duplication).
“Option Notice” has the meaning set forth in Section 9.1(c).
“Option Notice Date” has the meaning set forth in Section 9.1(c)(i).
“Percentage Interest” means each Member’s percentage interest in the Company which shall be 20% for MPG and 80% for Beacon.
“Person” means any individual, partnership, limited liability company, corporation, cooperative, trust, estate, government (or any branch or agency thereof) or other entity.
“PNPM Notice” has the meaning set forth in Section 9.2(a)(iii)(B)(I).
“Portfolio Bid Notice” has the meaning set forth in Section 9.2(a)(iii).
“Portfolio Earnest Money” has the meaning set forth in Section 9.2(b).
“Portfolio Initiating Member” has the meaning set forth in Section 9.2(a)(i).
“Portfolio Marketing Notice” has the meaning set forth in Section 9.2(a)(i).

“Portfolio Marketing Price” has the meaning set forth in Section 9.2(a)(i).
“Portfolio Non-Initiating Member” has the meaning set forth in Section 9.2(a)(i).
“Portfolio Non-Purchasing Member” has the meaning set forth in Section 9.2(a)(i).
“Portfolio Non-Purchasing Member’s Project Bid” has the meaning set forth in Section 9.2(a)(iii)(B)(I).
“Portfolio Purchasing Member” has the meaning set forth in Section 9.2(a)(i).
“Profit” or “Loss” means for any taxable period, an amount equal to the Company’s taxable income or loss for such taxable period determined in accordance with Section 703(a) of the Code (for this purpose all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:
(a)    Except as otherwise provided in Treasury Regulations Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Company; provided, that the amounts of any adjustments to the adjusted bases of the assets of the Company made pursuant to Section 734 of the Code as a result of the distribution of property by the Company to a Member (to the extent that such adjustments have not previously been reflected in the Members’ Capital Accounts) shall be reflected in the Capital Accounts of the Members in the manner and subject to the limitations prescribed in Treasury Regulations Section 1.704-1(b)(2)(iv)(m).
(b)    Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profit or Loss pursuant to this definition shall be added to such Profit or Loss.
(c)    The computation of all items of income, gain, loss and deduction shall be made without regard to the fact that items described in Sections 705(a)(1)(B) or 705(a)(2)(B) of the Code are not includable in gross income or are neither currently deductible nor capitalized for federal income tax purposes.
(d)    Any income, gain or loss attributable to the taxable disposition of any Company property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Company’s Gross Asset Value with respect to such property as of such date.
(e)    In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such period.
(f)    In the event the Gross Asset Value of any Company asset is adjusted pursuant to clause (b) or (c) of the definition of such term, the amount of any such adjustment shall be taken into account as gain or loss from the Sale of such asset for purposes of computing Profit and Loss.
(g)    Any items specially allocated under Section 4.2 and Section 4.3 shall not be taken into account.
“Project” means the Company’s direct or indirect leasehold or fee ownership interest in an office building, including real property, together with all improvements thereon and all real and personal property rights associated therewith (including service agreements and other contract rights), either owned by the Company or a Project Level Entity, or proposed to be owned by the Company or a Project Level Entity. The term “Project” does not include any publicly traded debt or equity securities, such as a share in a real estate investment trust. The Projects owned by the Company or a Project Level Entity as of the date hereof are set forth on Exhibit B attached hereto.
“Project Bid Notice” has the meaning set forth in Section 9.3(a).
“Project Dispute” has the meaning set forth in Section 6.3(c).
“Project Earnest Money” has the meaning set forth in Section 9.3(b).
“Project Initiating Member” has the meaning set forth in Section 9.3(a).
“Project Level Entity” means a direct or indirect wholly owned subsidiary of the Company that owns one or more Projects.
“Project Marketing Notice” has the meaning set forth in Section 9.3(a).
“Project Marketing Price” has the meaning set forth in Section 9.3(a).
“Property Management Agreement” means that certain Amended and Restated Property Management and Leasing Agreement, made as of the date hereof by and among the Company, the Property Manager and each Project Level Entity, as the same may be amended or otherwise modified from time to time.
“Property Manager” means the Person designated by the Company to manage the Projects. The initial Property Manager shall be MPG.
“Project Non-Initiating Member” has the meaning set forth in Section 9.3(a).
“Qualified Appraiser” means an MAI appraiser (a) experienced in appraising Projects in the metropolitan area of the type and value assigned to it and (b) acceptable to both Members.
“Qualified Transferee” means (together with its Affiliates) a reputable and experienced owner and operator of properties similar in size, scope, use and value to the Projects and having a consolidated net worth of not less than $300,000,000 (excluding the Projects) and commercial real estate assets (owned or under management) with a fair market value of not less than $750,000,000 (excluding the Projects) in the aggregate; provided, however, that none of the following parties shall be considered a Qualified Transferee and no transfer to any such party shall be permitted without MPG’s prior written consent (such consent to be granted or withheld in MPG’s sole discretion): (i) Brookfield Office Properties; (ii) Thomas Properties Group, Inc.; (iii) Anschutz Entertainment Group; and/or (iv) any Affiliate of any of the Persons identified in the foregoing clauses (i) through (iii).
“Refinancing” means a refinancing of Company or Project Level Entity indebtedness.
“REIT Owner” has the meaning set forth in Section 6.15(b).
“Regulatory Allocations” has the meaning set forth in Section 4.3.
“Reserves” means the amount of funds set aside for, or allocated during any period to, reserves for anticipated Company Expenses, Capital Expenditures, Operating Expenses, contingent liabilities and working capital determined by all the Members, acting reasonably, and any reserve held by any lender to the Company or any Project Level Entity.
“ROFO Closing Date” has the meaning set forth in Section 9.1(c)(ii).
“ROFO Deposit” has the meaning set forth in Section 9.1(c)(i).
“ROFO Purchase Price” has the meaning set forth in Section 9.1(c).
“ROFO Purchaser” has the meaning set forth in Section 9.1(c)(i).
“Sale” means any sale, conveyance, exchange, or other transfer or alienation of all or a portion of a Project.
“Second Portfolio Election Period” has the meaning set forth in Section 9.2(a)(iii)(B)(II).
“Second Project Election Period” has the meaning set forth in Section 9.3(a)(iii).
“Special Allocations” has the meaning set forth in Section 4.2.
“Tax Affiliate” shall mean, with respect to any Person (i) any Person that is treated as the same taxpayer as such Person, (ii) any corporation in which ten percent (10%) or more of the vote or value of stock in such corporation is owned, directly or indirectly, by such Person, (iii) any entity that is treated as a partnership for tax purposes in which an interest of ten percent (10%) or more in the assets or net profits is owned, directly or indirectly, by such Person, (iv) any Person that owns, directly or indirectly, ten percent (10%) or more of the vote or value of stock in such Person if such Person is a corporation, or ten percent (10%) or more in the assets or net profits of such Person if such person is a partnership for tax purposes, and (v) any Person ten percent (10%) or more of the vote or value of stock of which, or ten percent (10%) or more in the assets or net profits of which, is owned directly or indirectly by any other Person described in clause (iv).
“Tax Matters Member” has the meaning set forth in Section 4.8(a).

“Transfer” means any sale, assignment, transfer, pledge, mortgage, grant, bargain, grant of option with respect to or any other conveyance or encumbrance (whether directly, indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record).
“Transferring Member” has the meaning set forth in Section 9.1(c).
“Treasury Regulations” means the income tax regulations, including temporary regulations, promulgated under the Code, as such regulations are amended and restated from time to time.
“United States” means the United States of America.
“Unmatured Event of Default” has the meaning set forth in Section 7.2(a).
Section 1.2    Other Definitions. Capitalized terms not otherwise defined in Section 1.1 shall have the meanings assigned to them in this Agreement.
ARTICLE II
FORMATION, NAME, PLACE OF BUSINESS,
PURPOSE, AND TERM
Section 2.1    Formation. The Company has been formed pursuant to the Act as a limited liability company. The Company shall be governed by and operated in accordance with this Agreement and the rights, duties and liabilities of the Members shall be as provided for in the Act if not otherwise expressly provided for in this Agreement.

Section 2.2    Name and Offices. The name of the Company has been changed to “MPG Beacon Venture, LLC” from “Maguire Macquarie Office, LLC” and the business of the Company shall be conducted solely under such name. The business address of the Company shall be 355 South Grand Avenue, Suite 3300, Los Angeles, California, 90071, or at such other place or places as the Manager may from time to time designate. The address of the registered office of the Company in the State of Delaware shall be The Corporation Trust Company, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801 and the registered agent in charge thereof shall be The Corporation Trust Company, each of which may be changed by agreement of all the Members.
Section 2.3    Other Acts/Filings. The Members shall from time to time execute or cause to be executed all such certificates and other documents, and do or cause to be done all such filings, recordings, publishing and other acts, as are necessary to comply with the requirements of law for the formation of the Company, the change of its name and the operation of the Company in any jurisdiction in which the Company does business.
Section 2.4    Purpose and Scope. The business and purposes of the Company are, in whole or in part, solely (a) to own (directly or indirectly), manage, improve, renovate, lease to tenants and finance the Projects until ultimate disposition, and (b) upon and subject to the agreement of all the Members, to acquire, own, manage, improve, renovate, lease to tenants and finance New Projects in the United States until ultimate disposition, each in accordance with this Agreement. The Company may do any and all lawful things necessary or incidental to any of the foregoing to carry out and further the business of the Company as contemplated by this Agreement. The Company shall not engage in any business or activity that is expressly prohibited by this Agreement. Without limiting the generality of the foregoing, the Members do not intend, and this Agreement shall not be deemed, to create any joint venture, partnership or other arrangement by and among the Members with respect to any business or activity of a Member other than the business and activities specifically set forth in this Agreement. See also Section 6.11.
Section 2.5    Term. The term of the Company commenced on the date of filing of the Certificate with the Secretary of State of the State of Delaware pursuant to the Act and shall continue perpetually unless dissolved pursuant to the provisions of Article VII.
Section 2.6    Representations and Warranties of the Members and the Manager.
(a)    Beacon hereby represents and warrants to MPG and the Manager that the following are true and correct as of the date of this Agreement:
(i)    Beacon is a duly formed and validly existing limited liability company under the laws of the State of Delaware with full limited liability company power and authority to enter into and perform its obligations under this Agreement and is duly qualified and in good standing to transact business in any jurisdiction required in order to carry out its duties under this Agreement;
(ii)    This Agreement (A) has been duly authorized, executed and delivered by Beacon, (B) assuming due authorization, execution and delivery by MPG and the Manager, shall be the legal, valid and binding obligation of Beacon, and (C) does not violate or conflict with any provisions of Beacon’s organizational documents or any document or agreement to which Beacon is a party or by which it is bound; and
(iii)    Beacon has the power and authority to perform the obligations to be performed by it hereunder and no consents, authorizations or approvals are required for the performance of the obligations to be performed by Beacon under this Agreement, except those as have been obtained.
(b)    MPG and the Manager hereby represent and warrant to Beacon that the following are true and correct as of the date of this Agreement:
(i)    MPG is a duly formed and validly existing limited partnership under the laws of the State of Maryland with full limited partnership power and authority to enter into and perform its obligations under this Agreement; and is duly qualified and in good standing to transact business in any jurisdiction required in order to carry out its duties under this Agreement and the Property Management Agreements;
(ii)    Manager is a duly formed and validly existing limited liability company under the laws of the State of Delaware with full limited liability company power and authority to enter into and perform its obligations under this Agreement;

(iii)    This Agreement (A) has been duly authorized, executed and delivered by MPG and the Manager, (B) assuming due authorization, execution and delivery by Beacon, shall be the legal, valid and binding obligation of MPG and the Manager, and (C) does not violate, or conflict with, any provisions of MPG’s or the Manager’s organizational documents or any document or agreement to which MPG or the Manager is a party or by which it is bound;
(iv)    The Property Management Agreement (A) has been duly authorized, executed and delivered by the Property Manager, (B) upon execution by the Company and each Project Level Entity, shall be the legal, valid and binding obligation of the Property Manager, and (C) does not violate, or conflict with, any provisions of the Property Manager’s organizational documents or any document or agreement to which the Property Manager is a party or by which it is bound;
(v)    MPG has the power and authority to perform the obligations to be performed by it hereunder and no consents, authorizations or approvals are required for the performance of the obligations to be performed by MPG under this Agreement, except those as have been obtained;
(vi)    The Property Manager has the power and authority to perform the obligations to be performed by it under the Property Management Agreement and no consents, authorizations or approvals are required for the performance of the obligations to be performed by the Property Manager under the Property Management Agreement except those as have been obtained; and
(vii)    To the actual knowledge of MPG and the Manager, as of the date hereof, no fact or circumstance exists that could reasonably be expected to give rise to any material liability under the guaranty of recourse obligations originally given by MPG, Macquarie Office (US) Corporation and Macquarie Office (US) NO 2 Corporation in connection with the One Cal Plaza Loan.
ARTICLE III
PERCENTAGE INTERESTS AND CAPITAL
Section 3.1    Initial Capital Contributions. MPG and Beacon each acknowledge that the Members (or, in the case of Beacon, its predecessor-in-interest) each previously made initial Capital Contributions to the Company and that the amount of each Member’s initial Capital Contribution has been fully and accurately accounted for in determining the current balance (as of the date hereof) of such Member’s Capital Account as reflected on Exhibit C.
Section 3.2    Additional Capital Contributions.
(a)    Mandatory and Voluntary Additional Capital Contributions. Additional Capital Contributions shall be made by the Members, in proportion to their Percentage Interests, if at any time all Members agree that funds are needed for any purpose.

(b)    Capital Calls. If at any time Additional Capital Contributions are required pursuant to Section 3.2(a), then the Manager shall make a written call on the Members to make Additional Capital Contributions (a “Call”). Each Call shall specify:
(i)    the aggregate amount of Additional Capital Contributions requested to be made by each Member;
(ii)    a general description of the intended application of the Additional Capital Contributions being called; and
(iii)    the date on which Additional Capital Contributions are due (which date shall be not less than ten (10) Business Days after a Member’s receipt of the Call from the Manager).
Each Additional Capital Contribution shall be paid to the Company on or before the due date in immediately available funds wired to an account of the Company at a financial institution selected by the Manager.
(c)    Default by a Member. In the event any Member defaults in making its portion of any Additional Capital Contribution by the last day specified in the Call (the “Default Date”), the unpaid amount being herein called the “Contribution Deficiency,” then such Member shall be deemed a “Non-Contributing Member.” The Manager (or, if MPG is the Non-Contributing Member, Beacon) shall notify the non-defaulting Member (if any) within five (5) days after the Default Date and such Member, if any (the “Contributing Member”) shall have the right, but not the obligation, to make a loan to the Non-Contributing Member up to the amount of the Contribution Deficiency bearing interest from the date of the loan at a rate equal to the lesser of (i) the greater of (A) the “prime” or “base” rate of interest of commercial lending announced from time to time by Bank of America, plus eight percent (8%) per annum and (B) twelve percent (12%) per annum and (ii) the maximum rate permitted by applicable law. The Contributing Member may pay the amount of such loan directly to the Company, and from and after the date of such loan all distributions by the Company to the Non-Contributing Member shall be paid by the Company to the Contributing Member and applied first to accrued but unpaid interest and then to principal on such loan until such loan has been paid in full. The loan (together with reasonable attorney’s fees and expenses incurred by the Contributing Member in enforcing the loan) shall be secured by the entire Membership Interest of the Non-Contributing Member under the Uniform Commercial Code of the State of Delaware, and the Contributing Member shall have all the rights and remedies of a secured party under the Uniform Commercial Code of the State of Delaware. The Non-Contributing Member (x) hereby appoints the Contributing Member as its attorney-in-fact for the purpose of signing and filing any financing statements to perfect the Contributing Member’s security interest and (y) agrees to take such other actions as may reasonably be required to perfect or enforce such security interest.
Section 3.3    Capital of the Company; Capital Accounts.
(a)    Capital Account. Each Member shall have a Capital Account (recognizing that Beacon is the successor-in-interest to MOF with respect to the Capital Account previously established for MOF). The current (as of the date hereof ) Capital Account balances of the Members are set forth on Exhibit C.
(b)    Adjustments to Capital Account. The Capital Account of each Member shall be increased hereafter by (i) the amount of any Additional Capital Contributions by the Member to the Company, and (ii) allocations to the Member of Profit (or items thereof pursuant to Article IV), including all items of Company income and gain (including income and gain exempt from tax) specially allocated to the Member pursuant to Section 4.2 and Section 4.3, and (iii) the amount of any Company indebtedness assumed by such Member or which are secured by liens on any property distributed to such Member, and the Capital Account of each Member shall be reduced by (x) the Gross Asset Value of all property and the amount of all cash distributed to such Member pursuant to this Agreement, (y) allocations to the Members of Loss (or items thereof pursuant to Article IV), including all items of Company deduction and loss specially allocated to such Member pursuant to Section 4.2 and Section 4.3, and (z) the amount of any indebtedness of such Member assumed by the Company or which are secured by any property contributed by such Member to the Company.
(c)    Compliance With Treasury Regulations. The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Treasury Regulations. In the event the Manager shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities that are secured by liens on contributed or distributed property or that are assumed by the Company or a Member), are computed in order to comply with such Treasury Regulations, the Manager, with consent of the Members (which shall not be unreasonably withheld or delayed), may make such modification, provided that it is not likely to have an adverse effect on the amounts distributed to any Member pursuant to Article VII upon the dissolution of the Company. The Manager, with consent of the Members (which shall not be unreasonably withheld or delayed), also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Members and the amount of Company capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulations Section 1.704-1(b). The Manager shall give prompt notice to the Members of any such modification or adjustments to this Section 3.3(c).
(d)    Members’ Rights and Obligations Regarding Capital Contributions. No interest shall be paid by the Company on any Capital Contribution except as specifically provided in this Agreement. A Member shall not be entitled to demand the return of, or to withdraw, any part of its Capital Contributions or its Capital Account, or to receive any distribution, except as provided in this Agreement. No Member shall be liable for the return of the Capital Contributions of any other Member or the payment of interest thereon. No Member shall be obligated or permitted to make any contributions to the capital of the Company other than the Capital Contributions provided for in this Article III.

Section 3.4    MPG Guarantees. MPG or any of its Affiliates shall have the right (but not the obligation) to guarantee any indebtedness secured by Cerritos Corporate Center I & II. MPG and/or any Affiliate that has guaranteed such indebtedness may terminate any such guarantee, at its election, at any time without approval or consent of the Company or Beacon as long as such termination does not cause such indebtedness to be in default.
ARTICLE IV
TAX ALLOCATIONS
Section 4.1    Allocation of Profit and Loss.
(a)    Profit. After giving effect to the Special Allocations set forth in Section 4.2, and except as provided in Section 4.3, Profits of the Company for any period shall be allocated among the Members as follows:
(i)    First, one hundred percent (100%) to the Members in an amount equal to the excess, if any, of (A) the cumulative Losses allocated pursuant to Section 4.1(b)(ii) for the current and all prior Fiscal Years, over (B) the cumulative Profits allocated pursuant to this Section 4.1(a)(i) for the current and all prior Fiscal Years, which amount shall be allocated among the Members in the same proportions and in the reverse order as the Losses were allocated pursuant to Section 4.1(b)(ii); and
(ii)    Thereafter, to the Members in accordance with their respective Percentage Interests.
(b)    Loss. After giving effect to the Special Allocations set forth in Section 4.2, and except as provided in Section 4.3, Losses of the Company for any period shall be allocated among the Members as follows:
(i)    To the Members in proportion to their respective Percentage Interests.
(ii)    The Losses allocated pursuant to Section 4.1(b)(i) shall not exceed the maximum amount of Losses that can be allocated without causing any Member to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. In the event some but not all of the Members would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses pursuant to Section 4.1(b)(i), this limitation shall be applied on a Member-by-Member basis and Losses not allocable to a Member as a result of this limitation shall be allocated to the other Members so as to allocate the maximum permissible Losses to each Member under Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations.
(c)    Tax Credits. Except to the extent otherwise provided in Treasury Regulations Section 1.704-1(b)(4)(ii), any tax credits or tax credit recapture for any Fiscal Year shall be allocated among the Members in accordance with each Member’s respective Percentage Interests as of the time such tax credit was claimed.

Section 4.2    Special Allocations. Notwithstanding any provision of Section 4.1, the following special allocations (the “Special Allocations”) shall be made for each Fiscal Year in the following order of descending priority:
(a)    Company Minimum Gain. Except as otherwise provided in Treasury Regulations Section 1.704-2(f), if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Member shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in proportion to and to the extent of, an amount equal to the portion of such Member’s share of the net decrease in Company Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g). This Section 4.2(a) is intended to comply with the chargeback of items of income and gain requirement in Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.
(b)    Minimum Gain Attributable to Member Nonrecourse Debt. Except as otherwise provided in Treasury Regulations Section 1.704-2(i)(4), if there is a net decrease in Minimum Gain Attributable to Member Nonrecourse Debt during any Fiscal Year, each Member with a share of Minimum Gain Attributable to Member Nonrecourse Debt shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in proportion to, and to the extent of, an amount equal to the portion of such Member’s share of the net decrease in the Minimum Gain Attributable to Member Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(4). This Section 4.2(b) is intended to comply with the chargeback of items of income and gain requirement in Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.
(c)    Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, any Adjusted Capital Account Deficit of such Member as quickly as possible, provided that an allocation pursuant to this Section 4.2(c) shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit (determined after the adjustments set forth in Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and after adjusting such Member’s Capital Account upward for any obligation to restore pursuant to Treasury Regulations Section 1.704-1(b)(2)(ii)(c), 1.704-2(g)(1) or 1.704-2(i)(5)) after all other allocations provided for in this Section 4.2 have been tentatively made as if this Section 4.2(c) were not in this Agreement.
(d)    Gross Income Allocation. In the event a Member has an Adjusted Capital Account Deficit at the end of any Company Fiscal Year, such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 4.2(d) shall be made only if and to the extent that Company would have an Adjusted Capital Account Deficit after all other allocations provided for in this Section 4.2 have been made as if Section 4.2(c) and this Section 4.2(d) were not in this Agreement.

(e)    Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year shall be allocated among the Members in proportion to the Percentage Interests held by them during such Fiscal Year in accordance with Treasury Regulations Section 1.704-2(b)(1). If the Manager determines in its good faith discretion that the Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Treasury Regulations promulgated under Section 704(b) of the Code, the Manager is authorized, with the Consent of Beacon, to revise the prescribed ratio to the numerically closest ratio that does satisfy such requirements.
(f)    Member Nonrecourse Deductions. Member Nonrecourse Deductions for any taxable period shall be allocated one hundred percent (100%) to the Member that bears the economic risk of loss (as defined in Treasury Regulations Section 1.704-2(b) with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i)). If more than one Member bears the economic risk of loss with respect to a Member Nonrecourse Debt, such Member Nonrecourse Deductions attributable thereto shall be allocated between or among such Members in accordance with the ratios in which they share such economic risk of loss.
(g)    Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of its interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in accordance with their respective Percentage Interests in the Company in the event that Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Member to whom such distribution was made in the event that Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.
(h)    Intentionally Omitted.
(i)    Special Targeted Allocations. For any Fiscal Year in which the Company or a Member’s interest in the Company is liquidated, items of income, gain, loss and deduction will be allocated among the Members for such Fiscal Year (and, with the unanimous consent of the Members, prior Fiscal Years, if necessary) so as to cause each Member’s Adjusted Capital Account balance as of the end of such Fiscal Year to be equal to the net amount, positive or negative, which would be distributed to such Member or for which such Member would be liable to the Company under this Agreement, determined as if the Company were to liquidate the proceeds in liquidation after the payment of all liabilities in accordance with Section 7.4(c).
(j)    Certain Projects. Notwithstanding anything herein to the contrary, all items of income, gain, deduction, and loss with respect to any Project acquired after the date hereof will be allocated to the Members in accordance with their respective Percentage Interests.
(k)    Fee Termination Payment. Concurrently with the execution of this Agreement, Beacon has made a capital contribution to the Company in the amount of Six Million

Dollars ($6,000,000), which the Company intends to use to make a Six Million Dollar ($6,000,000) payment to MPG in exchange for MPG’s agreement to forego certain fees under the property management agreement between MPG and the Company that was in effect immediately prior to the execution and delivery of the Property Management Agreement.  The expense of the Company’s payment to MPG shall be specially allocated to Beacon.
Section 4.3    Curative Allocations. The allocations set forth in Section 4.2(a) through (g) above (the “Regulatory Allocations”) are intended to comply with certain requirements of Treasury Regulations Sections 1.704-1(b) and 1.704-2(b). Notwithstanding any other provisions of this Article IV (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss, and deduction among the Members so that, to the extent possible, the net amount of such allocations of other items and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to such Member if the Regulatory Allocations had not occurred. In determining the allocations under this Section 4.3, consideration shall be given to future allocations under Section 4.2(a) and Section 4.2(b) that, although not yet made or required, are likely to offset allocations under Section 4.2(e) and Section 4.2(f).
Section 4.4    Other Allocation Rules.
(a)    Allocations, Profits, Losses and other items of income, gain, loss or deduction shall be allocated to the Members pursuant to this Article IV as of the last day of each Fiscal Year; provided that Profits, Losses and such other items shall also be allocated at such times as the Gross Asset Values of any Company assets are adjusted pursuant to subparagraph (b) of the definition of Gross Asset Value.
(b)    For purposes of determining Profits, Losses or any other items allocable to any period, Profits, Losses and any such other items shall be determined on a daily, monthly or other basis, as determined by the Manager, with the Consent of the Members, using any permissible method under Code Section 706 and the Treasury Regulations thereunder.
Section 4.5    Tax Allocations: Code Section 704(c). In accordance with Code Section 704(c) and the Treasury Regulations thereunder and Treasury Regulations Section 1.704-1(b)(4)(i), income, gain, loss and deduction (as computed for tax purposes) with respect to any property contributed to the capital of the Company or otherwise revalued on the books of the Company shall, solely for tax purposes, be allocated among the Members to take into account any variation between the adjusted basis of such property to the Company for federal income tax purposes and its Fair Market Value at the time of the contribution or revaluation. In addition, if any gain (as computed for tax purposes) on the sale or other disposition of Company property shall constitute recapture of depreciation under Sections 291, 1245 or 1250 of the Code or any similar provision, such gain shall (to the extent possible) be divided among the Members in proportion to the depreciation deductions previously claimed by them (or their predecessor in interest) giving rise to such recapture.
Any elections or other decisions relating to such allocations shall be made by the Members in any manner that reasonably reflects the purpose and intention of this Agreement,

provided that the Company shall elect to use the “remedial method” as described in Treasury Regulation Section 1.704-3(d) with respect to the Projects.
Except as otherwise provided in this Agreement, for federal income tax purposes, all items of Company income, gain, loss, deduction and any other allocations not otherwise provided for shall be divided among the Members in the same manner as its correlative item of “book” income, gain, loss, deduction or other item was allocated pursuant to Section 4.1 and Section 4.2 of this Agreement.
Section 4.6    Allocations to Transferred Membership Interests. In the event of a transfer of any Membership Interest, regardless of whether the transferee becomes a Member, all items of income, gain, loss, deduction and credit for the Fiscal Year in which the transfer occurs shall be allocated for federal income tax purposes between the transferor and the transferee on the basis of the ownership of the Membership Interest at the time the particular item is taken into account by the Company for federal income tax purposes, except to the extent otherwise required by Section 706(d) of the Code. Distributions made on or after the effective date of transfer shall be made to the transferee, regardless of when such distributions accrued on the books of the Company. The effective date of the transfer shall be (a) in the case of a voluntary transfer, the date of the transfer, or (b) in the case of an involuntary transfer, the date of the operative event.
Section 4.7    Tax Elections. The Tax Matters Member may, with the Consent of all the Members, make any tax elections in any Fiscal Year, including any election under Section 754 of the Code or an election out of installment sale treatment under Section 453 of the Code; provided, however, that the Consent of a Member shall not be required with respect to any tax election as to which the Member, after consultation with the Tax Matters Member, cannot demonstrate that such election may reasonably be expected to have a material adverse impact on such Member. Notwithstanding the foregoing, the Company will make an election under Section 754 of the Code for the tax year ending on the date of Beacon’s admission to the Company.
Section 4.8    Designation of Tax Matters Member.
(a)    MPG shall act as the tax matters partner (the “Tax Matters Member”) of the Company, as provided in regulations pursuant to Section 6231 of the Code and is authorized to qualify as such. All Members hereby Consent to such designation and agree to execute, certify, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be deemed necessary or appropriate to evidence such Consent.
(b)    To the extent and in the manner provided by applicable Code sections and regulations thereunder, the Tax Matters Member shall furnish the name, address, profits, interest and taxpayer identification number of the Members to the Internal Revenue Service (“IRS”).
(c)    To the extent and in the manner provided by applicable Code sections and regulations thereunder, the Tax Matters Member shall inform each Member of administrative or judicial proceedings for the adjustment of Company items required to be taken into account by a Member for income tax purposes (such administrative proceedings being referred to as a “tax audit” and such judicial proceedings being referred to as “judicial review”).

(d)    The Tax Matters Member is authorized, but not required:
(i)    to enter into any settlement with the IRS with respect to any tax audit or judicial review, and in the settlement agreement the Tax Matters Member may expressly state that such agreement shall bind all Members, except that such settlement agreement shall not bind any Member (A) who (within the time prescribed pursuant to the Code and Treasury Regulations) files a statement with the IRS providing that the Tax Matters Member shall not have the authority to enter into a settlement agreement on behalf of such Member or (B) who is a “notice partner” (as defined in Section 6231 of the Code) or a member of a “notice group” (as defined in Section 6223(b)(2) of the Code), and, to the extent provided by law, the Tax Matters Member shall cause each Member to be designated a notice partner;
(ii)    in the event that a notice of a final administrative adjustment at the Company level of any item required to be taken into account by a Member for tax purposes (a “final adjustment”) is mailed or otherwise given to the Tax Matters Member, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court or the United States Claims Court, or the filing of a complaint for refund with the District Court of the United States for the district in which the Company’s principal place of business is located;
(iii)    to intervene in any action brought by any other Member for judicial review of a final adjustment;
(iv)    to file a request for an administrative adjustment with the IRS at any time and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition, complaint or other document) for judicial review with respect to such request;
(v)    to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Member for tax purposes, or an item affected by such item; and
(vi)    to take any other action on behalf of the Members of the Company in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.
Subject to the following sentence, the taking of any action and the incurring of any expense by the Tax Matters Member in connection with any such proceeding, except to the extent required by law, is a matter to be determined by the Tax Matters Member without the Consent of the Members. The Tax Matters Member shall provide the Members the opportunity to review, comment and consent (which shall not be unreasonably withheld or delayed) on the taking of any action and the incurring of any material expense in connection with any such proceeding.
(e)    Reimbursement. The Tax Matters Member shall receive no compensation for its services as such. All third-party costs and expenses incurred by the Tax Matters Member in performing its duties as such (including legal and accounting fees) shall be borne by the

Company. Nothing in this Agreement shall be construed to restrict the Tax Matters Member from engaging an accounting firm and a law firm to assist the Tax Matters Member in discharging its duties hereunder, so long as the compensation paid by the Company for such services is reasonable.
Section 4.9    Nonrecourse Liability Allocations. The Company shall elect to allocate each nonrecourse liability in a manner permitted pursuant to Treasury Regulation Section 1.752-3(a)(3) that results in each excess nonrecourse liability being allocated to MPG up to the amount of built-in gain that is allocable to MPG on Section 704(c) property (as defined in Treasury Regulation Section 1.704-3(a)(3)(ii)) where such property is subject to the nonrecourse liability to the extent that such built-in gain exceeds the amount allocated to MPG under Treasury Regulation Section 1.752-3(a)(2), and any excess amount of the liability remaining shall be allocated to the Members in accordance with their respective Percentage Interests.
ARTICLE V
DISTRIBUTIONS
Section 5.1    Distributions.
The Company shall make distributions of Cash Flow from Operations to the Members for each month (using commercially reasonable efforts to make such distributions by no later than the fifth (5th) day of the next month) in proportion to their Percentage Interests as of the end of the month for which the distributions are being made.
Section 5.2    Limitations on Distributions. The Company shall make no distributions to the Members except (i) as provided in this Article V, Article VII, and Article IX or (ii) as agreed to by all of the Members. The Company shall not make any distribution to a Member to the extent that such distribution would be prohibited by Section 18-607 of the Act. The Members do not intend to extend the statute of limitations set forth in Section 18-607(c) of the Act.
ARTICLE VI
MANAGEMENT AND OPERATIONS OF THE COMPANY
Section 6.1    Management Generally.
(a)    Authority of the Manager With Respect to Daily Operations. Subject to this Agreement, including but not limited to Section 6.2, the overall management and control of the business and affairs of the Company shall be vested in the Manager. The Manager will reasonably consult with the Members with respect to operational issues and decisions. Except for those matters expressly required under this Agreement to be approved by Beacon or the Members , (i) the Manager shall be the sole decision-maker on all matters affecting the business and affairs of the Company, and (ii) all decisions with respect to the business and affairs of the Company made by the Manager shall be binding on the Company and each of the Members, including those with respect to the following:
(i)    taking all such actions as are necessary or desirable to cause the Company to acquire, hold, manage and sell Projects in accordance with this Agreement,

including, without limitation, executing any deed, lease, easement, mortgage, deed of trust, mortgage note, promissory note, bill of sale, service or other contract, certificate or other instrument in connection with the acquisition, holding, financing, management, maintenance, operation, leasing, mortgaging or other disposition of a Project, and any Person dealing with the Company shall be entitled to rely on such execution, without any further investigation, as the authority of the Manager to execute any such document on behalf of the Company;
(ii)    protecting and preserving the interests of the Company with respect to each Project and other assets owned by the Company and complying with all applicable laws and regulations and all agreements of the Company;
(iii)    keeping all books of account and other records of the Company and each Project;
(iv)    coordinating the services of all property managers, engineers, accountants and other persons necessary or appropriate to carry out the business of the Company;
(v)    maintaining all funds of the Company in one or more Company accounts in a bank or banks and making payments for Company Expenses out of such account, provided that (x) such accounts shall be solely for the Company and the Project Level Entities and shall not be commingled with the funds of either Member, the Manager or any other Person, and (y) the funds of one Project Level Entity shall not be commingled with the funds of, or used to pay the debts or obligations of, any other Project Level Entity, provided, however, that none of the foregoing shall restrict or otherwise limit the use of any funds, once the same are distributed to the Company by any Project Level Entity, for any purpose for which Company funds may be used pursuant to, and in accordance with, the terms of this Agreement (including, without limitation, to fund operating shortfalls of any Project Level Entity);
(vi)    making distributions periodically to the Members in accordance with the provisions of this Agreement;
(vii)    obtaining and complying with all policies of insurance in place with respect to the Company and the Projects;
(viii)    instituting, defending, prosecuting, settling or otherwise taking any action on behalf of the Company with respect to any lawsuit or other legal action;
(ix)    preparing and filing all necessary returns, reports and statements and paying all taxes, assessments and other impositions relating to Projects or operations of the Company;
(x)    performing other normal business functions and otherwise operating and managing the business and affairs of the Company in accordance with this Agreement, with any applicable law and regulations, and with all agreements of the Company; and

(xi)    incurring costs and expenditures on behalf of the Company, a Project Level Entity or any other subsidiary of the Company.
(b)    Annual and Capital Plans.
(i)    On or prior to the date of this Agreement, the Members have agreed upon (x) the Annual Plans for the remainder of the 2012 calendar year, including amounts to be set aside as Reserves, and (y) the initial Capital Plans commencing with the year 2012. Future Annual Plans shall be prepared by the Property Manager and submitted to the Company by the Manager for review and approval by the Members in accordance with the requirements of Section 3 of the Property Management Agreement.
(ii)    The Manager shall use commercially reasonable efforts to implement (and/or to cause the Property Manager to implement) the Annual Plans and shall be authorized, without the need for further approval by the Members, to make the expenditures and incur the obligations provided for in the Annual Plans; provided, however, that any single expenditure in excess of $500,000 shall be a Major Decision.
(c)    Emergency Repairs. The Manager may make expenditures on behalf of the Company, or enter into contracts whose costs are not included in the Annual Plans, for repairs to any Project which, in the Manager’s opinion, using reasonable business judgment, are immediately required to be made for the preservation or safety of the Project, to avoid the suspension of any essential service to or for the Project, to avoid danger to life or property at the Project, or to comply with law if the non-compliance therewith could subject the Manager or any employees of the Manager or any of its Affiliates to criminal or civil liability (“Emergency Expenditures”). The Manager shall promptly, but no later than the next Business Day after the Manager learns of such emergency, notify Beacon by telephone of any such emergency. Immediately thereafter, the Manager shall send Beacon a written notice setting forth the nature of the emergency and any action taken in connection therewith.
(d)    Insurance Guidelines. At least annually, the Members shall review the Insurance Guidelines and consider appropriate adjustments thereto to be approved pursuant to Section 6.2(r). The Insurance Guidelines shall in all cases require insurance coverage that meets the requirements of any lender to the Company or any Project Level Entity.
Section 6.2    Major Decisions. Except as provided in Section 6.1(c), no act shall be taken or sum expended or obligation incurred by the Manager, on behalf of the Company or any Project Level Entity with respect to any of the following matters, unless such matter has received the approval of all of the Members (each, a “Major Decision”):
(a)    approving any Annual Plan or Capital Plan or any modification or amendment to any Annual Plan or Capital Plan;
(b)    any (i) Capital Expenditure not included in a then current Annual Plan in excess of $100,000, (ii) single Capital Expenditure included in an Annual Plan that exceeds $500,000, or (iii) Operating Expense not included in a then current Annual Plan in excess of the greater of $25,000 or 5% of any line item in any applicable budget included in any Annual Plan;

(c)    intentionally omitted;
(d)    except as provided for in the Annual Plans, the acquisition of any New Project or any other real property or any personal property (in each case, directly or indirectly, through acquisition of a Project Level Entity) with a cost in excess of $10,000;
(e)    except in accordance with Article VII or Article IX, the Sale of all or any part of a Project or Project Level Entity or any other real property or any material personal property;
(f)    except as provided for in any Annual Plan, entering into or, thereafter, modifying or amending, contracts reasonably anticipated to obligate the Company to expend greater than $50,000 in the aggregate per Project per annum for routine and non-routine services to be rendered to the Company (including, without limitation, legal, accounting and consulting services or maintenance or other services);
(g)    except as otherwise provided or required by Section 3.2, any Additional Capital Contribution by a Member;
(h)    intentionally omitted;
(i)    (i) any Financing; (ii) the granting of any lien, security interest, pledge, mortgage, deed of trust or other encumbrance on any asset of the Company; (iii) increasing, or extending the maturity date of, any Financing; or (iv) otherwise modifying or amending any Financing;
(j)    the sale of any additional equity in the Company or any public offering of securities by the Company;
(k)    the admission of a new Member to the Company or any Project Level Entity;
(l)    subject to Section 6.14, the appointment of a new property manager, an asset manager or a manager (as such term is defined in Section 18-101 of the Act), a successor to any of the foregoing or an additional property manager, asset manager or manager (as such term is defined in Section 18-101 of the Act), or the modification or amendment to the Property Management Agreement if, after consultation with Beacon, such modification or amendment may reasonably be expected to have an adverse impact on the Company;
(m)    the formation or acquisition of a Project Level Entity or any other subsidiary, or the entrance by the Company or a Project Level Entity into a joint venture or other co-ownership relationship with respect to the ownership of a Project;
(n)    the termination, dissolution, merger, consolidation or conversion of the Company, a Project Level Entity or other subsidiary except in accordance with Article VII;
(o)    any material tax election proposed to be made on behalf of the Company or a Project Level Entity or changes to tax classifications of the Company or any subsidiaries, or to any tax allocation methodology (other than elections as to which neither Member can demonstrate, after consultation with the Manager, that such election may reasonably be expected to have a material adverse impact on such Member);
(p)    any election pursuant to Treasury Regulation Section 301.7701-3 to classify the Company for federal income tax purposes as anything other than a partnership or to classify a Project Level Entity for federal income tax purposes as anything other than a disregarded entity;
(q)    any Major Lease, any material amendment or any extension of a Major Lease; for clarity, the definition of Competitive Information and the provisions of Section 8.7 shall not in any way limit the rights of Beacon pursuant to this clause (q);
(r)    adopting, modifying or amending the Insurance Guidelines, or obtaining insurance with respect to the Company or any Project outside the scope of the Insurance Guidelines;
(s)    except as contemplated by this Agreement, the execution of any contract (or any amendment or waiver thereof) with a Member or an Affiliate of a Member or the consummation of any transaction with a Member or an Affiliate of a Member that could reasonably be expected to obligate the Company to spend more than $100,000 per Project per year;
(t)    adjusting the Gross Asset Value of Company assets pursuant to clauses (b)(i) and (b)(ii) of the definition of Gross Asset Value (in determining whether such adjustment should be made, the Members shall take into consideration whether such adjustments are reasonably necessary or appropriate to reflect the relative economic interest of the Members in the Company);
(u)    approving or paying any leasing commission that requires the approval of the Company pursuant to the terms of the Property Management Agreement;
(v)    appointing a Qualified Appraiser;
(w)    any voluntary zoning change or any subdivision of any Project;
(x)    the institution, prosecution, settlement, the confession of a judgment against the Company or other action on behalf of the Company with respect to any lawsuit or other legal action, including, but not limited to, any tax controversies, where the amount involved exceeds $150,000;
(y)    any modification or amendment to this Agreement or any other organizational document of the Company or any Project Level Entity; and
(z)    (i) any voluntary filing by the Company or any Project Level Entity in any court pursuant to any statute of the United States or any state of a petition in bankruptcy or insolvency or for a reorganization, or for the appointment of a receiver or trustee of all or a substantial portion of the Company’s or such Project Level Entity’s property, (ii) the Company or any Project Level Entity making an assignment for or petition for or entering into an arrangement for the benefit of creditors, (iii) the Company or any Project Level Entity filing an answer consenting to or otherwise acquiescing in or joining in any involuntary filing against it, by any other Person under any statute of the United States or any state, of a petition in bankruptcy or insolvency or for a reorganization or soliciting or causing to be solicited creditors for any such involuntary petition, (iv) the Company or any Project Level Entity consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for the Company, any Project Level Entity or any portion of any Project or (v) the Company or any Project Level Entity admitting, in writing or in any legal proceeding, its insolvency or inability to generally pay its debts as they become due.
Section 6.3    Dispute Resolution.
(a)    Major Decisions other than those Entailing Transactions or Business Strategies. If the Members are unable to agree within thirty (30) Business Days on any Major Decision that does not entail an impasse over a transaction or business strategy requiring approval under Section 6.2(d), (e), (g), (i), (j), (k), (l), (m), or (n), then the Members shall promptly select a mutually acceptable unrelated and independent individual who shall, after good faith discussions with the Members with the objective of arriving at a consensus on the issue in question that is acceptable, arbitrate and resolve the deadlocked matter. This independent individual shall have the authority to make a final decision as to a Major Decision which shall be conclusive and binding on the Members. In the event that the Members cannot agree on the selection of such individual, either Member shall be entitled to request that an official of the Los Angeles office of the American Arbitration Association (“AAA”) appoint such individual, and such Member shall promptly give written notice to the other Member that such request has been made (whereupon such other Member shall be entitled to make a duplicative request to the AAA). In such event, the official of the AAA shall be instructed to appoint an individual who (i) is a real estate professional (or otherwise appropriately qualified professional experienced with matters relevant to the disputed issue), experienced with the management, leasing and operation of Class A high rise office buildings and (ii) has no prior relationship or conflict with a Member or the Company. The Members shall bear the costs of the arbitration equally, other than the costs of their own experts, evidence and legal counsel, which each Member shall bear separately.
(b)    Major Decisions Entailing Transactions or Business Strategies. If the Members are unable to agree within thirty (30) Business Days on any Major Decision that does entail an impasse over a transaction or business strategy requiring approval under Section 6.2 (d), (e), (g), (i), (j), (k), (l), (m), or (n), then the disagreement shall be submitted to non-binding mediation conducted in Los Angeles pursuant to the Commercial Mediation Rules of the American Arbitration Association and the Members agree to try in good faith to settle such disagreement. Mediation shall be initiated by one Member providing Notification of mediation to the other. MPG and Beacon shall select a mutually acceptable mediator within ten (10) Business Days after the date of such Notification. If the Members fail to agree on a mediator within such ten (10) Business Day period, then the mediation shall be administered by a mediator selected by the American Arbitration Association. Whether selected by the Members or the American Arbitration Association, such mediator shall be a real estate professional (or otherwise appropriately qualified professional experienced with matters relevant to the disputed issue), experienced with the management, leasing and operation of Class A high rise office buildings. The mediation proceedings shall be completed within fifteen (15) days after the selection of the mediator. The Members shall bear the costs of the mediation equally, other than the costs of their own experts, evidence and legal counsel, which each Member shall bear separately. If, after mediation, the disagreement has not been resolved, the Major Decision subject to the disagreement shall not be taken and shall not, without the Consent of the other Member, be submitted for Consent again during the twelve (12) months following the expiration of the mediation proceedings.
(c)    Marketing Right. If, at any time after the Lockout Date, the Members disagree on a transaction or business strategy requiring approval under Section 6.2 (d), (e), (g), (i), (j), (k), (l), (m), or (n), and the disagreement is not resolved after following the procedures set forth in Section 6.3(b) (a “Dispute”), (i) if the Dispute relates to one or more Projects (a “Project Dispute”) and the Dispute remains unresolved three (3) months following the date of completion of the mediation proceedings described in Section 6.3(b), or remains unresolved for a shorter time period if the Company or a Member would reasonably be likely to be in material default under contractual arrangements to which it is a party prior to the date that is three (3) months following the date of completion of the mediation proceedings, then a Member may send a Project Marketing Notice with respect to the Projects involved in the Dispute as provided in Section 9.3 and (ii) if the Dispute does not relate to a Project, and the Dispute remains unresolved twelve (12) months following the date of completion of the mediation proceedings described in Section 6.3(b), or remains unresolved for a shorter time period if the Company or a Member would reasonably be likely to be in material default under contractual arrangements to which it is a party prior to the date that is twelve (12) months following the date of completion of the mediation proceedings, a Member may elect to dissolve the Company and send a Portfolio Marketing Notice as provided in Section 9.2. In either case, the sending Member must have attempted in good faith to resolve the Dispute pursuant to Section 6.3(b).
(d)    Major Decisions Regarding Insolvency. Notwithstanding anything to the contrary contained in this Section 6.3, Section 6.2(z) shall not be subject to the provisions of Sections 6.3(a), (b) or (c) of this Agreement. If at any time after the Lockout Date the Members disagree on the Major Decision requiring approval under Section 6.2(z) (a “6.2(z) Dispute”), and the disagreement is not resolved within 15 Business Days of both Members becoming aware of such 6.2(z) Dispute, then a Member may send a Project Marketing Notice as provided in Section 9.3 of this Agreement and (i) if the subject of the 6.2(z) Dispute is a particular Project or Projects, then the Project Marketing Notice shall relate only to such Project or Projects, or (ii) if the 6.2(z) Dispute relates to the Company, then the Project Marketing Notice may relate to any or all of the Projects.
Section 6.4    Actions of Members. Notwithstanding anything to the contrary contained in this Agreement, the Members may act by written resolution with respect to any and all matters without the necessity of a meeting. Any written approval, election or other determination with respect to matters contemplated by this Agreement (including, without limitation, with respect to Major Decisions) signed on behalf of Beacon by any one or more of its authorized representatives shall be binding on Beacon and any written approval, election or other determination with respect to matters contemplated by this Agreement (including, without limitation, with respect to Major Decisions) signed on behalf of MPG by any one or more of its authorized representatives shall be binding on MPG.
Section 6.5    Fees to the Manager or its Affiliates. From time to time, the Manager or one of its Affiliates may perform certain property management, acquisition, disposition, financing or development management services for the Company, as described herein. Each of the following fees shall be payable by the Company for such services at the times noted below, subject to the Company’s receipt of proper invoices for each such fee, cost or expense:
(a)    Property Management Fees. The Company shall pay to the Property Manager the fees set forth in the Property Management Agreement in accordance with the terms and subject to the conditions set forth in the Property Management Agreement.
(b)    Intentionally Omitted.
(c)    Intentionally Omitted.
(d)    Disposition Fee. The Manager shall be entitled to receive a disposition fee for arranging the Sale of any Project in the ordinary course of business to a third party (but, expressly excluding any Sale to the lender or servicer for any Project (or any designee of any such lender or servicer) as a result of foreclosure or any Transfer in lieu thereof) that is not a Member or an Affiliate of a Member; provided, however, that no such fee shall be payable to the Manager in connection with the Sale of the Stadium Gateway Project if such Sale occurs as a result of the marketing process with respect to such Project that is ongoing as of the date of this Agreement; provided, further, that if such marketing process is stopped by the Members and the Members thereafter agree to separately sell the Stadium Gateway Project, Manager shall be entitled to receive the disposition fee in connection with any such later Sale. The disposition fee shall be equal to twenty-five (25) basis points of the gross sale price (including the principal amount of the debt assumed by the purchaser, but excluding any accrued interest on such assumed debt and any capital expenditure adjustments included in the purchase and sale agreement for such Project) of such Project, plus any out-of-pocket third-party costs and expenses incurred by the Manager on behalf of the Company in connection with such transaction; provided, however, that the aggregate amount of the disposition fee paid to the Manager and such third-party costs and expenses, including but not limited to broker fees, paid in accordance with this Section 6.5(d) shall not exceed seventy-five (75) basis points of the gross sale price of such Project. Such fee shall be payable by the Company to the Manager at the closing of such disposition transaction by the Company.
(e)    Financing Fee. The Manager shall be entitled to receive a financing fee for arranging a Financing for the Company. The financing fee shall be equal to (i) for any Financing with a term of one year or less (a “Short-Term Financing”), fifteen (15) basis points of the total amount of the Financing, and (ii) for any Financing that is not a Short-Term Financing, fifty (50) basis points of the total amount of the Financing, in either case, less any out-of-pocket third-party debt placement fees (if any) incurred by the Company in connection with such financing transaction. If the Company completes a Financing that refinances a Short-Term Financing, the fee payable to the Manager for the new Financing shall be reduced by the fee previously paid with respect to the Short-Term Financing being refinanced. Such fee shall be payable by the Company to the Manager at the closing of such financing transaction by the Company. Notwithstanding the foregoing, the Manager shall not be entitled to receive a financing fee with respect to any Financing that the Company assumes, or takes subject to, with respect to any New Project.
(f)    Intentionally Omitted.
(g)    Delegation and Assignment by Manager. At its discretion, the Manager may delegate any of its responsibilities under this Section 6.5, and assign its rights to receive the related fees, to an Affiliate of the Manager without the consent or approval of any Member, provided that the Manager shall continue to be responsible for the performance of all such responsibilities as if any such delegation or assignment of rights to receive fees, as the case may be, had not occurred.
Section 6.6    Matters Relating to MPG Agreements. Beacon shall have authority to act on behalf of the Company to enforce any MPG Agreement against MPG or an MPG Affiliate party thereto, and to make determinations on behalf of the Company with respect to such enforcement; provided that Beacon and MPG shall act reasonably with respect to enforcement of any MPG Agreements.
Section 6.7    Costs. The Company shall reimburse the Manager for all reasonable out-of-pocket costs and expenses incurred by the Manager on behalf of, or on account of, the Company in connection with the fulfillment by the Manager of its duties and obligations hereunder, including, without limitation, fees and expenses of any Approved Accountant and/or any Approved Counsel of the Company. Each Member shall pay its respective attorneys’ fees and other expenses associated with the negotiation and entering into of this Agreement and related matters.
Section 6.8    Compensation of Members and their Affiliates. Except as may be expressly provided in this Article VI or elsewhere in this Agreement or an MPG Agreement, or as may be Consented to by the Members, no Member nor any of its Affiliates shall receive, or shall be entitled to receive, any compensation, salaries, commissions, fees, profits, reimbursements or distributions from the Company.
Section 6.9    Project Level Entity. If the Members determine that for legal, tax or regulatory reasons it is in the best interests of the Company that the Company hold a New Project through an alternative investment structure, the Company shall structure such acquisition through a Project Level Entity that is directly or indirectly owned one hundred percent (100%) by the Company and that will hold such Project in lieu of the Company. If the Company structures such ownership using a Project Level Entity, each Member shall make Capital Contributions directly to the Company which will in turn make Capital Contributions to the Project Level Entity to the same extent, for the same purposes and on the same terms and conditions as Members are required to make Capital Contributions to the Company. For purposes of this Agreement, the formation documents of each Project Level Entity and any agreements to which a Project Level Entity is a party, any Project and other assets owned by a Project Level Entity shall be deemed held by the Company, and any action with respect to the Project, including but not limited to a Major Decision, that would require the approval of any

Member if the Project were owned directly by the Company shall require such approval even though such approval is not required by such formation documents or other agreements.
Section 6.10    Intentionally Omitted.
Section 6.11    Other Businesses. Subject to the terms of this Agreement, the Members and their respective Affiliates, and the officers, directors, trustees, partners, employees, agents and shareholders of the Members and their respective Affiliates shall have the right to engage in business activities in addition to those relating to the Company (including, without limitation, ownership, operation, management, syndication, and development of real property, including projects which may be in competition with the Company or a Project).
Section 6.12    Scope of Authority. Except as otherwise expressly and specifically provided in this Agreement, no Member shall have any authority to bind or act for, or assume any obligations or responsibility on behalf of, the Company or any other Member. Neither the Company nor any Member shall by virtue of executing this Agreement be responsible or liable for any indebtedness or obligation of, or claim against, any other Member. No Member shall be responsible or liable for any indebtedness or obligation of, or claim against, the Company.
Section 6.13    Limited Liability of Members. Except as may be provided in the Act, or in another agreement, (a) no Member shall be liable for the debts, liabilities, contracts or any other obligations of the Company, (b) no Member shall be required or obligated to provide additional capital to the Company or its creditors by way of contribution, loan or otherwise beyond the amount of the Capital Contributions required of such Members pursuant to Article III, and (c) no Member shall have any personal liability whatsoever, whether to the Company, any other Member or any third party, for the debts of the Company or any of its losses.
Section 6.14    Term of Manager; Removal of Day-to-Day Operations from the Manager’s Control.
(a)    The Manager shall serve as the manager of the Company unless the Manager is removed in accordance with Section 6.14(b).
(b)    If (i) after Notification by Beacon to the Manager, either (1) the Manager or any Affiliate of the Manager (who has been assigned rights or assumed obligations under this Agreement) fails to cure a Material Breach by it under this Agreement within the applicable cure period set forth in Section 7.2(a)(i), (ii), (iii) or (iv) or, (2) if the Property Manager is an Affiliate of the Manager and fails to cure a Material Breach by it under the Property Management Agreement within the applicable cure period; or (ii) except as part of a Change of Control transaction in accordance with Section 9.1(a), MPG Transfers all or part of its Membership Interest, then Beacon (or any Qualified Transferee that is a successor holder of Beacon’s Membership Interest pursuant to a Transfer thereof consummated in compliance with Section 9.1 hereof) shall have the right, in addition to any other remedies available at law or in equity or under this Agreement, to take any one or more of the following actions:
(x)    terminate all the MPG Agreements;

(y)    subject to compliance with Section 9.4, replace the Manager with itself, or a new Manager selected by Beacon (or any Qualified Transferee, as applicable) and reasonably approved by MPG; or
(z)    remove MPG as, and become, the Tax Matters Member.
(c)    If Beacon (or any Qualified Transferee, as applicable) exercises the right in Section 6.14(b)(x), from and after the date of such exercise, MPG, or the appropriate Affiliate of MPG, shall cease to be entitled to receive the fees pursuant to such MPG Agreements which had not yet accrued pursuant to Section 6.5(a) or otherwise. If the Manager is replaced in accordance with Section 6.14(b)(y), from and after the date of such replacement, the Manager shall cease to be entitled to receive the fees which had not yet accrued pursuant to Section 6.5. If the Manager is terminated based upon a Determination of a Material Breach, and a court of competent jurisdiction finally determines (after all available appeals have been exhausted or time periods elapsed) that a Material Breach had not occurred, despite the determination of the arbitrator (or panel of arbitrators), then the Company shall pay the Manager an amount equal to all fees that would have been payable to Manager for a period of two years and Manager shall be reinstated.
Section 6.15    REIT Status.
(a)    The Manager shall at all times use its commercially reasonable efforts to conduct the business of the Company such that the nature of the Company’s assets and gross revenues (as determined pursuant to Section 856(c)(2), (3) and (4) of the Code) would permit the Company (determined as if the Company were a “real estate investment trust”) to qualify as a real estate investment trust under Section 856 of the Code and would permit the Company to avoid incurring any tax on prohibited transactions under Section 857(b)(6) of the Code and any tax on re-determined rents, re-determined deductions, and excess interest under Section 857(b)(7) of the Code (determined as if the Company were a real estate investment trust); provided, however, that the Manager shall be permitted to cause the Company to form a taxable REIT subsidiary, within the meaning of Section 856(l) of the Code to comply with this Section 6.15, and the Manager shall give Beacon notice of any such formation within five (5) days of such formation. The Company shall cause any of its subsidiaries that have elected to be taxable REIT subsidiaries of MPG REIT to join any Affiliate of Beacon in making an election to be treated as a taxable REIT subsidiary of such Affiliate upon the written request of Beacon.
(b)    Notwithstanding anything to the contrary contained in this Agreement, during any period of time in which (A) any direct or indirect equity owner of Beacon that is qualified and operates as a real estate investment trust under the Code (“REIT Owner”), or (B) any Affiliate of Beacon that is a real estate investment trust owns a direct or indirect beneficial interest in the Company, (i) without the consent of each such REIT Owner or Affiliate (which consent each such Person may grant or withhold in its sole discretion), neither the Company nor any of the Property Level Entities shall enter into any lease with or otherwise derive any rental income from AMB Generali or any of its Tax Affiliates; (ii) prior to the Company or any of the Property Level Entities entering into any lease with or otherwise deriving any rental income from any of the following Persons or their respective Tax Affiliates the Manager shall deliver to Beacon thirty (30) days’ prior written notice of its intent to cause the Company or such Property

Level Entity to enter into such an arrangement: (x) Colonial Parking, (y) Standard Parking, or (z) Ampco System Parking; and (iii) any agreement pursuant to which services (other than services that are customarily furnished or rendered in connection with the rental of space for occupancy only (as opposed to rendered primarily for the convenience of the tenant)) may be provided to any tenant of any Project by any of the following Persons or any of their Tax Affiliates shall be structured as a lease and not as a contract for services: (x) LAZ Parking or (y) MarcParc. Pursuant to written notice given to Manager by Beacon in connection with its annual review and approval of the leasing guidelines set forth in the Annual Plans, Beacon shall have the right to designate, as additional Persons that shall be subject to the terms of the foregoing clause (ii), any Person or any Tax Affiliate of such Person that is required to be treated as an independent contractor from which a REIT Owner may not receive any income.
Section 6.16    Limitation of Liability.
(a)    Except as otherwise provided by the Act, the debts, obligations and liability of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and neither any Member nor the Manager shall be obligated for any such debt, obligations or liability of the Company solely by reason of being a member or acting as a manager of the Company.
(b)    Notwithstanding any other provisions of this Agreement, whether express or implied, or any obligation or duty at law or in equity, neither any Member nor the Manager, or any officers, directors, stockholders, partners, employees, affiliates, or consultants (who work 30 or more hours per week for such Person) of any of the foregoing, nor any officer or employee of the Company (individually, a “Covered Person” and, collectively, the “Covered Persons”) shall be liable to the Company or any other person for any act or omission (in relation to the Company, its property or the conduct of its business or affairs, this Agreement, any related document or any transaction or investment contemplated hereby or thereby) taken or omitted by a Covered Person in the reasonable belief that such act or omission is in or is not contrary to the best interests of the Company and is within the scope of authority granted to such Covered Person by the Agreement, provided such act or omission does not constitute fraud, willful misconduct, bad faith, or gross negligence; provided, however, that nothing in this paragraph shall eliminate any liability of a Member or the Manager for breach of this Agreement.
(c)    No Member shall be required or obligated to provide additional capital to the Company or the Company’s creditors by way of contribution, loan or otherwise beyond the amount of the Capital Contributions required of the Members pursuant to Article III.
(d)    Nothing in this Section 6.16 is intended to limit, modify or alter any Member’s liability or obligations under any MPG Agreement. The provision of this Section 6.16 shall survive any termination of this Agreement, and any amendment to this Section 6.16 shall not change the application of this Section 6.16 to any act or omission occurring prior to the date of such amendment.
Section 6.17    Indemnification.

(a)    To the fullest extent permitted by law, the Company shall indemnify and hold harmless each Covered Person from and against any and all losses, claims, demands, liabilities, expenses, judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative (“Claims”), in which the Covered Person may be involved, or threatened to be involved, as a party or otherwise, by reason of its management of the affairs of the Company or which relates to or arises out of the Company or its property, business or affairs, including, without limitation, any Claims relating to or arising out of any exceptions to non-recourse guarantees or environmental indemnities made by any Member or any of its Affiliates with respect to any indebtedness of the Company, any Project Level Entity or any Project. A Covered Person shall not be entitled to indemnification under this Section 6.17 with respect to (i) if the Covered Person is a Member or Manager, any Claim by a Member or Manager relating to a breach or violation of this Agreement; (ii) any Claim with respect to which such Covered Person has engaged in fraud, willful misconduct, bad faith or gross negligence; or (iii) any Claim initiated by such Covered Person unless such Claim (or part thereof) (A) was brought to enforce such Covered Person’s rights to indemnification hereunder or (B) was authorized or consented to by the Members. Expenses incurred by a Covered Person in defending any Claim shall be paid by the Company in advance of the final disposition of such Claim upon receipt by the Company of an undertaking by or on behalf of such Covered Person to repay such amount if it shall be ultimately determined that such Covered Person is not entitled to be indemnified by the Company as authorized by this Section 6.17. No Member shall be entitled to indemnification by the Company under this Section 6.17 when or if acting in a capacity with the Company as other than a Member, in which case, such right to indemnification shall be governed by an agreement, if any, between the Company and the Member. The provision of this Section 6.17 shall survive any termination of this Agreement, and any amendment to this Section 6.17 shall not reduce the Company’s obligations, with respect to any Claims based on any fact or circumstance arising prior to the date of such termination or amendment.
(b)    The Manager shall indemnify, defend and hold harmless Beacon, any Affiliate of Beacon, and the Company from and against any and all third party claims relating to or arising out of any fraud or willful misconduct by the Manager. This Section 6.17(b) shall survive any termination of this Agreement, and any amendment to this Section 6.17(b) shall not reduce the Manager’s indemnity obligation with respect to any claims based on any fact or circumstance arising prior to such termination or amendment.
(c)    In the event that any litigation or arbitration is commenced in order to enforce the indemnification obligations under this Section 6.17, the unsuccessful party to such litigation or arbitration shall pay to the successful party all costs and expenses, including reasonable attorneys’ fees and experts fees incurred by the successful party therein.
ARTICLE VII
WITHDRAWAL; DISSOLUTION AND TERMINATION
Section 7.1    Withdrawal. The Members shall not at any time withdraw, retire or resign from the Company. Withdrawal, retirement or resignation by a Member in contravention of this Section 7.1 shall subject such Member to liability for all damages caused by such retirement, withdrawal or resignation.
Section 7.2    Events of Default by Members.
(a)    The occurrence of any of the following events with respect to a Member (“Defaulting Member”) shall constitute an unmatured event of default (“Unmatured Event of Default”) under this Agreement on the part of such Member, which such Unmatured Event of Default shall become a matured event of default (“Matured Event of Default”) if it has not been cured before the expiration of the applicable cure period, if any, or upon the occurrence of such Unmatured Event of Default if no cure period applies:
(i)    the making by such Member of a warranty or representation under Section 2.6 that was false in any material respect when made, as a result of which the Company and the other Member, or either of them, was or is reasonably likely to be materially and adversely affected, and if such Member fails to cure such breach within ten (10) days after receipt of Notification of such breach from the other Member, or if the breach is not susceptible of cure within such ten (10) days, failure to institute prompt action and prosecute with diligence and continuity the curing of the breach and failure to cure the breach within sixty (60) days after receipt of such Notification;
(ii)    any failure by a Member to make an additional Capital Contribution as required by Section 3.2(b) within ten (10) days after payment is due;
(iii)    any other Material Breach by such Member of this Agreement applicable to such Member and failure to cure such breach within thirty (30) days after receipt of Notification thereof from the other Member, or if the breach is not susceptible of cure within such thirty (30) days, failure to institute prompt action and prosecute with diligence and continuity the curing of the breach and failure to cure the breach within nine (9) months after receipt of such Notification;
(iv)    Material Breach by MPG or any Affiliate of MPG under the Property Management Agreement and failure to cure such breach within thirty (30) days after receipt of Notification of such breach from Beacon, or if the breach is not susceptible of cure within such thirty (30) days, failure to institute prompt action and prosecute with diligence and continuity the curing of the breach and failure to cure the breach within ninety (90) days after receipt of such Notification, or if longer, within the applicable cure period in the Property Management Agreement; provided that if there is a default under this Section 7.2(a)(iv), MPG shall be considered the defaulting Member and Beacon shall be considered the non-defaulting Member; or
(v)    any Transfer in violation of Article IX.
(b)    At any time after the Lockout Date, upon the occurrence of a Matured Event of Default, the non-defaulting Member shall have the right, in addition to all other rights and remedies available hereunder, at law or in equity, to send a Portfolio Marketing Notice to require that the Company dissolve, liquidate the Projects in accordance with Section 9.2, liquidate the other assets of the Company and distribute the assets of the Company to the Members in accordance with the procedures described in Section 7.4(c).
Section 7.3    Dissolution of the Company. The Company shall be dissolved upon the first to occur of any of the following events:
(a)    the agreement of the Members that the Company should be dissolved;
(b)    delivery by one Member to the other, at any time beginning after the Lockout Date, of Notification of the Member’s election to dissolve the Company following the Members’ failure to agree on the Fair Market Value of any Project in accordance with Section 9.3(a);
(c)    intentionally omitted;
(d)    the election by a non-defaulting Member to dissolve the Company pursuant to Section 7.2(b);
(e)    delivery by one Member to the other of the sending Member’s election to dissolve the Company (i) after the receiving Member files in any court pursuant to any statute of the United States or any state a petition in bankruptcy or insolvency or for a reorganization, or for the appointment of a receiver or trustee of all or a substantial portion of such receiving Member’s property, or (ii) if such receiving Member makes an assignment for or petitions for or enters into an arrangement for the benefit of creditors, or (iii) if any such a petition in bankruptcy is filed against such receiving Member which is not discharged within sixty (60) days thereafter;
(f)    delivery by one Member to the other of the Member’s election to dissolve the Company after a change in the Code, or any case law, regulations or IRS rulings or interpretations thereunder that would cause MPG REIT (if the Notification is delivered by MPG) or [Beacon] (if the Notification is delivered by Beacon) to cease to qualify as a real estate investment trust under the Code as a result of its membership in the Company; or
(g)    delivery by one Member to the other, at any time after the Lockout Date, of the Member’s election to dissolve the Company pursuant to Section 6.3(c)(ii).
Dissolution of the Company shall be effective on the day on which the event giving rise to the dissolution occurs. Immediately upon dissolution, the Members shall proceed to wind up the affairs of the Company, and, upon completion of such winding up, liquidate the Company’s assets as provided in Section 7.4. Notwithstanding the dissolution of the Company prior to the winding up of the affairs of the Company, as aforesaid, the business of the Company and the affairs of the Members as such, shall continue to be governed by this Agreement.
Section 7.4    Liquidation.
(a)    Upon the dissolution of the Company pursuant to Section 7.3, (i) the Manager or, (ii) if the dissolution of the Company should occur by reason of (A) an election by MPG to dissolve pursuant to Section 7.3(b) or (B) an election by Beacon to dissolve pursuant to Section 7.3(d), or (e), a liquidating trustee (the “Liquidator”) of the Company appointed by

Beacon and reasonably approved by MPG, shall wind up the business and affairs of the Company in an orderly manner. Any Liquidator appointed by Beacon may be removed at any time, with or without cause, by Beacon. Upon the resignation or removal of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and obligations of the original Liquidator) shall, within thirty (30) days thereafter, be appointed by Beacon and reasonably approved by MPG. Except as expressly provided in this Section 7.4, the Liquidator approved in the manner provided in this Agreement shall have and may exercise, without further authorization or approval of any of the parties hereto, all of the powers conferred upon the Manager under the terms of this Agreement (provided that the Liquidator shall be subject to all applicable limitations, contractual and otherwise, upon the exercise of such powers) to the extent appropriate or necessary in the reasonable and good faith judgment of the Liquidator to carry out the duties and functions of the Liquidator hereunder for and during such period of time as shall be reasonably required to complete the winding-up of the Company as provided for in this Agreement. The management of the Company shall continue to be governed by the provisions of Article VI while the Liquidator winds up the Company.
(b)    The Company shall not make distributions in kind. In the event of dissolution, the remaining Projects shall immediately be marketed for Sale by the Company pursuant to Section 9.2. The Net Proceeds from Capital Events related to such Sales shall be distributable to the Members pursuant to Section 7.4(c).
(c)    The proceeds of liquidation shall be paid in the following order:
(i)    First, to the payment of and discharge of all of the Company’s debts and liabilities to Persons (other than Members) and the expenses of liquidation;
(ii)    Second, to the establishment of any reserves, such reserves to be paid over by the Manager or the Liquidator, if applicable, to a bank or other third party acceptable to the Members, as escrow agent, to be held for disbursement in payment of any liabilities and, at the expiration of such reasonable time as may be determined by the Manager or the Liquidator, as applicable, for distribution of the balance in the manner hereafter provided in this Section 7.4;
(iii)    Third, to the payment of and discharge of all of the Company’s debts and liabilities to Members; and
(iv)    The balance, if any, shall be distributed to the Members in accordance with Section 5.1.
(d)    Any distributions under this Article VII to Members upon liquidation shall be made by the end of the taxable year in which the liquidation of the Company occurs (or, if later, within ninety (90) days after the date of such liquidation).
(e)    It is intended that the distributions set forth in this Section 7.4 comply with the intention of Treasury Regulations Section 1.704-1(b)(2)(ii)(b)(2) that liquidating distributions be made in accordance with positive Capital Accounts. However, if the distributions set forth in this Section 7.4 would not be the same as distributions made in accordance with positive Capital Accounts, no change in the amounts of distributions pursuant to this Section 7.4 shall be made, but rather, items of income, gain, loss, deduction and credit will be reallocated among the Members so as to cause the balances in the Capital Accounts to be in the amounts necessary so that, to the extent possible, distributions set forth in this Section 7.4 shall be in accordance with positive Capital Accounts.
Section 7.5    Intentionally Omitted.
Section 7.6    Certificate of Cancellation. Upon the completion of the distribution of Company assets as provided in this Article VII, the Company shall be terminated and cancelled, and the Manager or the Liquidator, as applicable (or the Members, if necessary), shall cause a Certificate of Cancellation to be filed in the office of the Secretary of State of Delaware, and shall take such other actions as may be necessary or appropriate to terminate and wind up the Company.
ARTICLE VIII
BOOKS AND RECORDS, ACCOUNTING, REPORTS AND MONTHLY MEETING
Section 8.1    Books and Records. The Manager shall keep just and true books of account with respect to the operations of the Company. The books and records (including leases and other contracts) of the Company and each Project and Project Level Entity shall be maintained at the principal office of the Company and such other locations as may be designated by the Manager and shall be available for examination and copying at all times by the Members during ordinary business hours. The Members shall have the right to inspect any Project at any time during ordinary business hours.
Section 8.2    Accounting Basis and Fiscal Year. The Company’s books and records shall be closed and balanced at the end of each Fiscal Year. For financial reporting purposes, the books and records of the Company shall be kept on the accrual method of accounting and applied in a consistent manner in accordance with generally accepted accounting principles in the United States. The accrual method of accounting shall be used for both Company and tax accounting purposes. The Fiscal Year of the Company shall be the twelve (12)-month period ending December 31. The change of any accounting method adopted by the Company or a Project Level Entity shall require the Consent of the Members unless such change is required by generally accepted accounting principles in the United States. The Manager shall provide to Beacon or any of its Affiliates, promptly upon any of their request, any information as may be reasonably necessary and reasonably available to the Manager to conform the information provided pursuant to Section 8.3 to US income tax accounting principles.
Section 8.3    Reports.
(a)    Promptly following the Company’s receipt of any monthly and/or quarterly reports, schedules or other information or deliverables from the Property Manager pursuant to the Property Management Agreement, the Manager shall deliver copies of the same to Beacon. Within ten (10) Business Days after the end of each month, the Manager shall cause to be prepared and delivered to Beacon such additional information, including narrative information concerning operations, as Beacon may reasonably request (subject in all events to the last sentence of Section 8.7 hereof).
(b)    Intentionally Omitted.
(c)    The Manager shall prepare or cause to be prepared, at the expense of the Company, all federal, state and local income tax returns required of the Company. The Manager shall submit or cause the submission of such returns to Beacon in draft form for its review and consent (not to be unreasonably withheld, conditioned, or delayed). After receiving such consent from Beacon, the Manager shall file or cause the filing of the tax returns and shall furnish or cause to be furnished to the Members all necessary information concerning the Members’ distributive share of the Company items shown on the Company’s tax returns to enable the Members to prepare their federal, state and local income tax returns, with such information for each Fiscal Year to be furnished to the Members by May 30 of the next year. Beacon shall provide all comments, and its consent to the filing of the returns, subject to the implementation of its comments, by the later of (i) the date that is ten (10) days after the submission of returns to Beacon in draft form, and (ii) the date that is five (5) days prior to the due date of the applicable return; otherwise, Beacon shall be deemed to have consented to the filing of the return submitted to Beacon by the Manager.
(d)    On each December 31, the Manager shall cause the records of the Company to be closed and shall prepare or cause to be prepared (i) the balance sheet of the Company and the Members’ Capital Account balances as of the end of the twelve month period then ended and statement of income (loss), statement of Members’ equity and statement of cash flow of the Company for the twelve month period then ended, and (ii) a statement of Cash Flow from Operations and actual cash distributions for the twelve month period then ended, all of which shall be unaudited. Such unaudited financial statements set forth in the foregoing clauses (i) and (ii) shall be furnished to the Members within five (5) Business Days after each December 31.
(e)    Intentionally Omitted.
(f)    The Manager shall, within two Business Days after the Manager receives knowledge of the following matters, (i) give notice to the Members of (A) any notice of default under any Financing or notice of breach of or default under any other material agreement of which the Company is a party, (B) notice of nonpayment of property taxes with respect to a Project, or (C) any matter not covered in a current Annual Plan that is reasonably likely to result in a loss greater than $40,000 to the Company and (ii) provide copies to the Members of any material notices given under any MPG Agreement by (A) the Company or (B) MPG or any Affiliate of MPG.
(g)    Within thirty-seven (37) days after the end of the third Fiscal Quarter of each Fiscal Year, the Company shall provide to Beacon an estimate of the amount and nature of Beacon’s distributive share of Company items of taxable income, gain, loss and deduction realized or incurred by the Company during the first three Fiscal Quarters of such Fiscal Year, the amounts of ordinary income and capital gain, and the amount of earnings and profits (within the meaning of Section 312 of the Code) attributable thereto. In addition, the Manager will provide a schedule of leases and subleases which contain percentage rents, which leases or subleases were entered into during the first three Fiscal Quarters. When providing this information, the Manager shall also inform Beacon of any significant transactions that are contemplated to occur during the fourth quarter of such Fiscal Year. The Company shall also provide such information for the entire Fiscal Year within twenty (20) days after the close of such Fiscal Year. In developing such information and fulfilling its obligations under this Section 8.3(g), the Company shall retain an Approved Accountant to review such information. In providing such estimates, the Company shall also make available to Beacon and Beacon’s tax advisors the supporting computations underlying such estimates. The Company shall also provide information to Beacon on a quarterly basis within twenty (20) days after the end of each Fiscal Quarter, or at such other times as Beacon may reasonably request, regarding the nature and amount of the Company’s assets and gross income that is sufficient to permit Beacon to ascertain its compliance with Beacon income and asset tests and to comply with Beacon record keeping requirements under the Code and the applicable Treasury Regulations.
Section 8.4    Independent Audit Review.
(a)    At the Company’s expense, the Manager shall cause the Approved Accountant to conduct an audit of the Company’s financial statements each year for the twelve-month period ending December 31st of such year, in accordance with generally accepted accounting principles in the United States, consistently applied. A copy of the audit report and the accompanying financial statements shall be provided to the Members. At Beacon’s request and expense, the Manager shall also cause the Approved Accountants to prepare the annual audits of the Company’s financial statements using US income tax accounting principles. The Manager shall be reimbursed by Beacon for any out-of-pocket costs incurred by the Manager in assisting with the preparation of any US income tax accounting-based audits.
(b)    Beacon shall have the absolute right to undertake a periodic audit review of the Company or its Projects, the fees payable hereunder to the Manager and the Manager’s compliance with the provisions of this Agreement. Such audit review may be undertaken directly by Beacon or by third parties engaged by Beacon, including accountants, consultants and appraisers. The Manager shall reasonably cooperate with Beacon or any such third party in connection with such audit review. All adjustments, payments and reimbursements to the fees payable hereunder to the Manager demonstrated by Beacon or its representatives to be appropriate by such audit review shall be effected promptly by the Manager; provided, however, that if the Manager disputes any of such adjustments, payments or reimbursements, then the matters in dispute shall be submitted to a mutually acceptable firm of nationally recognized independent certified public accountants, who shall determine which party’s determination is correct and whose decision shall be binding. If the audit for any given annual period discloses that aggregate adjustments, payments and reimbursements in favor of the Company exceed either a percentage in excess of five percent (5%) of the total distributions made to the Members in the year under audit or (with respect to the Manager’s fees only) result in an adjustment in excess of five percent (5%) of the fees payable to the Manager, the cost of such audit shall be paid by the Manager out of its own funds. Otherwise, the cost of the audit shall be paid by Beacon from its own funds.

Section 8.5    Bank Accounts. At the Company’s expense, the Manager shall be responsible for causing one or more bank accounts of the Company to be maintained in an FDIC-insured bank (or banks), which accounts shall be used for the payment of the expenditures incurred in connection with the business of the Company. All deposits and funds shall be placed daily in interest-bearing Company accounts as part of the Company’s cash management system, subject to any lock-box and cash management requirements imposed by lenders. All amounts in Company accounts shall be and remain the property of the Company, and shall be received, held and disbursed for the purposes specified in this Agreement.
Section 8.6    Executed Agreements and Leases. Promptly following the Company’s receipt of copies of executed Leases and other agreements from the Property Manager as required under the Property Management Agreement, the Manager shall deliver copies of the same to Beacon.
Section 8.7    Monthly Leasing Status Meetings. Each Month, within five (5) Business Days after the Property Manager’s delivery of the monthly leasing status report required to be provided to the Company under the Property Management Agreement, the Manager shall meet with the Members to discuss the current status of leasing efforts and strategy related thereto for each of the Projects. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, neither the Manager, the Property Manager, MPG nor any of their Affiliates shall be obligated to disclose to (or discuss with) Beacon or any of its Affiliates (whether at the monthly meeting required by this Section 8.7 or in any other context) any Confidential Information or any Competitive Information.
ARTICLE IX
TRANSFER OF MEMBERSHIP INTERESTS; MARKETING RIGHTS
Section 9.1    Transfer of Membership Interests; Change of Control. Except as otherwise expressly permitted under Sections 9.1(a) and (b) below, neither Member shall be permitted to Transfer all or any portion of its Membership Interest or, in the case of Beacon, to engage in any Change of Control transaction; provided, however, that a Member may Transfer all or any portion of such Member’s Membership Interest to an Affiliate of such Member (provided that, the Transferring Member remains liable for its obligations under this Agreement).
(a)    MPG Transfers of Membership Interests; Change of Control. MPG shall have the right at any time and from time to time (i) to undergo a Change of Control transaction; and (ii) subject to Section 9.1(c), to Transfer to any third party all but not a portion of its Membership Interest.
(b)    Beacon Transfers of Membership Interests; Change of Control. Beacon shall have the right at any time and from time to time, subject to Section 9.1(c), (i) to undergo a Change of Control transaction with a Qualified Transferee being the Person Controlling Beacon after the consummation of any such Change of Control transaction; and (ii) to Transfer to a Qualified Transferee all but not a portion of its Membership Interest. For the avoidance of doubt, any proposed Transfer by, or Change of Control with respect to Beacon, which would result in any Person that is not a Qualified Transferee owning or Controlling (directly or indirectly) Beacon and/or its Membership Interest shall not be permitted without the prior written consent of MPG (which consent may be granted or withheld in MPG’s sole and absolute discretion).
(c)    Right of First Opportunity.
(A)    If either Member desires to effectuate a Transfer of its Membership Interest as contemplated by Section 9.1(a)(ii), in the case of MPG, or Section 9.1(b)(ii), in the case of Beacon, or if Beacon desires to consummate a Change of Control of Beacon in accordance with Section 9.1(b)(i), such Member (the “Transferring Member”) shall first deliver written notice (an “Intended Sale Notice”) to the other Member (the “Non-Transferring Member”) setting forth the price (the “ROFO Purchase Price”) and the other material business terms (collectively, the “Intended Sale Terms”) on which the Transferring Member is willing to sell one-hundred percent (100%) of its Membership Interest free and clear of any claims or encumbrances. The Non-Transferring Member shall have the right (but not the obligation) to elect to purchase the Transferring Member’s Membership Interest in accordance with the Intended Sale Terms by delivering written notice (the “Option Notice”) of such election to the Transferring Member on or before the sixtieth (60th) day after the date on which the Non-Transferring Member receives the Intended Sale Notice. The failure of the Non-Transferring Member to respond to an Intended Sale Notice within such sixty (60) day period shall be deemed an election by the Non-Transferring Member not to purchase the Membership Interest of the Transferring Member. If the Non-Transferring Member elects (or is deemed to have elected) not to purchase the Transferring Member’s Membership Interest, then the Transferring Member shall have the right (in its sole discretion) to Transfer such Membership Interest to an unaffiliated third-party (which, if Beacon is the Transferring Member, must be a Qualified Transferee), provided that (x) the purchase price received by the Transferring Member as consideration for such Membership Interest is not less than ninety-seven percent (97%) of the ROFO Purchase Price set forth in the Intended Sale Terms or, as applicable, the ROFO Purchase Price determined by a Qualified Appraiser in accordance with paragraph (B) of this Section 9.1(c)), (y) the transaction effectuating such Transfer must otherwise be on business terms not materially different from, or more favorable to the purchaser than, those set forth in the Intended Sale Terms, and (z) the transaction effectuating such Transfer closes within six (6) months after the date of the Intended Sale Notice. If at any time the Transferring Member desires to Transfer its Membership Interest to a third party on terms that do not comply with the foregoing clauses (x), (y) and (z), with reference to the most recently delivered Intended Sale Notice and Intended Sale Terms, the terms of this Section 9.1(c) shall again apply to such proposed Transfer and the Transferring Member shall first deliver to the Non-Transferring Member a new Intended Sale Notice reflecting the new Intended Sale Terms on which the Transferring Member desires to proceed.
(B)    Notwithstanding anything to the contrary contained in paragraph (A) of this Section 9.1(c), in the event that Beacon delivers an Intended Sale Notice in connection with a proposed Change of Control of Beacon, MPG shall have the option (in its sole discretion) to reject the ROFO Purchase Price proposed by Beacon and set forth in the Intended Sale Terms and to elect to have the ROFO Purchase Price determined by a Qualified Appraiser. Should MPG desire to have the ROFO Purchase Price determined by a Qualified Appraiser, MPG shall deliver notice of such election to Beacon within thirty (30) days after MPG receives the subject Intended Sale Notice. In such event, the Qualified Appraiser shall be selected by MPG and reasonably acceptable to Beacon and shall be engaged by the Company within ten (10) Business Days following the date on which MPG delivers notice to Beacon of MPG’s election to have the ROFO Purchase Price determined by a Qualified Appraiser. The cost of such appraisal shall be paid by Beacon. The Qualified Appraiser shall have thirty (30) days after the date of its appointment to establish the ROFO Purchase Price for Beacon’s Membership Interest (which shall be equal to the amount independently determined by such Qualified Appraiser to be the then current fair market value for such Membership Interest) and deliver such ROFO Purchase Price, together with supporting documentation, to Beacon and MPG. Additionally, notwithstanding anything to the contrary contained in paragraph (A) of this Section 9.1(c), with respect to any such Intended Sale Notice delivered in connection with a proposed Change of Control of Beacon, if MPG has elected to have the ROFO Purchase Price determined by a Qualified Appraiser (1) Beacon may revoke its Intended Sale Notice at any time within the ten (10) day period following the date the Qualified Appraiser delivers its determination of the ROFO Purchase Price to Beacon, and (2) assuming Beacon has not so revoked its Intended Sale Notice, MPG’s time period within which to deliver a responsive Option Notice electing to purchase Beacon’s Membership Interest shall be thirty (30) days in length and shall commence on the date the Qualified Appraiser delivers its determination of the ROFO Purchase Price to Beacon and MPG.

(C)    If the Non-Transferring Member elects to purchase the Transferring Member’s Membership Interest by delivering the Option Notice in accordance with paragraphs (A) or (B) of this Section 9.1(c), then the following terms shall apply:

(i)    ROFO Deposit. The Non-Transferring Member (for purposes of clauses (i) through (iii), inclusive, of this paragraph (C), the “ROFO Purchaser”) shall be required to make an earnest money deposit (together with any interest accruing thereon, the “ROFO Deposit”) in an amount equivalent to five percent (5%) of the ROFO Purchase Price. The ROFO Deposit shall be delivered within five (5) Business Days following the date (the “Option Notice Date”) the Option Notice is delivered, by transfer of immediately available funds to an independent and neutral party reasonably satisfactory to the Transferring Member, that shall perform the services of escrow agent for the closing of the sale of the Transferring Member’s Membership Interest. Failure to timely make the ROFO Deposit shall be a material default by the ROFO Purchaser with respect to which the terms of clause (iii) of this paragraph (C) shall apply. The ROFO Deposit shall be nonrefundable to the ROFO Purchaser and shall be applied against the ROFO Purchase Price to be paid at the closing referenced below or shall be paid as liquidated damages in the event of default by the Transferring Member in performing its closing obligations pursuant to clause (ii) of this paragraph (C).
(ii)    Closing Process. The ROFO Purchaser shall fix a closing date (the “ROFO Closing Date”) not later than one hundred twenty (120) days following the Option Notice Date by notifying the Transferring Member in writing of the ROFO Closing Date not less than ten (10) Business Days prior thereto. The closing shall take place on the ROFO Closing Date and shall be completed through a customary closing escrow or held at the principal office of the Company or such other location as the parties shall agree upon at least five (5) Business Days prior to the ROFO Closing Date. The balance of the ROFO Purchase Price (less the amount of the ROFO Deposit) shall be paid in immediately available funds and the Transferring Member shall convey good and marketable title to its Membership Interest to ROFO Purchaser or its designee free and clear of all encumbrances. Each Member agrees to cooperate and execute and deliver all reasonable documents that may be necessary or appropriate, in the reasonable opinion of counsel to the ROFO Purchaser to convey the Portfolio Transferring Member’s Membership Interest to the ROFO Purchaser. The Members shall pay their own attorneys’ fees and all closing costs shall be borne by the party who customarily bears such costs in Los Angeles County, California. To the extent applicable, any risk of casualty, condemnation or loss prior to the ROFO Closing Date shall be borne by ROFO Purchaser, who shall succeed to all rights to insurance proceeds (other than loss of income proceeds allocable to any period prior to the ROFO Closing Date) or condemnation awards. It shall be a condition precedent to Transferring Member’s obligation to close on the ROFO Closing Date that ROFO Purchaser (with the cooperation of (but at no material cost to) the Transferring Member) obtains for the benefit of Transferring Member the releases required pursuant to Sections 9.4 or 9.5 hereof (as applicable).
(iii)    Failure to Close. If the ROFO Purchaser fails to perform its obligations under this Section 9.1(c), other than as a result of the Transferring Member’s default, the Transferring Member shall have (as its sole and exclusive remedy at law or in equity) the right to retain the ROFO Deposit as liquidated damages (inclusive of the right to pursue a claim for the ROFO Deposit (and all costs of collection) if the ROFO Deposit was not delivered by the ROFO Purchaser). If the Transferring Member defaults in its obligations pursuant to this Section 9.1(c), the ROFO Purchaser shall have all remedies at law or in equity, including specific performance. THE MEMBERS EXPRESSLY ACKNOWLEDGE AND AGREE THAT THE RETENTION OF THE ROFO DEPOSIT IS NOT INTENDED AS A FORFEITURE OR PENALTY UNDER ANY STATE LAWS, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO THE TRANSFERRING MEMBER. NOTHING CONTAINED HEREIN SHALL LIMIT OR OTHERWISE AFFECT ANY RIGHTS THE ROFO PURCHASER MAY HAVE TO OBTAIN SPECIFIC PERFORMANCE AND, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY OTHER EQUITABLE REMEDIES. THE MEMBERS ACKNOWLEDGE THAT THEY HAVE BEEN ADVISED BY THEIR COUNSEL WITH RESPECT TO THE FOREGOING PROVISIONS OF CLAUSE (iii) OF PARAGRAPH (C) OF THIS SECTION 9.1(c) AND BY THEIR INITIALS SET FORTH BELOW INDICATE THAT THE FOREGOING REMEDIES ARE FAIR AND REASONABLE AND AGREE AND COVENANT NOT TO CONTEST THE VALIDITY OF SUCH REMEDY AS A PENALTY, FORFEITURE OR OTHERWISE IN ANY COURT OF LAW (AND/OR IN ANY ARBITRATION OR OTHER PROCEEDING).
Initials of Beacon: _______________    Initials of MPG: _______________

(d)    Other Transfers. Except as contemplated by, and in accordance with, the provisions of Section 9.2, any attempted Transfer of a Membership Interest that does not comply with the terms of this Section 9.1 or which is not otherwise Consented to by the Members shall be void ab initio and shall constitute a Matured Event of Default hereunder.
Section 9.2    Marketing Right for Entire Portfolio.
(a)    (i)    Under any of the circumstances set forth in Section 7.3, a Member may initiate (the “Portfolio Initiating Member”) the dissolution of the Company and the Sale of all of the Projects in liquidation by sending Notification (the “Portfolio Marketing Notice”) to the other Member (the “Portfolio Non-Initiating Member”) of such election. The purchasing Member (the “Portfolio Purchasing Member”) shall be (1) the Portfolio Initiating Member, if the Company is being dissolved at the initiation of the Portfolio Initiating Member pursuant to Section 7.3(d), or (e); (2) the Portfolio Non-Initiating Member, if the Company is being dissolved at the initiation of the Portfolio Initiating Member pursuant to Section 7.3(b), (f) or (g); or (3) the Member mutually agreed by all the Members, if the Company is being dissolved pursuant to Section 7.3(a). The Member other than the Portfolio Purchasing Member shall be the non-purchasing Member (the “Portfolio Non-Purchasing Member”). Within thirty (30) days after the date of the Portfolio Marketing Notice, the Members, each acting in good faith, shall attempt to agree on the Fair Market Values of all of the Projects. If the Members cannot agree on the Fair Market Values of all of the Projects in such thirty (30)-day period, the Projects for which the Members cannot agree on the Fair Market Values shall be appraised by a Qualified Appraiser. The cost of such appraisal shall be paid by the Company. The Qualified Appraiser shall have thirty (30) days after the date of its appointment to determine the Fair Market Values of the applicable Projects. The aggregate Fair Market Values of all of the Projects as determined by this Section 9.2(a) is the “Portfolio Marketing Price.”
(ii)    The Portfolio Purchasing Member shall have thirty (30) Business Days after the date on which the Portfolio Marketing Price is determined (the “First Portfolio Election Period”) to send Notification to the Portfolio Non-Purchasing Member that it has elected to purchase either (A) all of the Project Level Entities or Projects at the Portfolio Marketing Price or (B) the Membership Interest of the Portfolio Non-Purchasing Member. If the Portfolio Purchasing Member elects to purchase the Membership Interest of the Portfolio Non-Purchasing Member, the purchase price shall equal the amount to which the Portfolio Non-Purchasing Member would be entitled if the Company had dissolved pursuant to the clause of Section 7.3 under which the Portfolio Initiating Member had elected to dissolve the Company under Section 9.2(a)(i) and the Company’s assets were liquidated and distributed pursuant to Article VII, valuing the Projects at the Portfolio Marketing Price and any other assets of the Company, the Project Level Entities and the Projects at their Fair Market Values.
(iii)    If the Portfolio Purchasing Member does not elect to purchase the Projects at the Portfolio Marketing Price or the Membership Interest of the Portfolio Non-Purchasing Member at the price specified in Section 9.2(a)(ii) within the First Portfolio Election Period, the Portfolio Purchasing Member shall market all of the Projects for Sale to third parties under the supervision of an independent, third-party broker reasonably acceptable to the Members by making an election in writing delivered to the Company and the Portfolio Non-Purchasing Member within fifteen (15) days after expiration of the First Portfolio Election Period. The Projects may be sold to one third party or various third parties, whichever method will result in the highest aggregate sale price. This marketing process shall continue until the later of (I) seventy-five (75) days after the expiration of the First Portfolio Election Period and (II) at least one bid for each of the Projects has been received. The Portfolio Purchasing Member shall use reasonable efforts to provide the Portfolio Non-Purchasing Member with periodic updates during the marketing process. Within five (5) Business Days after the end of the marketing process, the Portfolio Initiating Member shall send Notification (the “Portfolio Bid Notice”) to the Portfolio Non-Initiating Member listing all of the bids received from third parties.
(A)    If the highest bid for all of the Projects or the sum of the highest bids for each Project (or subset of Projects) (the “Highest Portfolio Bid”) from a third party or parties (the “Highest Portfolio Bidder(s)”) is at least ninety-seven percent (97%) of the Portfolio Marketing Price, the Company shall sell all of the Projects pursuant to this Section 9.2 to the Highest Portfolio Bidder(s).
(B)    If the Highest Portfolio Bid for the Projects from the Highest Portfolio Bidder(s) is less than ninety-seven percent (97%) of the Portfolio Marketing Price, the marketing process shall continue in the following order:
(I)    Subject to clause (2) below, the Portfolio Non-Purchasing Member may elect to purchase the Projects at the Highest Portfolio Bid. The Portfolio Non-Purchasing Member does not have the right to elect to purchase the Membership Interest of the Portfolio Purchasing Member. To make such election, the Portfolio Non-Purchasing Member must send Notification (the “PNPM Notice”) to the Portfolio Purchasing Member within five (5) Business Days after the date of the Portfolio Purchasing Member’s receipt of the Portfolio Bid Notice. Such PNPM Notice must set forth the purchase price to be paid for all of the Projects (such purchase price being the “Portfolio Non-Purchasing Member’s Project Bid”). The Portfolio Non-Purchasing Member’s Project Bid must equal or exceed the Highest Portfolio Bid but is not required to equal or exceed ninety-seven percent (97%) of the Portfolio Marketing Price.

(1)
If the Portfolio Non-Purchasing Member does not elect to purchase the Projects within such five (5) Business Day period, the Portfolio Purchasing Member’s election right under clause (II) below shall commence.

(2)
If the Portfolio Non-Purchasing Member elects to purchase the Projects within such five (5) Business Day period, the Portfolio Purchasing Member may elect to purchase either (A) all of the Projects at a price equal to or greater than the Portfolio Non-Purchasing Member’s Project Bid or (B) the Portfolio Non-Purchasing Member’s Membership Interest. If the Portfolio Purchasing Member elects to purchase the Membership Interest of the Portfolio Non-Purchasing Member, the purchase price shall equal the amount to which the Portfolio Non-Purchasing Member would be entitled if the Company had dissolved pursuant to the clause of Section 7.3 under which the Portfolio Initiating Member had elected to dissolve the Company under Section 9.2(a)(i) and the Company’s assets were liquidated and distributed pursuant to Article VII, valuing the Projects at the Portfolio Non-Purchasing Member’s Project Bid and any other assets of the Company, the Project Level Entities and the Projects at their Fair Market Values.

(3)
To make such election, the Portfolio Purchasing Member must send Notification to the Portfolio Non-Purchasing Member within thirty (30) days after the date of the Portfolio Purchasing Member’s receipt of the PNPM Notice. The Portfolio Non-Purchasing Member shall have no right to make subsequent bids for the Projects (except as set forth in Section 9.2(b) in the event the Portfolio Purchasing Member defaults).

(4)
If the Portfolio Purchasing Member does not elect to purchase the Projects or the Portfolio Non-Purchasing Member’s Membership Interest within such thirty (30) day period and the Portfolio Non-Purchasing Member has made the election to purchase pursuant to Section 9.2(a)(iii)(B)(I), the Company shall sell the Projects pursuant to this Section 9.2(a) to the Portfolio Non-Purchasing Member.

(II)    If the Portfolio Non-Purchasing Member has not made an election to purchase under Section 9.2(a)(iii)(B)(I), the Portfolio Purchasing Member may elect to purchase the Projects at the Highest Portfolio Bid or elect to purchase the Portfolio Non-Purchasing Member’s Membership Interest. If the Portfolio Purchasing Member elects to purchase the Membership Interest of the Portfolio Non-Purchasing Member, the purchase price shall equal the amount to which the Portfolio Non-Purchasing Member would be entitled if the Company had dissolved pursuant to the clause of Section 7.3 under which the Portfolio Initiating Member had elected to dissolve the Company under Section 9.2(a)(i) and the Company’s assets were liquidated and distributed pursuant to Article VII, valuing the Projects at the Highest Portfolio Bid and any other assets of the Company, the Project Level Entities and the Projects at their Fair Market Values. To make such election, the Portfolio Purchasing Member must send Notification to the Portfolio Non-Purchasing Member within thirty (30) Business Days after the date of the Portfolio Purchasing Member’s receipt of the Portfolio Bid Notice (the “Second Portfolio Election Period”). If the Portfolio Purchasing Member does not elect to purchase the Projects or the Portfolio Non-Purchasing Member’s Membership Interest within the Second Portfolio Election Period, the Company shall sell the Projects pursuant to this Section 9.2(a) to the Highest Portfolio Bidder(s).
(iv)    After following the procedures set forth in this Section 9.2(a), if the purchaser is either the Portfolio Purchasing Member or the Portfolio Non-Purchasing Member, (A) such purchaser shall be known as the “Final Portfolio Purchasing Member,” and (B) the applicable purchase price to be paid by the Final Portfolio Purchasing

Member (I) for all of the Projects shall be the “Agreed Portfolio Price” or (II) for the Portfolio Non-Purchasing Member’s Membership Interest shall be the “Agreed Membership Interest Price” and the procedures specified in Section 9.2(b) and (c) shall be followed. If the purchaser is the Highest Portfolio Bidder(s), the Company shall use its best efforts to complete the transaction with such Highest Portfolio Bidder(s) in a manner and time frame substantially identical to those set forth in this Section 9.2 and shall send all of the transaction documents to the Portfolio Non-Initiating Member at least ten (10) Business Days before the closing of such transaction. The transaction with the Highest Portfolio Bidder(s) must proceed at the Highest Portfolio Bid. The purchase price paid by the Highest Portfolio Bidder(s) shall be sent directly to the Company. The Company shall distribute to the Members the Net Proceeds from Capital Events attributable to such Sale pursuant to Section 7.4(c); provided, however, that in the event of a dissolution pursuant to Section 7.2, the amount paid to a Defaulting Member shall be reduced by any actual damages caused to the Company or to the non-defaulting Members by such Defaulting Member’s default.
(b)    Within ten (10) Business Days after the identity of the Final Portfolio Purchasing Member and the purchase price to be paid for all of the Projects or the Portfolio Non-Purchasing Member’s Membership Interest have been determined pursuant to Section 9.2(a), the Final Portfolio Purchasing Member shall deposit in cash an amount equal to five percent (5%) of the Agreed Portfolio Price or five percent (5%) of the Agreed Membership Interest Price, as applicable (the “Portfolio Earnest Money”), with an independent and neutral party reasonably satisfactory to the other Member (collectively, the “Final Portfolio Non-Purchasing Member”). The Portfolio Earnest Money shall be applied against the Agreed Portfolio Price or the Agreed Membership Interest Price, as applicable, to be paid at the closing referenced below or shall be paid as liquidated damages in the event of default by the Final Portfolio Purchasing Member. In the event the Final Portfolio Purchasing Member fails to deposit timely such Portfolio Earnest Money or fails to purchase the Projects or the Portfolio Non-Purchasing Member’s Membership Interest, as applicable (such Final Portfolio Purchasing Member being then referred to as a “Defaulting Portfolio Buyer”), the Final Portfolio Non-Purchasing Member shall have the option:
(i)    within thirty (30) days thereafter, unless the Defaulting Portfolio Buyer has earlier cured such default by depositing the required Portfolio Earnest Money as provided above or purchasing the Projects or Portfolio Non-Purchasing Member’s Membership Interest, as applicable, of (A) continuing the marketing process with the Highest Portfolio Bidder(s) under Section 9.2(a), if any, or (B) beginning (or re-commencing) the bidding process with third parties pursuant to Section 9.2(a) as if it were the Portfolio Purchasing Member;
(ii)    at any time after default by the Defaulting Portfolio Buyer in depositing the Portfolio Earnest Money, of seeking from the Defaulting Portfolio Buyer, by judicial proceedings or as otherwise permitted by law, as liquidated damages for its default in its obligations under this Section 9.2, an amount of money equal to the amount of Portfolio Earnest Money the Defaulting Portfolio Buyer was required to deposit pursuant to this Section 9.2; or

(iii)    at any time after the Defaulting Portfolio Buyer has deposited the Portfolio Earnest Money but failed to purchase the Projects or the Portfolio Non-Purchasing Member’s Membership Interest, as applicable, of retaining the Portfolio Earnest Money as liquidated damages for the Defaulting Portfolio Buyer’s default in its obligations under this Section 9.2.
(c)    (i)    The Final Portfolio Purchasing Member shall pay (or cause its designee to pay) to the Final Portfolio Non-Purchasing Member, at a closing to be held at the Company’s principal offices no later than ninety (90) days after the expiration of the First Portfolio Election Period or Second Portfolio Election Period, as applicable, in cash an amount equal to (A) what the Final Portfolio Non-Purchasing Member would have received had the Projects been sold for cash to one or more third parties for an amount equal to the Agreed Portfolio Price and the proceeds from such Sale distributed to the Members in accordance with Section 7.4(c) or (B) the Agreed Membership Interest Price, as applicable; provided, however, that, in either case, in the event of a dissolution pursuant to Section 7.2, the amount paid to a Defaulting Member shall be reduced by any actual damages caused to the Company or the Final Portfolio Non-Purchasing Member by such Defaulting Member’s default.
(ii)    Simultaneously with the receipt of the payment to the Final Portfolio Non-Purchasing Member pursuant to Section 9.2(c)(i), the Company and the Final Portfolio Non-Purchasing Member shall execute and deliver all documents that may be necessary or appropriate, (A) in the reasonable opinion of counsel to the Final Portfolio Purchasing Member to convey the Portfolio Non-Purchasing Member’s Membership Interest to the Final Portfolio Purchasing Member, free and clear of all liens and encumbrances, or (B) in the reasonable opinion of counsel to the Final Portfolio Purchasing Member and as determined by a title company selected by the Final Portfolio Purchasing Member, to convey good, marketable and indefeasible fee simple title to the Projects by special warranty deed, free and clear of all liens and encumbrances (other than (I) liens securing any mortgage debt that the Final Portfolio Purchasing Member has agreed to assume, (II) liens for taxes not yet delinquent, (III) easements, rights-of-way, covenants and restrictions which are customary and typical for properties similar to the Projects or (IV) those title matters affecting the Projects existing at the time the Projects were acquired by the Company and disclosed on the title insurance commitment issued to the Company at that time or which all the Members have agreed to during the term of the Company), together with all documents customarily required in similar transactions or as reasonably required by the Final Portfolio Purchasing Member or the title company, including owner’s title policy and survey. The Final Portfolio Purchasing Member shall execute and deliver all documents reasonably required by the Final Portfolio Non-Purchasing Member or the Company to evidence the Final Portfolio Purchasing Member’s assumption of debt which the Final Portfolio Purchasing Member has agreed to assume, if any, and to evidence the release of the Company and the Final Portfolio Non-Purchasing Member from any guarantees, indemnities or similar obligations related to such assumed debt, or any other debt of the Company or a Project Level Entity that is not repaid at such closing. All charges, escrows, deposits and fees customarily prorated and adjusted in similar transactions shall be so prorated and adjusted. In the event that accurate prorations and adjustments cannot be made at such closing because current bills are not obtainable, the Final Portfolio Non-Purchasing Member and the Final Portfolio

Purchasing Member shall prorate on the best available information, subject to adjustment upon receipt of the final bills. If applicable, the Company shall apply the proceeds of any closing under this Section 9.2 to the outstanding balance under any unsecured debt of the Company as to which the Sale of the Projects or the Portfolio Non-Purchasing Member’s Membership Interest, as applicable, may result in an event of default.
(iii)    The Company shall pay all closing costs incurred in connection with the implementation of the selling procedure normally and customarily paid by a seller of a real property interest in the area where the applicable Projects are located, and the Final Portfolio Purchasing Member shall pay all closing costs incurred in connection with the implementation of the selling procedure normally and customarily paid by a buyer of a real property interest; provided, however, that the Portfolio Initiating Member and the Portfolio Non-Initiating Member shall each pay the fees and expenses of its own legal counsel. The Company shall pay the fees and expenses of the Company’s legal counsel related to the Sale of the Projects or the Portfolio Non-Purchasing Member’s Membership Interest, as applicable. Any fees and expenses paid by the Company shall be included in Company Expenses before calculating any distributions or fees payable to the Members.
Section 9.3    Marketing Right for Projects.
(a)    As provided in this Section 9.3, a Member (the “Project Initiating Member”) may initiate the Sale of any Project or Projects by sending Notification (the “Project Marketing Notice”) to the other Member (the “Project Non-Initiating Member”) at any time after the Lockout Date. Within thirty (30) days after the date on which the Project Marketing Notice was received by the Project Non-Initiating Member, the Members, each acting in good faith, shall attempt to agree on the Fair Market Value of the Project(s). If the Members cannot agree on the Fair Market Value of the Project(s) in such thirty (30)-day period, the Project(s) shall be appraised by a Qualified Appraiser. The cost of such appraisal shall be paid by the Company. The Qualified Appraiser shall have thirty (30) days after the date of its appointment to determine the Fair Market Value(s) of the Project(s). The Fair Market Value(s) of the Project(s) as determined by this Section 9.3(a) is the “Project Marketing Price.” The Project Non-Initiating Member (other than a defaulting Member as determined in accordance with Section 7.2) shall have thirty (30) Business Days after the date on which the Project Marketing Price is determined (the “First Project Election Period”) to send Notification to the Project Initiating Member that it has elected to purchase the Project(s) at the Project Marketing Price. If the Project Non-Initiating Member does not elect to purchase the Project(s) at the Project Marketing Price within the First Project Election Period, the Project Initiating Member may market the Project(s) for Sale to third parties under the supervision of an independent, third-party broker reasonably acceptable to the Members. This marketing process may not continue for more than sixty (60) days after the expiration of the First Project Election Period regardless of whether any bids for the Project(s) have been received. Within five (5) Business Days after the end of the marketing process, the Project Initiating Member shall send Notification (the “Project Bid Notice”) to the Project Non-Initiating Member listing all of the bids received from third parties and stating if the highest bid listed on the Project Bid Notice (the “Highest Project Bid”) is acceptable to the Project Initiating Member.

(i)    If the Highest Project Bid is not acceptable to the Project Initiating Member, the marketing process is terminated and the Project Initiating Member may not send another Project Marketing Notice for twelve (12) months.
(ii)    If the Highest Project Bid for the Project(s) from a third party (the “Highest Project Bidder”) is equal to or greater than the Project Marketing Price and is acceptable to the Project Initiating Member, the Company shall sell the Project(s) pursuant to this Section 9.3 to the Highest Project Bidder.
(iii)    If the Highest Project Bid for the Project(s) from the Highest Project Bidder is acceptable to the Project Initiating Member but is less than the Project Marketing Price, the Project Non-Initiating Member may elect to purchase the Project(s) at the Highest Project Bid. To make such election, the Project Non-Initiating Member must send Notification to the Project Initiating Member within thirty (30) Business Days after the date of the Project Non-Initiating Member’s receipt of the Project Bid Notice (the “Second Project Election Period”). If the Project Non-Initiating Member does not elect to purchase the Project(s) within the Second Project Election Period, the Company shall sell the Project(s) to the Highest Project Bidder.
If, pursuant to this Section 9.3(a), the Project Non-Initiating Member has elected to purchase the Project(s) at the Project Marketing Price or the Highest Project Bid (in either case, the “Agreed Project Price”), the procedures specified in Section 9.3 shall be followed. If, pursuant to this Section 9.3(a), the Highest Project Bidder has agreed to purchase the Project(s) and, pursuant to the preceding provisions of this Section 9.3(a) the Company is obligated to sell the Project(s) to the Highest Portfolio Bidder, the Company shall complete the transaction with the Highest Project Bidder in a manner and time frame substantially identical to those set forth in this Section 9.3. The transaction must proceed at the Highest Project Bid. The purchase price paid by the Highest Project Bidder shall be sent directly to the Company. The Company shall distribute to the Members the Net Proceeds from Capital Events attributable to such Sale pursuant to Section 5.1.
(b)    Within five (5) Business Days after the Project Non-Initiating Member has elected to purchase the Project(s) pursuant to Section 9.3(a), the Project Non-Initiating Member shall deposit in cash an amount equal to five percent (5%) of the Agreed Project Price (the “Project Earnest Money”) with an independent and neutral party reasonably satisfactory to the Project Initiating Member. The Project Earnest Money shall be applied against the Agreed Project Price paid at the closing referenced below or shall be paid as liquidated damages in the event of default by the Project Non-Initiating Member. In the event the Project Non-Initiating Member fails to deposit timely such Project Earnest Money or fails to purchase the Project(s) (such Project Non-Initiating Member being then referred to as a “Defaulting Project Buyer”), the Project Initiating Member shall have the option:
(i)    within fifteen (15) days thereafter, unless the Defaulting Project Buyer has earlier cured such default by depositing the required Project Earnest Money as provided above or purchasing the Project(s), of causing the Company to (A) continue the marketing process with the Highest Project Bidder at the Highest Project Bid under

Section 9.3(a), if any, or (B) begin (or re-commence) the bidding process with third parties pursuant to Section 9.3(a) as if it were the Project Non-Initiating Member;
(ii)    at any time after default by the Defaulting Project Buyer in depositing the Project Earnest Money, of seeking from the Defaulting Project Buyer, by judicial proceedings or as otherwise permitted by law, as liquidated damages for its default in its obligations under this Section 9.3, an amount of money equal to the amount of Project Earnest Money the Defaulting Project Buyer was required to deposit pursuant to this Section 9.3; or
(iii)    at any time after the Defaulting Project Buyer has deposited the Project Earnest Money but failed to purchase the Project(s), of retaining the Project Earnest Money as liquidated damages for the Defaulting Project Buyer’s default in its obligations under this Section 9.3.
(c)    If the Project Non-Initiating Member has elected to purchase the Project(s), the Project Non-Initiating Member shall pay (or cause its designee to pay) to the Company, at a closing to be held at the Company’s principal offices no later than ninety (90) days after the expiration of the First Project Election Period or Second Project Election Period, as applicable, in cash an amount equal to the Agreed Project Price. Simultaneously with the receipt of such payment, the Company and the Project Initiating Member shall execute and deliver all documents that may be necessary or appropriate, in the reasonable opinion of counsel to the Project Non-Initiating Member and as determined by a title company selected by the Project Non-Initiating Member, to convey good, marketable and indefeasible fee simple title to the Project(s) by special warranty deed, free and clear of all liens and encumbrances (other than (i) liens securing any mortgage debt that the Project Non-Initiating Member has agreed to assume, (ii) liens for taxes not yet delinquent, (iii) easements, rights-of-way, covenants and restrictions which are customary and typical for properties similar to the subject Project(s) or (iv) those title matters affecting the Project(s) existing at the time the Project(s) was acquired by the Company and disclosed on the title insurance commitment issued to the Company at that time or which all the Members have agreed to during the term of the Company), together with all documents customarily required in similar transactions or as reasonably required by the Project Non-Initiating Member or the title company, including owner’s title policy and survey. The Project Non-Initiating Member shall execute and deliver all documents reasonably required by the Project Initiating Member or the Company to evidence the Project Non-Initiating Member’s assumption of debt which the Project Non-Initiating Member has agreed to assume, if any, and to evidence the release of the Company and the Project Initiating Member from any guarantees, indemnities or similar obligations related to such assumed debt. All charges, escrows, deposits and fees customarily prorated and adjusted in similar transactions shall be so prorated and adjusted. In the event that accurate prorations and adjustments cannot be made at such closing because current bills are not obtainable, the Project Initiating Member and the Project Non-Initiating Member shall prorate on the best available information, subject to adjustment upon receipt of the final bills. The Company shall apply the proceeds of any closing under this Section 9.3 to the outstanding balance under any unsecured debt of the Company as to which the Sale of the Project(s) may result in an event of default. The Company shall pay all closing costs incurred in connection with the implementation of the selling procedure normally and customarily paid by a seller of a real property interest in the area where the applicable Project(s)

is located and the Project Non-Initiating Member shall pay all closing costs incurred in connection with the implementation of the selling procedure normally and customarily paid by a buyer of a real property interest; provided, however, that the Project Initiating Member and the Project Non-Initiating Member shall each pay the fees and expenses of its own legal counsel. The Company shall distribute to the Members the Net Proceeds from Capital Events attributable to the Sale of the Project(s) pursuant to Section 5.1.
Section 9.4    Release of MPG. Notwithstanding anything to the contrary elsewhere in this Agreement, it shall be a condition to (i) any sale, transfer or other disposition of any or all of MPG’s interest in the Company, (ii) the removal of MPG Venture Manager, LLC (or any other MPG Affiliate) as Manager of the Company, (iii) any sale, transfer or other disposition of a Project Level Entity, (iv) any sale, transfer or other disposition of a Project, and (v) the removal of MPG (or any MPG Affiliate) as Property Manager for any Project (each, a “Control Transaction”), that, from and after the occurrence of such Control Transaction, MPG and its Affiliates shall be released from all further obligations relating to periods after the Control Transaction under:
(a)    in the case of clause (i) or (ii) above, all indebtedness of the Company or any of its subsidiaries, all indebtedness secured by any assets of the Company or any of its subsidiaries, and any guaranty, indemnity, obligation or similar arrangement with respect to any of such indebtedness;
(b)    in the case of clause (iii) above, all indebtedness of such Project Level Entity, all indebtedness secured by any assets of such Project Level Entity, and any guaranty, indemnity, obligation or similar arrangement with respect to any of such indebtedness; and
(c)    in the case of clause (iv) or (v) above, all indebtedness of the Project Level Entity that owns such Project, all indebtedness secured by such Project or any other assets of such Project Level Entity, and any guaranty, indemnity, obligation or similar arrangement with respect to any of such indebtedness.
MPG may waive the foregoing condition, but shall not be obligated to effect, or acquiesce with respect to, any Control Transaction, and no Control Transaction shall take effect, unless and until MPG has concluded, to its reasonable satisfaction, that this condition has been satisfied. In order to satisfy itself in this regard, MPG shall be entitled to request and review any and all documentation that reasonably relate to the foregoing release. Without the Consent of MPG, which may be withheld in its reasonable discretion, indemnification shall not be an adequate substitute for the foregoing release. This Section 9.4 shall not be deemed to require a release with respect to any indebtedness, guaranty, indemnity, obligation or similar arrangement unless MPG or one of its Affiliates is obligated with respect thereto pursuant to a written agreement, instrument or other document.
Section 9.5    Release of Beacon. Notwithstanding anything to the contrary elsewhere in this Agreement, it shall be a condition to (i) any sale, transfer or other disposition of any or all of Beacon’s interest in the Company, (ii) any sale, transfer or other disposition of a Project Level Entity, and (iii) any sale, transfer or other disposition of a Project (each, a “Beacon Control Transaction”), that, from and after the occurrence of such Beacon Control Transaction, Beacon and its Affiliates shall be released from all further obligations relating to periods after the Beacon Control Transaction under:
(a)    in the case of clause (i) above, all indebtedness of the Company or any of its subsidiaries, all indebtedness secured by any assets of the Company or any of its subsidiaries, and any guaranty, indemnity, obligation or similar arrangement with respect to any of such indebtedness;
(b)    in the case of clause (ii) above, all indebtedness of such Project Level Entity, all indebtedness secured by any assets of such Project Level Entity, and any guaranty, indemnity, obligation or similar arrangement with respect to any of such indebtedness; and
(c)    in the case of clause (iii) above, all indebtedness of the Project Level Entity that owns such Project, all indebtedness secured by such Project or any other assets of such Project Level Entity, and any guaranty, indemnity, obligation or similar arrangement with respect to any of such indebtedness.
Beacon may waive the foregoing condition, but shall not be obligated to effect, or acquiesce with respect to, any Beacon Control Transaction, and no Beacon Control Transaction shall take effect, unless and until Beacon has concluded, to its reasonable satisfaction, that this condition has been satisfied. In order to satisfy itself in this regard, Beacon shall be entitled to request and review any and all documentation that reasonably relate to the foregoing release. Without the Consent of Beacon, which may be withheld in its reasonable discretion, indemnification shall not be an adequate substitute for the foregoing release. This Section 9.5 shall not be deemed to require a release with respect to any indebtedness, guaranty, indemnity, obligation or similar arrangement unless Beacon or one of its Affiliates is obligated with respect thereto pursuant to a written agreement, instrument or other document.
Section 9.6    Assignment of Rights. Each Member may assign its rights to purchase under this Article IX to any of its Affiliates.
ARTICLE X
MISCELLANEOUS PROVISIONS
Section 10.1    Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware applicable to agreements to be performed solely within the State of Delaware.
Section 10.2    No Partition. No Member shall have the right to partition any of the Company’s Projects or interests in any Project nor shall a Member make application to any court or authority to commence or prosecute any action or proceeding for a partition thereof, and upon any breach of the provisions of this Section 10.2 by a Member, the other Members shall be entitled to a decree or order restraining or enjoining such application, actions, or proceedings in addition to all other rights and remedies afforded by law or equity.
Section 10.3    Binding Provisions. The covenants and agreements contained in this Agreement shall be binding upon, and inure to the benefit of, the successors and permitted assigns of the respective parties hereto. No other Person shall have any rights or remedies hereunder.
Section 10.4    Complete Agreement: Amendment. This Agreement, together with each of the Exhibits, which are incorporated as if expressly set forth herein, constitutes the entire agreement between the parties and supersedes all agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof, and neither party shall be bound by nor charged with any oral or written agreements, representations, warranties, statements, promises or understandings not specifically set forth in this Agreement or its Exhibits. This Agreement may not be amended, altered or modified except by a writing signed by all the Members.
Section 10.5    Confidentiality and Nondisclosure. Unless otherwise agreed to in writing, all confidential information which shall have been furnished or disclosed by the Company or a Member to any other Member or the Manager pursuant to this Agreement or the negotiations leading to this Agreement that has been furnished prior to the execution of this Agreement or is hereafter furnished, and is identified in writing as confidential shall be held in confidence and shall not be disclosed to any Person other than their respective Affiliates, employees, directors, trustees, legal counsel, accountants or financial advisers (including those of their respective Affiliates) with a need to have access to such information, except as reasonably necessary or prudent (in the good faith judgment of the Company, applicable Member or the Manager) to comply with any disclosure obligations under any foreign, federal or state securities laws or the rules of any securities exchange on which the securities of a Member or the Manager or one of their Affiliates are listed or as otherwise required by law. The obligations of this Section do not apply to information that (a) is or becomes part of the public domain without a breach by a Member or Manager of this Section 10.5, (b) is disclosed by the disclosing party to third parties without restrictions on disclosure or (c) is received by the receiving party from a third party without knowledge by the receiving party of a breach of a nondisclosure obligation by such third party. In addition to the foregoing, each Member (and each employee, representative, or other agent of such Member or its applicable Affiliate) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of (i) the Company and (ii) any transactions described herein, and all materials of any kind (including opinions or other tax analyses) that are provided to the Member relating to such tax treatment and tax structure. The authorization in the preceding sentence is not intended to apply to any other information unrelated to the tax treatment and tax structure of the Company including, without limitation, (A) any portion of any documents or related materials to the extent not related to the tax treatment or tax structure of the Company, (B) the existence or status of any negotiations unrelated to the tax issues, (C) any pricing or financial information, except to the extent such pricing or financial information is related to the tax treatment or tax structure of the Company, or (D) any other term or detail not relevant to the tax treatment or tax structure of the Company.
Section 10.6    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties may not have signed the same counterpart.

Section 10.7    Fees and Commissions. Except as may be separately disclosed in writing to the other Member, each Member hereby represents and warrants that, as of the date of this Agreement, there are no known claims for brokerage or other commissions or finder’s or other similar fees in connection with the transactions covered by this Agreement insofar as such claims shall be based on actions, arrangements or agreements taken or made by or on such Member’s behalf, and each Member hereby agrees to indemnify and hold harmless the other Members from and against any liabilities, costs, damages and expenses from any party making any such claims through such Member.
Section 10.8    Execution of Other Documents. Each party agrees to do all acts and things and to make, execute and deliver such written instruments, as shall from time to time be reasonably required to carry out the purposes, terms and provisions of this Agreement.
Section 10.9    Severability. Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions of this Agreement are determined to be illegal or invalid and contrary to any existing or future law, such illegality or invalidity shall not impair the operation of, or affect, those portions of this Agreement that are legal and valid.
Section 10.10    Waiver. No consent or waiver, express or implied, by a Member to or of any breach or default by the other Member in the performance by such other Member of its obligations under this Agreement shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such Member of any other obligations of such other Member under this Agreement. Failure on the part of a Member to complain of any act or failure to act of the other Member or to declare the other Member in default, irrespective of how long such failure continues, shall not constitute a waiver by such Member of its rights under this Agreement. The giving of Consent by a Member in any one instance shall not limit or waive the necessity to obtain such Member’s Consent in any future instance. Except as otherwise expressly set forth in this Agreement, a matter that is neither approved nor disapproved within the time period set forth in this Agreement for such approval or disapproval to be given shall be deemed disapproved by the non-responding party.
Section 10.11    Terminology. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; and the singular shall include the plural and vice versa. Titles of Articles and Sections are for convenience only, and neither limit nor amplify the provisions of this Agreement itself. Unless the context otherwise requires, reference to Articles, Sections and Exhibits refer to Articles, Sections and Exhibits to this Agreement. The use of the word “including,” when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation,” or “but not limited to,” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. If any deadline falls on a day that is not a Business Day, the deadline shall be the first (1st) Business Day thereafter.
Section 10.12    Equitable Remedies. Any Member shall, in addition to all other rights provided in this Agreement or as may be provided by law, and subject to the limitations set forth in this Agreement, be entitled to all equitable remedies, including those of specific performance and injunction, to enforce such Member’s rights under this Agreement.
Section 10.13    Remedies Cumulative. Each right, power, and remedy provided for in this Agreement or now or hereafter existing under law or equity shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement or now or hereafter existing under law or equity, and the exercise or beginning of the exercise or the forbearance of exercise by any party of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by such party of any or all of such other rights, powers, or remedies.
Section 10.14    Notices. Notification shall be sent as follows:
If to MPG or the Manager:

c/o MPG Office, L.P.
355 South Grand Avenue
Suite 3300
Los Angeles, CA 90071
Attention: Mr. David Weinstein, CEO
Email: [redacted]
Facsimile: [redacted]

With copies to:

c/o MPG Office, L.P.
355 South Grand Avenue
Suite 3300
Los Angeles, CA 90071
Attention: Jonathan Abrams, Esq.
Email: [redacted]
Facsimile: [redacted]

and

c/o MPG Office, L.P.
355 South Grand Avenue
Suite 3300
Los Angeles, CA 90071
Attention: Christopher M. Norton
Email: [redacted]
Facsimile: [redacted]

and

Skadden, Arps, Slate, Meagher & Flom LLP
300 S. Grand Ave., #3400
Los Angeles, CA 90071

Attention: Rand April
Email: [redacted]
Facsimile: [redacted]

If to Beacon, to:

c/o Beacon Capital Partners, LLC
200 State Street
5th Floor
Boston, Massachusetts 02109
Attention: Matthew Golden, Esq.
Email: [redacted]
Facsimile: [redacted]

With copies to:

c/o Beacon Capital Partners, LLC
11755 Wilshire Boulevard
Suite 1770
Los Angeles, California 90025
Attention: Jeremy Fletcher
Email: [redacted]
Facsimile: [redacted]

and

Goulston & Storrs, P.C.
400 Atlantic Avenue
Boston, MA 02110-3333
Attention: Jared P. Tardy, Esq.
Telecopier No.: [redacted]
Email: [redacted]

See also the definition of “Notification.”
Section 10.15    Construction. This Agreement has been negotiated at arm’s length and between persons sophisticated and knowledgeable in the matters dealt with in this Agreement. In addition, each party has been represented by experienced and knowledgeable legal counsel. Accordingly, any rule of law or legal decision that would require interpretation of any ambiguities in this Agreement against either party is not applicable and is waived.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

MPG:	MPG OFFICE, L.P.,
a Maryland limited partnership

	By:	MPG Office Trust, Inc.,
a Maryland corporation,
its general partner
By:
Name:
Its:

Beacon:	BCSP VI MMO, LLC,
a Delaware limited liability company

By:
Name:
Its:

Manager:	MPG VENTURE MANAGER, LLC,
a Delaware limited liability company

	By:	Maguire Properties Services, Inc.,
a Maryland corporation,
its sole member

	By:	MPG Office, L.P.,
a Maryland limited partnership,
its sole shareholder

	By:	MPG Office Trust, Inc.,
a Maryland corporation,
its general partner

By:
Name:
Its:

EXHIBIT A

MPG Agreements

[Intentionally Omitted]

EXHIBIT B

Projects

[Intentionally Omitted]

EXHIBIT C

[CAPITAL ACCOUNT BALANCES –
TO BE ATTACHED AS OF THE DATE OF THIS AGREEMENT]

[Intentionally Omitted]

EXHIBIT D

Insurance Guidelines

[Intentionally Omitted]

Exhibit E

FORM OF AMENDED AND RESTATED PROPERTY MANAGEMENT AGREEMENT

(see attached)

AMENDED AND RESTATED PROPERTY MANAGEMENT
AND LEASING AGREEMENT
THIS AMENDED AND RESTATED PROPERTY MANAGEMENT AND LEASING AGREEMENT (this “Agreement”) is made as of the ___ day of _________, 2012, by and among MPG BEACON VENTURE, LLC, a Delaware limited liability company (the “Company”), and the various subsidiaries of the Company identified on the signature pages hereto (each, an “Owner”); and MPG OFFICE, L.P., a Maryland limited partnership (f/k/a Maguire Properties, L.P., “Manager”), with respect to the following:
WHEREAS, the Company, each Owner, Manager, and certain other prior property-owning subsidiaries of the Company previously entered into that certain Property Management and Leasing Agreement, made as of January 5, 2006 (the “Original Agreement”), whereby Manager was engaged to manage, operate and lease certain parcels of improved land, including, without limitation, those certain parcels of improved land described on Exhibit A attached hereto (such parcels set forth on Exhibit A, herein collectively, the “Properties”, and each individually, a “Property”), each such Property being owned or ground leased by an Owner and being improved with one or more commercial office buildings (herein collectively for each individual Property, the “Buildings”, and each individually, a “Building”)(as used herein, the term Property includes the Buildings); and
WHEREAS, the Company, each Owner and Manager now desire to amend and restate the Original Agreement in its entirety in accordance with the terms hereof.
NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises and covenants contained herein, the Company, each Owner and Manager hereby agree as follows:
1.    Exclusive Agency.
Each Owner hereby appoints Manager, subject to the provisions of Section 5.6 hereof, as its sole and exclusive leasing agent, rental agent and manager of its respective Property and Manager hereby accepts such appointment, upon the terms set forth herein. Such appointment is subject to the management rights and responsibilities reserved or allocated to any tenant under the leases for the Properties and to Section 5.6 below.
2.    Term of Agreement.
The term of this Agreement commenced on January 5, 2006 and shall continue for a period of ten (10) years thereafter (“Initial Term”). Upon the expiration of the Initial Term, this Agreement shall automatically renew on the identical terms set forth herein for successive periods of one year each unless notice of termination is given by either the Company or Manager to the other at least 60 days prior to the end of the then current term. The “Term” of this Agreement shall include the Initial Term and any successive period for which this Agreement is in effect. This Agreement may be terminated prior to the

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expiration of the Term only upon the occurrence of one of the events set forth in Section 11 below.
3.    Budgets and Plans.
3.1    Manager’s Submission. The parties agree that, subject to the final two paragraphs of this Section 3.1, (a) Manager has previously submitted to, and the relevant Owner has approved, all of the items required to be delivered by Manager for the relevant Property for calendar year 2012 pursuant to this Section 3.1, and (b) no later than each October 2 during the Term, Manager shall prepare and submit to each Owner (both electronically and in hard copy) for approval the following:
(i)    an annual budget and projection of monthly income and expenses for its Property for the twelve month period following each December 31 covering, inter alia, advertising and promotional expenses, operational expenses, mortgage payments, real estate taxes, utilities and repair costs (the “Operating Budget”);
(ii)    an annual budget and projection of capital and extraordinary expenditures for its Property for the twelve month period following each December 31 (the “Capital Budget”);
(iii)    a leasing plan (the “Leasing Plan”; together with the Capital Budget and the Operating Budget, collectively, the “Annual Plan”) for its Property which shall include (A) a statement of the space that Manager projects to be leased during such year and the timing of such leasing, (B) an annual budget and projection of monthly income and expenses for all such projected leases and the leasing activities associated therewith (to the extent not covered in the Operating Budget), and (C) general leasing guidelines that Manager shall employ in connection with its leasing activities for the relevant Property, which guidelines shall specify (i) targeted annual rental rates (office - NNN basis), (ii) targeted lease terms, (iii) targeted free rental allowances, (iv) targeted tenant improvement allowances (square foot/year), (v) targeted annual rental increases, (vi) brokerage commission rates, and (vii) minimum “AFRE” (as defined on Exhibit B hereto); and
(iv)    a five (5) year capital improvement plan for its Property which shall include, inter alia, a listing of the capital projects expected to be undertaken (the “Capital Plan”).
The leasing guidelines for One California Plaza for calendar year 2012 are set forth on Exhibit B attached hereto.
Notwithstanding anything to the contrary set forth in this Agreement, the parties hereto acknowledge that, as of the date of this Agreement, the Owner of Stadium Gateway (as defined on Exhibit A attached hereto) is marketing such Property for sale to third parties (the “Ongoing Marketing Process”). The parties hereto agree that Manager shall have no obligation to prepare and submit to the Owner of Stadium Gateway a Leasing Plan with respect Stadium Gateway for calendar year 2012 prior to conclusion of the Ongoing Marketing Process. If the Ongoing Marketing Process is stopped for any reason (other than in connection with a sale of the Property or if a purchase agreement for the sale of the

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Property has not been executed by the Owner of Stadium Gateway within fifteen (15) days after the date of this Agreement), Manager shall promptly prepare and submit to the Owner of Stadium Gateway for approval a Leasing Plan with respect to such Property for calendar year 2012 in accordance with Section 3.1(iii) above.
Notwithstanding anything to the contrary set forth in this Agreement, Manager shall have no obligation to prepare and submit to the Owner of Cerritos Corporate Center (as defined on Exhibit A attached hereto) a Leasing Plan with respect to such Property in accordance with Section 3.1(iii) above at any time while the Property is being managed by AT&T Wireless Services, Inc. (“AT&T”) (or its affiliates or successors), as the tenant of the Property. If for any reason Cerritos Corporate Center is no longer managed at any time by AT&T (or its affiliates or successors), as the tenant of the Property, Manager shall promptly prepare and submit to the Owner of Cerritos Corporate Center a Leasing Plan with respect to such Property in accordance with Section 3.1(iii) above.
3.2    Owner’s Review and Approval.
(a)    Each Owner will consider the proposed Annual Plan and Capital Plan and will then consult with Manager in the period prior to each November 1 in order to agree on the Annual Plan for the next calendar year and the Capital Plan for the next five (5) year period.
(b)    In the event that the Operating Budget has not been approved prior to each November 1, the then-in-effect Operating Budget shall govern to the extent of any unapproved items (with appropriate adjustments based on (i) increases or decreases in the yearly CPI as published each January by the U.S. Department of Labor, Bureau of Labor Statistics (the “CPI”) and (ii) the actual amount of expenses not within the control of such Owner or Manager such as real property taxes and personal property taxes(“Non-Controllable Expenses”). The parties acknowledge and agree that each Operating Budget shall provide sufficient funds (in no event to exceed the gross revenues of the respective Property) for Manager to operate the respective Property in a manner consistent with that for the operation of similar first class office buildings in the same geographic area.
(c)    In the event that a Leasing Plan has not been approved prior to each November 1, the then-in-effect Leasing Plan shall govern to the extent of any unapproved items (and, as applicable to the portion of the Leasing Plan pertaining to the annual budget and projection of monthly income and expenses for projected leases set forth in clause (B) of Section 3.1(iii), with appropriate adjustments based on increases or decreases in the yearly CPI and the actual amount of Non-Controllable Expenses.
(d)    In the event that a Capital Plan has not been approved prior to each November 1, the then-in-effect Capital Plan shall govern in accordance with and to the extent required under the last sentence of this paragraph. In the event that a Capital Budget for a Property has not been approved by an Owner prior to each November 1, the contents of the then-in-effect Capital Plan applicable to the following calendar year shall govern to the extent of any unapproved items (with appropriate adjustments based on increases or

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decreases in the yearly CPI and the actual amount of Non-Controllable Expenses; provided, however, that in the event that a Capital Plan has not been approved within the prior five (5) year period, and therefore, no such Capital Plan is then-in-effect, Manager shall not make any capital or extraordinary expenditures for the respective Property (other than in the event of an emergency as set forth in Section 6.5) without the prior consent of the applicable Owner.
(e)    Notwithstanding anything to the contrary contained herein, Manager and the applicable Owner have approved (i) each Annual Plan for the partial calendar year commencing on the date hereof and ending on December 31, 2012, and (ii) each Capital Plan for the five (5) year period commencing on January 1, 2012 and ending on December 31, 2016 (as each such Annual Plan and Capital Plan described in the foregoing clauses (i) and (ii) is set forth on Schedule 6 attached hereto).
3.3    Maintenance of Records; Responsibility for Tax Filings; Operations in Accordance with Annual Plan.
(a)    Manager shall maintain customary accounting business records reflecting all rentals and other sums received, the tenants making payment, the rental space involved, the periods to which rental payments apply, all costs and expenses incurred for each Property, and all bills paid and other disbursements made for each Property. Such records shall be maintained both electronically and in hard copy format on a current basis. Manager shall furnish to each Owner the monthly and quarterly reports set forth on Schedule 5 attached hereto (the “Accounting Reports”), in a form reasonably acceptable to such Owner, at the address hereinafter provided for notice. Additionally, promptly upon its receipt thereof, Manager shall deliver or make available to each Owner for such Owner’s review in electronic format through an Internet-based data room, all executed leases (including any amendments thereof) or other property-specific contracts affecting the Property of such Owner. Such records may be examined by representatives authorized by an Owner or the Company (or any member of the applicable Owner or the Company) on demand during regular business hours at the Property or at Manager’s address hereinafter provided. Manager shall retain such records for a minimum period of four years.
(b)    Each Owner shall retain the responsibility for the preparation of all Federal, State and local tax returns required to be filed by such Owner, but Manager shall in all cases cooperate with each Owner and its authorized representatives in compiling necessary information from its respective Property records maintained by Manager.
(c)    Manager shall use reasonable diligence and employ commercially reasonable efforts to ensure that the actual costs of maintaining and operating each Property shall not exceed the applicable Annual Plan either in total or in any one accounting category. All expenses must be charged to the proper account in either the Operating Budget or Capital Budget and no expense may be classified or reclassified for the purpose of avoiding an excess in the annual budgeted amount of an accounting category. Subject to the provisions of Section 6.5 below with respect to emergencies, Manager shall obtain the applicable Owner’s prior written approval for any expenditure which exceeds the budgeted amount in the relevant line item in the applicable budget

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included in the applicable Annual Plan by more than (i) five percent (5%) of such line item or (ii) $25,000, whichever is more.
(d)    Manager agrees to use commercially reasonable efforts to inform each Owner, promptly after they become known to Manager, of any material increases in costs and expenses that were not foreseen during the budget preparation period and were, therefore, not reflected in the applicable Operating Budget or Capital Budget.
3.4    Confidential Information and Competitive Information. Notwithstanding anything to the contrary contained in this Agreement (including, without limitation, any provision or requirement of any schedule and/or exhibit attached hereto), under no circumstances shall Manager be required to deliver, disclose or make available to any Owner, the Company or any direct or indirect member of the Company any information of any kind, written or verbal, (including, without limitation, any proprietary or confidential information) pertaining to (i) any real property that is not covered by or subject to this Agreement (A) for which Manager is providing any form of managerial, leasing or other related service, or (B) that is owned (directly or indirectly) by MPG Office Trust, Inc. or any of its affiliates (including, without limitation, in the case of both clauses (A) and (B), any information pertaining to any then-current or prospective lease with any then-current or prospective tenant of any such real property) (any and all information of the type described in the foregoing clause (i), collectively, “Confidential Information”), or (ii) the terms or status of any proposals, discussions or negotiations with any then-current or prospective tenant for space at any Property that is subject to this Agreement to the extent Manager has notified the Company and Beacon (defined in Section 11.1(d) below) that Manager has a commercially reasonable basis to believe that such then-current or prospective tenant is also considering or has expressed an interest in potentially leasing space at any Class-A office property located in the Downtown area of the City of Los Angeles, California that is not covered by or subject to this Agreement and is owned (directly or indirectly) by Beacon or any of its affiliates (any and all information of the type described in the foregoing clause (ii), collectively, “Competitive Information”).
4.    Reports.
Manager shall maintain separate books and records and shall provide the reports described on Schedule 5 attached hereto for each Property, along with any additional accounting, financial reporting or other items which are required pursuant to the documents and agreements governing the applicable Owner’s lending relationship (“Loan Compliance Requirements”). All entries must be supported by sufficient documentation to show that such entries are properly and accurately recorded to the applicable Property. All books and records shall be maintained by Manager at the applicable Owner’s address stated herein or at such other location as may be mutually agreed upon in writing, except such documents used in the day to day operation of a Property by Manager in the performance of its obligations hereunder which may be maintained at such Property for the benefit of the applicable Owner. Manager shall exercise sufficient control over accounting and financial transactions as is reasonably required to protect each Owner’s assets from theft, error or fraudulent activity on the part of Manager’s associates or employees. Losses arising from such instances will be borne by Manager and shall include, but not be limited

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to: (a) theft of assets by Manager’s employees; (b) penalties, interest, or loss of vendor discounts due to delay in payment of invoices, bills or other like charges not arising from insufficient funds provided in the applicable Property Account(s) (defined in Section 8.1 below); (c) overpayment or duplicate payment of invoices arising from either fraud or error to the extent not recovered by the applicable Owner; (d) overpayment of labor costs arising from either fraud or error; (e) a sum equal to the value of any form of payment (other than customary gifts) to Manager’s employees from providers of goods or services to the Properties arising from the purchase of goods or services for the Properties; and (f) unauthorized use of facilities by Manager’s employees or invitees.
5.    Leasing Activities.
Manager shall be each Owner’s exclusive leasing agent for its Property, and shall, to the extent permitted by applicable law and subject to Section 5.6 below, perform all leasing functions relating to each Property. As provided in Article 9 hereof, Manager shall be paid for such leasing activities in conformity with Schedule 4 to this Agreement, which amounts shall be in addition to the compensation otherwise payable to Manager hereunder. Without limiting the generality of the foregoing, Manager’s leasing function includes the following:
5.1    Leasing. Manager shall use commercially reasonable efforts to lease all space in the Properties which is now vacant, becomes vacant or is projected to become vacant during the Term, subject to the limitations imposed by the applicable Annual Plan, and Manager’s responsibilities shall include lease negotiation coordination, tenant improvement coordination, governmental liaison, opening activities, tenant liaison, facilitating tenant move-in and similar activities. Manager may, in its sole discretion, engage the services of other outside cooperating real estate consultants and brokers to lease space in the Properties on behalf of the applicable Owner and who shall be paid by such Owner such commissions as may be included in the applicable Annual Plan or are otherwise established by such Owner and Manager from time to time. Manager shall, so far as possible, procure references from prospective tenants, investigate such references and use its best judgment in the selection of prospective tenants. Where appropriate, upon the occurrence of a vacancy or a projected vacancy, Manager will prepare and disseminate adequate rental listings. After a vacancy is listed, Manager will cooperate with brokers in an effort to aid in successfully filling the vacancy. Manager shall establish procedures to ensure that ample time is available to renew existing leases or obtain new tenants in an effort to minimize vacancies and loss of income.
5.2    Lease Negotiations. Each Owner shall refer all inquiries concerning the rental of space in its Property to Manager. All negotiations with prospective tenants shall be conducted by Manager or under its direction. All leases shall be prepared by Manager in the name of the applicable Owner and shall be in accordance with the applicable Lease Plan. Manager shall secure the applicable Owner’s prior approval before finalizing any lease that is not in compliance with the applicable Leasing Plan. All leases shall be presented to and executed by the applicable Owner. Manager shall duly and punctually comply with all the obligations of such Owner under all leases with tenants of space in the Property of such Owner, but solely on behalf of such Owner and at such Owner’s expense.

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5.3    Advertising and Promotion. Manager shall prepare all advertising and promotional materials for each Property, which materials shall be used only after the applicable Owner’s approval and shall comply with all applicable laws, ordinances and regulations. The costs of all advertising and promotional materials shall be at the applicable Owner’s sole cost and expense and shall either be in accordance with the approved Operating Budget or otherwise approved by the applicable Owner in writing.
5.4    Rates. Rental rates for space in each Property shall be established by the applicable Owner. Manager shall, promptly following the execution of this Agreement and from time to time thereafter, provide market information and general office space rental rate surveys and make recommendations to each Owner with respect to rental rates at the applicable Property, subject in all cases to Section 3.4 hereof.
5.5    Lender Approval. Manager shall assist each Owner, as requested, in obtaining any approvals of proposed leases for its Property, the tenants and the terms thereof which may be required from such Property’s lenders, including senior financing, mezzanine level financing or preferred equity (each, a “Lender” and collectively, “Lenders”) in accordance with the terms of the applicable loan documents.
5.6    Subcontracting of Leasing Activities. Notwithstanding anything in this Article 5 to the contrary, the parties acknowledge and agree that Manager may not be licensed to act as a real estate broker in the state in which a particular Property is located and that, in the event Manager is not so licensed, Manager shall either: (a) subcontract the leasing activities described in Sections 5.1-5.5 to a licensed real estate broker with at least ten (10) years of experience leasing commercial office buildings in the vicinity of such Property, in accordance with Section 6.3 below; or (b) if the applicable Owner elects to enter into a separate agreement with a leasing agent, Manager shall cause the leasing activities described in Sections 5.1-5.5 to be performed by such Owner’s leasing agent by acting as such Owner’s agent to enforce all of such Owner’s rights and fulfill such Owner’s duties under the separate agreement between such Owner and such Owner’s leasing agent (each, a “Leasing Activities Agreement”), with the exception of the obligation to pay such Owner’s leasing agent the commissions payable pursuant to such Leasing Activities Agreement (which shall remain such Owner’s responsibility). Notwithstanding anything in this Article 5 to the contrary, if an Owner elects to enter into a Leasing Activities Agreement with a real estate broker licensed in the state in which a Property is located and remains obligated to pay the commissions due thereunder, then Manager shall not be paid for the leasing activities described in Section 5.1-5.5 pursuant to Schedule 4 to this Agreement with respect to such Property.
6.    Management of Property.
Manager shall manage, operate and maintain each Property in accordance with the general standards applicable to other first-class office buildings in the area in accordance with all applicable loan requirements, subject, however, to the management rights and responsibilities reserved or allocated to any tenant under the leases for the respective Property. Without limiting the generality of the foregoing, Manager’s functions hereunder

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shall include the following (to the extent not otherwise reserved or allocated to any tenant under the leases for a Property):
6.1    Manager Orientation. Manager has informed itself with respect to the layout, construction, location, character, plan and operation of the lighting, heating, plumbing, ventilating and elevator systems and any other mechanical equipment and systems in each Property, and is familiar therewith, and shall be responsible for enforcement of all warranties and guarantees pertaining to such mechanical equipment and systems, and acknowledges the applicable Owner has made available copies of all such warranties or guarantees to Manager.
6.2    General Management Duties. Manager shall manage each Property in an efficient and businesslike manner having due regard for the age and physical condition of such Property. Manager, through its employees, independent contractors and subcontractors, shall supply complete operational services for each Property, provided that the nature and costs of such services are included in the then-current and applicable Operating Budget and Capital Budget, and provided further that the cost of such services are comparable with general prevailing market conditions. Notwithstanding anything contained in this Agreement to the contrary and as reasonably requested by an Owner, Manager shall perform its obligations under this Agreement in a manner which does not cause such Owner to violate any of its obligations under such Owner’s organizational documents or any loan documents; provided, however, that such requests shall not materially increase Manager’s obligations or its non-reimbursable expenses under this Agreement.
6.3    Subcontracting for Services. Manager shall be entitled to subcontract with MPG Office Trust Services, Inc., a Maryland corporation and a wholly-owned subsidiary of Manager, or another affiliate of Manager, or, as to the leasing activities described in Article 5 only, to a licensed real estate broker with at least ten (10) years of experience leasing commercial office buildings in the vicinity of the applicable Property (a “Subcontractor”), to perform or cause to be provided any of the services required of Manager hereunder; provided, however, that no such subcontract shall relieve Manager from its obligations to any Owner or the Company under this Agreement. All payments made by Manager to a Subcontractor pursuant to any such subcontract shall be reimbursable by the applicable Owner in accordance with the applicable Annual Plan and the terms hereof.
6.4    Rent Collection. Subject to all applicable loan requirements and any Cash Management System (as defined in Section 6.11 below), Manager shall use diligent efforts to collect for the account of each Owner all rents and other charges which may become due at any time from any tenant or from others for services provided in connection with or for the use of the Property of such Owner or any portion thereof, and as directed by such Owner, shall institute collection and legal proceedings in the name of such Owner for the collection thereof and for the dispossession of tenants and other persons from such Property. All attorneys’ fees (including charges and disbursements incurred by counsel) and other third party out-of-pocket costs incurred in connection with such proceedings shall be borne by the applicable Owner. Manager shall collect and identify any income due

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an Owner from miscellaneous services provided to tenants or the public including, but not limited to, parking income, tenant storage, and coin operated machines of all types. Notwithstanding the foregoing, Manager shall collect rents and deposit same or cause rents to be collected and deposited in the manner required by all applicable loan requirements.
6.5    Repairs and Maintenance. Manager shall, in the name of and at the expense of the applicable Owner, make or cause to be made on behalf of such Owner such ordinary maintenance, repairs and alterations as Manager may deem advisable or necessary, subject to and within the limitations of the applicable Operating Budget. Such duties shall include, without limitation, interior and exterior cleaning, painting, plumbing, carpentry, engineering, landscaping and such other normal maintenance and repair work as may be necessary or desirable. However, unless contained in the applicable Annual Plan, Manager shall secure the applicable Owner’s prior written approval before making or authorizing any expenditure which costs (i) in excess of 5% for any line item in the budgets included in such Annual Plan, or (ii) $25,000, whichever is more, and is not reasonably contemplated in such Annual Plan; provided, however, that Manager shall have the right to incur costs and expenses in connection with actual emergencies or conditions which Manager, in the exercise of reasonable discretion, concludes will become emergencies unless prompt action is taken, without the prior consent of such Owner, and shall be entitled to reimbursement from the applicable Property Account(s) for actual costs and expenses incurred for such emergency action to the extent such costs relate to the applicable Property. “Emergencies” shall refer not only to threatened riots or other civil commotions, but also to any emergency action necessary to protect a Property and/or other personal property located therein from damage or destruction from any cause or to protect tenants of a Property and their employees, agents and invitees from personal injury. Whenever Manager deems an emergency has been so threatened or has occurred, Manager shall notify the applicable Owner of such occurrence within four (4) hours. The authority provided to Manager in this Section 6.5 shall not extend to expenditures of the type described in Section 6.6 below or to expenses to refurbish, rehabilitate or remodel areas covered by new leases. The latter expenditures are subject to the prior approval of the applicable Owner at the time of execution of new leases. Manager shall promptly inform each Owner of material increases in repair and maintenance costs not reflected in the applicable Annual Plan.
6.6    Capital Improvements; Tenant Improvements. Any significant development, capital improvement projects or tenant improvement projects shall be administered and supervised by Manager or an affiliate thereof engaged by the applicable Owner pursuant to a separate written development agreement. Notwithstanding the foregoing, Manager shall, in the name of and at the expense of the applicable Owner, make or cause to be made such capital improvements to the Property of such Owner as are included in the applicable Capital Budget or are otherwise approved by such Owner (including, without limitation, in connection with such Owner’s review and approval of the applicable Capital Plan), as well as all remodeling and refurbishing of tenant premises as approved by such Owner in connection with new leases. Manager shall make recommendations, select contractors and follow bid procedures as required, from time to time, by the applicable Owner and shall supervise all such work to ensure compliance with contract requirements and applicable law; provided, however, that contractors selected by

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Manager pursuant to this Section 6.6 shall be limited to those included on a list of contractors which has been pre-approved by the applicable Owner. For all such capital improvement projects, development work or tenant improvement projects, Manager shall be paid a construction management fee as set forth on Schedule 1 attached hereto.
6.7    Service Contracts. Manager shall, in the name of and at the expense of the applicable Owner, contract for those utilities and other building operation and maintenance services Manager shall deem advisable; provided that no service contract shall be for a term exceeding one year without the prior written approval of such Owner, and the cost of all such services shall be included in the applicable Operating Budget or otherwise approved in writing in advance by such Owner. In performing any of the services required of Manager hereunder including, without limitation, entering into any service contracts on behalf of an Owner, Manager is required to clearly identify itself as such Owner’s agent and to inform all third parties with whom Manager is dealing that Manager is acting solely as such Owner’s agent with respect to the applicable Property and is not itself the owner of such Property. Manager is further required to correct any known misunderstanding with respect to the ownership of any Property. If Manager subcontracts any of the services required of Manager hereunder, Manager shall cause the subcontract to include provisions which require the Subcontractor to agree (a) to a 30 day termination for convenience clause, (b) to clearly identify itself as the applicable Owner’s agent and to inform all third parties with whom Subcontractor is dealing that it is acting solely as such Owner’s agent with respect to the applicable Property and is not itself the owner of such Property, and (c) to correct any known misunderstanding with respect to the ownership of such Property. Further, at the time of execution of any service contract, the cost of the services to be provided under such contract shall be comparable with general prevailing market conditions. Manager shall, at the applicable Owner’s expense, purchase and keep each Property furnished with all necessary supplies. All expenses shall be charged to an Owner at net cost, and such Owner shall be credited with all rebates, refunds, allowances and discounts allowed to Manager. No service contracts with any affiliate of Manager or any affiliate of any of the members of an Owner or the Company shall be entered into except in accordance with all applicable loan requirements, the applicable Owner’s operating agreement, and this Agreement.
6.8    Tax and Mortgage Payments. If requested by an Owner, Manager shall obtain, verify and pay from applicable Property Income (as defined in Section 9.1 below) all bills for payments due under all mortgages, real estate, personal property and improvement assessments with respect to the Property of such Owner and such Owner’s personal property located therein. In such event, all such expenses shall be included in the applicable Operating Budget.
6.9    Insurance. Manager shall, at the applicable Owner’s cost and expense, obtain and maintain insurance with respect to the Property of such Owner in customary levels and in accordance with all applicable loan requirements, such Owner’s operating agreement, and the applicable Annual Plan, which may be provided through a blanket policy. Manager shall also cooperate with an Owner’s insurance carrier in the processing of claims and defense and settlement of lawsuits with respect to the Property of such Owner.

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6.10    Writeoffs and Abandonments. Manager shall obtain the approval of an Owner for the writeoff, abandonment or reduction of any amounts otherwise due such Owner from its Property operations.
6.11    Lockbox and Cash Management Arrangements. Manager shall cooperate with each Owner and all lenders with respect to any lock box or cash management arrangements established by such Owner and any lender (a “Cash Management System”). All payments required to be made by Manager under this Agreement for taxes, insurance, operating expenses, capital expenditures and other expenses relating to a Property shall be subject to the terms and provisions of any applicable Cash Management System. At each Owner’s direction, Manager shall coordinate with the lenders to cause all remaining funds, after all required payments and reserves are made pursuant to any applicable Cash Management System, to be deposited into one or more Property Account(s)s established by Manager for the benefit of such Owner pursuant to Section 8.1 below.
6.12    Monitoring Accounts. Manager shall monitor, through computer access to the extent available, all Property Account(s) (as defined below) and other accounts established by Manager on behalf of an Owner and/or required by any lender. In the event Manager determines at any time that funds in such accounts are insufficient for such purposes, Manager shall immediately inform the applicable Owner of such insufficiency and provide such Owner with a statement of outstanding amounts currently due. Unless otherwise required by any applicable loan requirements or any Cash Management System, all funds received by Manager for or on behalf of any Owner (less any sums properly deducted by Manager pursuant to any of the provisions of this Agreement and the applicable Annual Plan) shall be deposited in the appropriate Property Account(s) maintained by Manager for the deposit of funds of such Owner and not commingled with the funds of Manager, any other Owner or any other Property.
6.13    Return of Excess Funds in Property Account(s). Subject to the terms of any Cash Management System and any applicable loan requirements, on each date that Manager provides an Owner with an Accounting Report, Manager shall also remit to such Owner all funds, if any, that are available in the applicable Property Account(s), after deducting the Management Fee (as defined below), Leasing Commissions (as defined below) and/or reimbursements due to Manager and any Contingency Reserve or other amounts agreed to from time to time by such Owner and Manager.
7.    Methods of Operation.
7.1    Contracting. All service contracts permitted to be entered into pursuant to Section 6.7 above, all contracts for capital improvements and all contracts for the refurbishing and modeling of tenant spaces which (a) cover expenditures included within the applicable Annual Plan or expenditures which are otherwise approved in advance by the applicable Owner (including, without limitation, in connection with such Owner’s review and approval of the Capital Plan), or (b) which are approved in advance by the applicable Owner or otherwise meet criteria established by such Owner for such contracts, shall be executed by Manager as agent for such Owner. Without relieving it of its

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obligations hereunder, pursuant to Section 6.3 above, Manager shall be entitled, in its discretion and at its cost, to enter in its own name into such subcontracts with third parties or affiliates to perform any of the management functions which are the subject of this Agreement as it may determine. All other contracts with respect to a Property and all tenant leases shall be executed by the applicable Owner. Upon any termination of this Agreement, Manager shall, if requested by an Owner, assign all assignable contracts executed by Manager to such Owner.
7.2    Compliance with Laws. Subject to the other provisions of this Agreement, Manager shall be responsible for operating and maintaining each Property in compliance with known federal, state and municipal laws, ordinances, regulations and orders relative to the leasing, use, operation, repair and maintenance of such Property and with the rules, regulations or orders of the local Board of Fire Underwriters or other similar body (collectively, the “Legal Requirements”) and in accordance with all applicable loan requirements. At each Owner’s expense, Manager shall promptly remedy any violation of any Legal Requirements or loan requirements which comes to its attention, and further agrees, at each Owner’s expense, to promptly provide to such Owner written notice of any known actual, alleged or threatened violation of or failure to comply with any Legal Requirement or loan requirement. Expenses incurred in so complying and in correcting any such violation shall be included in the applicable Annual Plan or otherwise approved in advance by the applicable Owner. Subject to the following sentence, Manager shall also be responsible for compliance with all terms and conditions contained in any ground lease or space lease or security instrument affecting any Property and for remedying any breach thereof. Notwithstanding the foregoing, however, Manager’s responsibilities under this Section 7.2 shall not extend to matters (i) caused by an Owner’s gross negligence or willful misconduct, (ii) as to which the expenditure of an Owner’s funds is required but disapproved by such Owner, or (iii) as to which any tenant of the applicable Property has the express responsibility under its lease. Manager shall assist each Owner in such Owner’s efforts to comply with Federal, State or other governmental energy conservation laws, regulations, rules, etc., and, in addition, shall cooperate with each Owner to implement such energy conservation programs as such Owner may desire to implement from time to time.
7.3    Bonding. All employees of Manager who handle or are responsible for any Owner’s funds shall, if requested by such Owner, be covered by a fidelity bond. The amount of such bond shall be determined by the applicable Owner and the premium therefor shall be an operating expense of the applicable Property.
7.4    Legal Proceedings. Manager shall, at an Owner’s request and expense, engage counsel and cause such legal proceedings to be instituted as may be necessary to enforce payment of rent and compliance with leases or to dispossess tenants. Manager shall use the applicable Owner’s legal counsel or other legal counsel approved by such Owner to institute such actions, and all compromises shall be subject to the prior approval of such Owner. Attorneys’ fees and costs so incurred shall be expenses of the applicable Property but shall be submitted to the applicable Owner for approval prior to payment. Manager shall deliver copies of all written notices or other documentation evidencing actual or threatened lawsuits to the applicable Owner promptly upon receipt by Manager.

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7.5    Employment of Personnel. Manager shall have in its employ at all times a sufficient number of capable employees to enable it to properly, adequately, safely and economically manage, operate and maintain each Property (no Owner shall directly employ any of such personnel) as and to the extent necessary to fulfill its obligations under this Agreement, which personnel shall be employees of and shall operate under the supervision and direction of Manager. All personnel on Schedule 2 shall be under the supervision and direction of Manager. Manager may, in its discretion, cause additional or fewer on-site employees to be employed either by Manager or a subcontractor for the benefit of any Property as it deems necessary or appropriate in order to manage such Property in a first-class manner consistent with comparable projects in the area (after taking into consideration the management rights and responsibilities reserved or allocated to any tenant of such Property); provided, however, that employment of any additional on-site employees for which no provision has been made in the applicable Annual Plan must have the prior written consent of the applicable Owner. All matters pertaining to the employment, supervision, compensation, promotion and discharge of such employees, as well as union negotiation and compliance with laws and regulations dealing with employee matters, shall be coordinated by Manager; provided, however, that each Owner shall have the right to request that any particular employee be prohibited from working at or for the benefit of such Owner’s Property. The wages, salaries and other compensation paid to employees of any Property, and to others who perform special services for the benefit of any Property, shall be paid in accordance with Article 9 hereof. This Agreement is not one of employment of Manager by an Owner, but one with Manager engaged as an independent contractor in the business of property management. In the event that any expenses are attributable in part to the Properties and in part to other properties owned and managed by Manager, such expenses shall be prorated by Manager as appropriate from time to time and in a manner agreeable to each Owner and Manager. Upon request by an Owner, Manager will submit to such Owner a report of all such prorations.
7.6    Services to Existing Tenants. At the applicable Owner’s expense, Manager shall perform services for tenants of the Property of such Owner which are normally provided to tenants of other first class buildings in the area or which are specifically requested by such Owner. Manager shall use commercially reasonable efforts to render such services to tenants of such Property in an effort to minimize any cost to such Owner and in a manner that is consistent with the standards set forth in this Agreement.
7.7    REIT Requirements. Notwithstanding anything herein to the contrary, Manager shall operate each Property such that the nature of the applicable Owner’s assets and gross revenues solely with respect to such Property (as determined pursuant to Section 856(c)(2), (3) and (4) of the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provision of any succeeding law, the “Code”)) would permit such Owner (determined as if such Owner were a “real estate investment trust”) to qualify as a real estate investment trust under Section 856 of the Code and would permit such Owner to avoid incurring any tax on prohibited transactions under Section 857(b)(6) of the Code and any tax on re-determined rents, re-determined deductions, and excess interest under Section 857(b)(7) of the Code (determined as if such Owner were a real estate investment trust. Without limiting the foregoing, Manager acknowledges that for the rental income from any Property to qualify as “rents from real property” as defined in

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Section 856(d) of the Code, among other requirements, services provided to the tenants at the Property must be limited to services customarily furnished or rendered in connection with the rental of real property, or either must be furnished by (i) an “independent contractor” within the meaning of Section 856(d)(3) of the Code from whom the Company does not derive or receive any income, who bears the cost of providing the service, who is adequately compensated, and who retains the income from the service, for which a separate charge is made or (ii) a taxable REIT subsidiary within the meaning of Section 856(l) of the Code. Further, the portion of the rent payable under any lease for any taxable year that is attributable to personal property shall not exceed 15%, applying the rules of Section 856(d)(1) of the Code (which attribute rent to personal property and real property under a lease based on the relative average fair market values of the different types of property).
8.    Financial Matters.
8.1    Bank Accounts. In coordination with all applicable loan requirements and in compliance with the terms of any Cash Management System, Manager (on behalf of each Owner) shall establish an operating trust account or accounts for each Property at such bank(s), under such designation(s) and with such authorized signatures as the applicable Owner may approve from time to time (each, a “Property Account”) and, subject to all applicable loan requirements and any Cash Management System, all funds collected from the operation of a Property shall be deposited in the appropriate Property Account(s), to be held in trust in such Property Account(s) for the benefit of the applicable Owner, after all required disbursements and payments are made pursuant to any Cash Management System and all applicable loan requirements. All expenses of each Property, including Management Fees, Leasing Commissions and reimbursements to be paid to Manager, to the extent not already made pursuant to the Cash Management System, shall be paid by Manager from applicable Property Account(s). If required by law, an Owner, any Cash Management System, or any applicable loan requirements, a separate account(s) for tenant security deposits shall be established in the same manner as provided in the preceding sentence and shall be maintained as required by law, any Cash Management System, an Owner or any applicable loan requirements. Each Owner may require Manager to change banks, change accounts, change account designations and make disbursements or distributions of Property funds from time to time, and Manager shall promptly comply with all such directions from such Owner.
8.2    Audits. Each Owner reserves the right to audit all books and records maintained by Manager with respect to its Property. All audits shall be at the applicable Owner’s cost, shall be conducted by appointment during normal business hours and shall be conducted at Manager’s office where such books and records are located. An audit may be conducted by the Company’s or an Owner’s employees or by independent persons engaged by the Company or an Owner. Any discrepancies noted in any audit shall be promptly corrected.

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9.    Compensation of Manager.
9.1    Compensation. For its services hereunder, Manager shall be paid a monthly management fee and other compensation as specified in Schedule 1 attached hereto (collectively, the “Management Fee”). For the purposes of this Agreement, “Property Income” means all Rent and all Other Income (as those terms are defined below) actually collected from operations of a Property during such month. “Rent” shall mean all amounts collected from the tenants of a Property other than (i) security and other tenant deposits (other than as applied to pay rent or additional rent), (ii) rents paid in advance by tenants, except the portion of any such advance payment applied to the rent due for the current month, and (iii) amortization for tenant work (except that portion which is part of base rent). “Other Income” shall mean all income from a Property which shall include operating expense reimbursements, fees, amounts paid for after hours or excess utilities and/or air conditioning service, amounts paid for special services rendered to tenants and vending machine rental charges, but shall not include Rent, amounts received by an Owner or tenants in settlement of insurance claims, dividends on insurance policies, costs and fees recovered in litigation (except amounts allocable to past due rent or additional rent), refunds or returns of taxes paid, amounts paid under construction contracts, or proceeds from any sale or financing of a Property or any portion thereof. Notwithstanding anything to the contrary contained in this Agreement or any of the schedules or exhibits hereto (but subject to the proviso at the end of this Section 9.1), the parties hereto acknowledge and agree that all compensation of Manager hereunder shall be calculated and due and payable based solely on the services rendered by Manager hereunder with respect to (A) One California Plaza (as defined on Exhibit A attached hereto) and (B) any other real property acquired directly or indirectly by the Company on or after the date hereof and the fees and commissions attributable to each such property, and Manager shall not be entitled to additional compensation or fees based on any services rendered on behalf of or attributable solely to any of the other Properties; provided, however, that the foregoing shall not apply to or in any way limit Manager’s rights to the payment of employee compensation and the reimbursement of expenses attributable to or incurred with respect to any and/or all of the Properties as provided under, and in accordance with, Sections 9.2 and 9.3 hereof.
9.2    Employee Compensation. The wages, salaries and other compensation paid to employees who will be employed by Manager for the benefit of the Properties (whether such employees are located on-site or off-site), and to others who perform special services for the benefit of the Properties, to the extent not otherwise paid through a Cash Management System, shall be paid by Manager from the applicable Property Account(s) pursuant to this Section 9.2.
(a)    All wages, salaries and other compensation paid to employees of Manager for the Properties, including, but not be limited to, unemployment insurance, social security, worker’s compensation, employee benefit packages, recruiting costs not to exceed current market rates and other charges imposed by a governmental authority or provided for in a union agreement, shall be reimbursed by the applicable Owner to Manager (or directly to the applicable Subcontractor, if requested by Manager) without profit or mark-up. Manager shall coordinate all disbursements and deposits for all

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compensation and other amounts payable with respect to persons employed in connection with the operation of the Properties from the applicable Property Account(s). Manager shall maintain complete payroll records for all employees.
(b)    In addition to the employment of employees necessary to perform Manager’s general management duties hereunder, including, without limitation, those set forth on Schedule 2, Manager may, in its discretion, from time to time employ personnel of its general operations to perform direct special services for the benefit of a Property; provided, however, that Manager shall obtain the prior approval of the applicable Owner for the employment of such special personnel, except in emergency situations or when timing requirements do not allow for such prior approval. Such Owner shall reimburse Manager for such direct services rendered by special personnel in an amount commensurate with normal and customary charges for such services by similarly qualified persons. Persons whose compensation may not be charged to an Owner for services rendered to its Property includes the off-site senior general asset management personnel of Manager above the asset manager level and as set forth in Schedule 3 attached hereto.
9.3    Reimbursable Expenses, Office, and Other Services. Each Owner shall reimburse Manager for all direct out-of-pocket expenses incurred by or on behalf of Manager in connection with this Agreement without profit or mark-up, which expenses shall be reflected in the applicable Annual Plan, and shall include, but not be limited to, normal office expenses and business and travel expenses associated with operating an on-site business office and the allocated costs of Manager’s corporate office to the extent such costs are directly related to the personnel providing services to the applicable Property. Further, each Owner shall provide for the use of Manager a furnished management office in its Property, to be utilized directly for the benefit of that Property, together with high speed internet service, e-mail, telephone service, office janitorial service, printed form and customary office supplies and equipment (such as computers, photocopying equipment and calculators). The method of furnishing and equipping such office, and the total cost thereof, shall be determined by each Owner from time to time based upon the recommendations of Manager.
9.4    Non-Reimbursable Expenses. Except as otherwise set forth on Schedule 1, the following expenses or costs incurred by or on behalf of Manager in connection with this Agreement shall be at the sole cost and expense of Manager and shall not be reimbursed by any Owner:
(a)    Cost of gross salary and wages, payments of all taxes, insurance, worker’s compensation and other benefits of Manager’s off-site senior general asset management personnel above the asset manager level and those which are identified on Schedule 3 attached hereto.
(b)    Cost attributable to losses arising from negligence or fraud on the part of Manager, Manager’s associates or Manager’s employees.
9.5    Payment of Expenses. Payment or reimbursement of the amounts described in Sections 9.1 through 9.3 above shall be as follows:

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(a)    The monthly Management Fee payable pursuant to Section 9.1 above shall be calculated and paid concurrently with Manager’s submission of its monthly accounting to an Owner and, upon submission of such accounting, Manager may pay such fee from the applicable Property operating funds then in its possession or control or in the applicable Property Account(s).
(b)    Employee expenses and out of pocket expenses pursuant to Sections 9.2 and 9.3 shall be reimbursed to Manager at the time incurred by Manager, and, subject to the Cash Management System, Manager may reimburse such expenses from time to time from the applicable Property operating funds under its possession or control or in the applicable Property Account(s). A detailed summary of such reimbursable expenses shall be included in Manager’s monthly accounting to the applicable Owner.
10.    Insurance and Indemnification.
10.1    Indemnity and Hold Harmless. (a) Each Owner with respect to itself only agrees to:
(i)    Hold and save Manager free and harmless from any damage or injuries to persons or property by reason of any cause whatsoever (excluding Manager’s fraud, gross negligence or willful misconduct of its employees and agents in the performance of Manager’s duties hereunder) either in and about the Property of such Owner or elsewhere when Manager is carrying out the provisions of this Agreement or acting under the express or implied directions of such Owner.
(ii)    Reimburse Manager upon demand for any moneys which Manager is required to pay out for any reason whatsoever, under this Agreement or in connection with, or as an expense in defense of any claim, civil or criminal action, proceeding, charge or prosecution (excluding those arising from the fraud, gross negligence or willful misconduct of Manager or its employees or agents in the performance of Manager’s duties hereunder), made, instituted or maintained against Manager or such Owner and Manager, jointly or severally, affecting or due to the condition or use of the Property of such Owner or acts or omissions of Manager or employees of such Owner or Manager.
(iii)    Defend promptly and diligently, at such Owner’s expense, any claim, action or proceeding (excluding those arising from the fraud, gross negligence or willful misconduct of Manager or its employees or agents in the performance of Manager’s duties hereunder) brought against Manager or Manager and such Owner jointly or severally arising out of or connected with any of the foregoing, and to hold harmless and fully indemnify Manager from any judgment, loss or settlement on account thereof.
The foregoing agreement of each Owner shall expressly extend to any liabilities, claims and costs of defense arising out of or resulting from failure or refusal of such Owner to authorize compliance with any law, rule, order or determination of any governmental authority with respect to the Property of such Owner, where such matter is promptly brought to such Owner’s attention by Manager, and such Owner declines to comply with

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the same. Nothing contained herein, however, shall relieve Manager of responsibility to an Owner for Manager’s fraud, gross negligence or willful misconduct.
(b)    Manager agrees to indemnify and hold harmless each Owner against any claims, costs, expenses and liability (including the payment of all reasonable legal fees) which may be made against or are incurred by such Owner (in each case to the extent not covered by insurance) arising out of (i) any failure of Manager to perform any of its obligations hereunder (after giving effect to all applicable notice and cure periods), provided such failure was not caused by such Owner or events beyond the reasonable control of Manager, and provided further that such Owner has, after written request and to the extent not available from funds received by Manager for such Owner’s account, furnished Manager sufficient funds to perform such obligations, (ii) any acts of Manager beyond the scope of Manager’s authority hereunder not otherwise authorized by such Owner (other than expenditures in the case of emergency threatening life or property), and (iii) any fraud, willful misconduct or gross negligence of Manager.
(c)    The indemnities made pursuant to this Section 10.1 shall survive any expiration or termination of this Agreement as to any such claims arising prior to the expiration or termination of this Agreement.
(d)    In no event shall any party hereto, or any direct or indirect partner, member, shareholder, beneficiary, owner or affiliate thereof, or any officer, director, employee, trustee, or agent of any of the foregoing or any affiliate or controlling person thereof be liable to any indemnified party in contract, to or otherwise with respect to any indirect, consequential, punitive, or exemplary damages arising from or relating to this Agreement.
10.2    Insurance.
(a)    Owner’s Insurance. Each Owner agrees to carry commercial general liability, elevator liability and contractual liability insurance (specifically insuring the indemnity provisions contained in Section 10.1 above), and such other insurance as the parties agree to be necessary or desirable for the protection of the interests of such Owner and Manager. In each such policy of insurance, each Owner shall designate Manager as an additional insured with such Owner, and the carrier and the amount of coverage in each policy shall be mutually agreed upon by such Owner and Manager. A certificate of each policy issued by the carrier shall be delivered promptly to Manager by such Owner. Each Owner shall endeavor to cause all policies to provide for 30 days’ written notice to Manager and such Owner prior to cancellation or non-renewal.
(b)    Manager’s Insurance. If requested by an Owner at any time during the Term, Manager (as a reimbursable expense under this Agreement) and any independent contractors employed by Manager (at such contractor’s expense) shall maintain in full force and effect commercial general liability, workers’ compensation, employer’s liability and such other insurance as such Owner may reasonably require with such limits as are customary for managers of similar first class projects in the area.

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10.3    Conditions. Each Owner’s obligations under Sections 10.1 and 10.2 are upon the condition that Manager:
(a)    Notifies such Owner within five (5) business days after Manager receives notice of any such loss, damage or injury.
(b)    Takes no action (such as admission of liability) which might bar such Owner from obtaining any protection afforded by any policy such Owner may hold or which might prejudice such Owner in its defense to a claim based on such loss, damage or injury.
(c)    Agrees that such Owner shall have the exclusive right, at its option, to conduct the defense to any claim, demand or suit within limits prescribed by the policy or policies of insurance.
(d)    Cooperates with such Owner in disposition of claims, including furnishing all available information to such Owner’s carrier.
(e)    Recognizes that the foregoing shall not affect the general requirement of this Agreement that each Property shall be managed, operated and maintained in a safe condition and in a proper and careful manner.
10.4    Insurance Provisions. Each Owner shall include, in its hazard policy covering the Property of such Owner and any personal property, fixtures and equipment located thereon, and Manager shall include in any fire policies for its furniture, furnishings or fixtures situated at such Property, appropriate clauses pursuant to which the respective insurance carriers shall waive all rights of subrogation with respect to losses payable under such policies. If such clauses are available and obtained in the respective insurance policies of an Owner and Manager, each of such Owner and Manager waive any claim against the other covered by their respective aforementioned policies of insurance.
10.5    Third Party Insurance. If requested by an Owner, Manager shall require that all contractors and service companies operating in or on the Property of such Owner maintain such worker’s compensation, employer’s liability and commercial general liability insurance as may be reasonably required by such Owner, including any special coverage required by such Owner in connection with hazardous operations.
11.    Termination of Agreement.
11.1    Termination. Notwithstanding the provisions of Article 2 hereof, this Agreement shall terminate in its entirety upon the occurrence of any of the events described in clauses (d) or (h)(i) below; and shall terminate only as to the relevant Property, at the option of the applicable Owner or the Company, upon the occurrence of any of the events described in clauses (b), (f), (g) or (h)(ii) below; and shall terminate at the option of Manager as described in clause (a) below:
(a)    Manager may resign at any time, for any reason or no reason, upon giving the applicable Owner at least ninety (90) days prior written notice;

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(b)    With respect to a Property or a Building if such Property or any Building located on such Property or ownership of an Owner is sold or transferred, whether pursuant to a voluntary or involuntary transfer (including, without limitation, foreclosure or deed in lieu thereof);
(c)    Intentionally omitted;
(d)    If BCSP VI MMO, LLC, a Delaware limited liability company (“Beacon”), elects to terminate all of the MPG Agreements (as defined in that certain Third Amended and Restated Limited Liability Company Agreement of the Company (the “LLC Agreement”)) in accordance with Section 6.14(b) of the LLC Agreement;
(e)    Intentionally omitted;
(f)    With respect to a Property or a Building, upon the direction of any lender to the Company or any Owner in connection with any default pursuant to any loan secured by such Property or Building;
(g)    With respect to a Property or a Building, upon the destruction or condemnation of a Building under circumstances when the Building will not be rebuilt; or
(h)    Upon (i) the dissolution and termination of the Company or (ii) with respect to a Property or a Building, the dissolution and termination of its Owner.
11.2    Notwithstanding the provisions of Article 2 hereof, this Agreement may be terminated in its entirety or as to a particular Property or Building by the Company or the applicable Owner prior to the expiration of the Term upon ten (10) days’ prior written notice to Manager, for “cause,” as such term is hereafter defined, provided that, with respect to any cause for termination pursuant to subsections (i) or (ii) below which is reasonably susceptible of cure, neither the Company nor the applicable Owner shall be entitled to terminate for such cause unless (1) Manager shall fail, after the Company or the applicable Owner gives Manager written notice of the existence of such cause for termination hereof, to cure the cause for termination promptly, and in any event within thirty (30) days after such written notice, or (2) if the cure for such cause for termination would reasonably require more than thirty (30) days to complete (except that there shall be no opportunity to cure a cause for termination described in subsection (iii) below) Manager shall fail to commence to cure such cause for termination promptly, and in any event within said thirty (30) day period and thereafter diligently prosecute the same to completion. The term “cause” as used herein in connection with the termination of this Agreement shall mean (i) the failure by Manager (in the reasonable opinion of the Company or the applicable Owner) to comply with a material provision of this Agreement, (ii) the failure by Manager (in the reasonable opinion of the applicable Owner or the Company) to exercise prudent managerial skill and efficiency in the management of a Property which has a material adverse impact on such Owner, (iii) fraud, intentional misrepresentation, or breach of trust or the intentional breach of a material provision of this Agreement by Manager, (iv) any action taken by or against Manager pursuant to any statute pertaining to bankruptcy or insolvency or the reorganization of Manager (unless, in the case of an

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involuntary case filed against Manager, the same is dismissed within one hundred twenty (120) days), the making by Manager of any general assignment for the benefit of creditors; the appointment of a trustee or receiver to take possession of all or any portion of Manager’s assets or of Manager’s interest in this Agreement, where possession is not restored to Manager within one hundred twenty (120) days; or the attachment, execution or other judicial seizure of all or any portion of Manager’s interest in this Agreement, where such seizure is not discharged within one hundred twenty (120) days or (v) an assignment of this Agreement by Manager that is not permitted by Section 12.4 hereof. If the parties dispute whether “cause” exists for purposes of this Section 11.2, the parties shall initiate the dispute resolution provisions contained in Section 12.13 below. During any such pending dispute, Manager shall remain fully responsible for its obligations and duties hereunder and all Management Fees shall continue to be paid to Manager until the effective date of the termination of this Agreement.
11.3    Obligations upon Termination. Upon the termination of this Agreement by any means either in its entirety or with respect to a particular Property:
(a)    Each Owner of a terminated Property shall remain bound by all contracts entered into by Manager in the name of such Owner within the limitations contained in this Agreement and the applicable Annual Plan, and shall remain obligated to Manager for all Management Fees earned by Manager with respect to such Property through the date of termination and for all reimbursements due to Manager with respect to such Property pursuant to this Agreement.
(b)    Manager shall remain obligated:
(1)    To render to the Owner of a terminated Property within forty-five (45) days of termination a final accounting of income and expenses of that Property as provided in this Agreement through the effective date of such termination.
(2)    To deliver to the Owner of a terminated Property immediately all moneys of such Owner held by Manager and/or in any bank account (including, without limitation, the applicable Property Account(s) and, if applicable, any security deposit account) and promptly thereafter any and all moneys due such Owner which are received by Manager after termination.
(3)    To deliver to the Owner of a terminated Property all keys, records, contracts, leases, receipts, unpaid bills and other documents relative to that Property and in Manager’s possession at date of termination.
(4)    To assign to the Owner of a terminated Property all of its rights and obligations in any contracts with respect to such Property entered into in accordance with the terms of this Agreement, and such Owner (or its designee) shall assume all of the obligations thereunder.
(c)    Manager shall furnish all such information and take all such action as an Owner of a terminated Property shall require in order to effectuate an orderly and systematic termination of Manager’s duties and activities under this Agreement. Manager

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hereby grants a power of attorney to such Owner to endorse any checks received in connection with such Property and hereby assigns to such Owner effective upon the date of such termination any and all rights Manager may have in and to the Property records.
12.    General Provisions.
12.1    Independent Contractor. It is expressly understood and agreed that Manager will act as an agent for each Owner and as an independent contractor in the performance of this Agreement.
12.2    Notices. Any notice which must or may be given under this Agreement or by law shall, except as otherwise provided, be in writing and shall be deemed to have been given (i) when physically received by personal delivery (which shall include the confirmed receipt of a telecopied facsimile or email transmission), or (ii) three business days after being deposited in the United States certified or registered mail, return receipt requested, postage prepaid, or (iii) three business days after being deposited with an internationally known commercial courier service providing expedited delivery service (such as Federal Express). All notices shall be addressed and delivered to the addresses set forth on the signature page of this Agreement, or to such other addresses which may be provided by any party hereto to the other in writing.
12.3    Attorneys’ Fees. If suit or action is instituted in connection with any controversy arising out of this Agreement, the prevailing party shall be entitled to recover, in addition to costs, such sum as the court may adjudge reasonable as attorneys’ fees in such suit or action and on any appeal from any judgment or decree entered therein.
12.4    Assignment. This Agreement and the rights and obligations hereunder, shall not be assignable by any party hereto without the written consent of the others; provided, however, that, to the extent permitted under applicable loan requirements or otherwise with the consent of the applicable lender(s), the foregoing shall not extend to assignments by Manager to any entity at least 90% owned (directly or indirectly) by MPG Office Trust, Inc., provided, further, that Manager may subcontract with affiliates of Manager and/or third parties to assist in carrying out its duties hereunder as set forth in this Agreement.
12.5    Amendments. Except as otherwise provided herein, all amendments to this Agreement shall be in writing and executed by the party to be charged.
12.6    Integration. This Agreement, and the Schedules attached hereto and made a part hereof, supersede and take the place of any and all previous management agreements entered into between the parties hereto relating to the Properties.
12.7    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.
12.8    Cooperation. Should any claim, demand, action or other legal proceeding arising out of matters covered by this Agreement be made or instituted by any third party against a party to this Agreement, the other parties to this Agreement shall furnish such

22

information and reasonable assistance in defending such proceeding as may be requested by the party against whom such proceeding is brought.
12.9    Waiver of Rights. The failure of the Company, any Owner or Manager to seek redress for violation, or to insist upon the strict performance of any covenant, agreement, provision or condition of this Agreement, shall not constitute a waiver of the terms of such covenant, agreement, provision or condition at any subsequent time, or of the terms of any other covenant, agreement, provision or condition contained in this Agreement.
12.10    Successors and Assigns. This Agreement and each of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.
12.11    Non-Discrimination. There shall be no discrimination against or segregation of, any person, or group of persons on account of race, color, creed, national origin or ancestry in the sale, lease, sublease, transfer, use, occupancy, tenure or enjoyment of the Property, nor shall any Owner, the Company, Manager or any person claiming under or through them, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, lessees, subtenants, sublessees or vendees of the land.
12.12    Subordination. This Agreement, and any and all rights of Manager hereunder, are and shall be subject and subordinate to any financing (whether senior financing, mezzanine level financing, or preferred equity) respecting any Property (or any portion thereof) (collectively, the “Property Financings”), and any ground or master lease with respect to any Property or any portion thereof (collectively, the “Leases”), and all renewals, extensions, modifications, consolidations and replacements thereof, and to each and every advance made or hereafter to be made under any such Property Financings or Leases. This section shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Manager shall promptly execute, acknowledge and deliver any instrument that any Owner, the landlord under any of the Leases or the holder of any such Property Financings or the trustee or beneficiary of any deed of trust or any of their respective successors in interest may reasonably request to evidence such subordination. At any time and from time to time, upon not less than ten (10) business days prior notice from Manager, the Company or any Owner, the certifying party shall furnish to the requesting party, or a designee thereof, an estoppel certifying that this Agreement is unmodified and in full force and effect (or that this Agreement is in full force and effect as modified and setting forth the modifications), the date to which Manager has been paid hereunder, that to the knowledge of the certifying party, no default or an event of default has occurred and is continuing or, if a default or an event of default shall exist, specifying in reasonable detail the nature thereof and the steps being taken to remedy the same, and such additional information as the requesting party may reasonably request. Any subordination or estoppel furnished pursuant to this Section 12.12 may be relied upon by any Owner, and its affiliates, Lenders, and any prospective landlord or lender of any Property or any portion thereof. Manager shall not unreasonably withhold its consent to any amendment to this Agreement reasonably required by such lender or lessor,

23

provided that such amendment does not (i) increase Manager’s financial obligations hereunder, or (ii) have a material adverse effect upon Manager’s rights hereunder, or (iii) materially increase Manager’s non-economic obligations hereunder.
12.13    Dispute Resolution. The parties hereby agree that, in order to obtain prompt and expeditious resolution of any disputes under this Agreement, each claim, dispute or controversy of whatever nature, arising out of, in connection with, or in relation to the interpretation, performance or breach of this Agreement (or any other agreement contemplated by or related to this Agreement or any other agreement between the parties), including without limitation any claim based on contract, tort or statute, or the arbitrability of any claim hereunder (an “Arbitrable Claim”), shall be settled by final and binding arbitration conducted in Los Angeles, California. IN CONNECTION WITH THE FOREGOING ELECTION, THE PARTIES EXPRESSLY ACKNOWLEDGE THAT BY SIGNING THIS AGREEMENT, THEY ARE EXPRESSLY WAIVING THEIR RESPECTIVE RIGHT TO A JURY TRIAL OR COURT TRIAL. Arbitrable Claims under this Agreement shall be resolved in accordance with a two-step dispute resolution process administered by Judicial Arbitration & Mediation Services, Inc. (“JAMS”) involving, first, mediation before a retired judge from the JAMS panel, followed, if necessary, by final and binding arbitration before the same, or if requested by either party, another JAMS panelist. Such dispute resolution process shall be confidential and shall be conducted in accordance with California Evidence Code Section 1119.
(a)    Mediation. In the event any Arbitrable Claim is not resolved by an informal negotiation between the parties within fifteen (15) days after either party receives written notice that a Arbitrable Claim exists, the matter shall be referred to the Los Angeles, California office of JAMS, or any other office agreed to by the parties, for an informal, non-binding mediation consisting of one or more conferences between the parties in which a retired judge will seek to guide the parties to a resolution of the Arbitrable Claims. The parties shall select a mutually acceptable neutral arbitrator from among the JAMS panel of mediators. In the event the parties cannot agree on a mediator, the Administrator of JAMS will appoint a mediator. The mediation process shall continue until the earliest to occur of the following: (i) the Arbitrable Claims are resolved, (ii) the mediator makes a finding that there is no possibility of resolution through mediation, or (iii) thirty (30) days have elapsed since the Arbitrable Claim was first scheduled for mediation.
(b)    Arbitration. Should any Arbitrable Claims remain after the completion of the mediation process described above, the parties agree to submit all remaining Arbitrable Claims to final and binding arbitration administered by JAMS in accordance with the then existing JAMS Arbitration Rules. Neither party nor the arbitrator shall disclose the existence, content, or results of any arbitration hereunder without the prior written consent of all parties. Except as provided herein, the California Arbitration Act shall govern the interpretation, enforcement and all proceedings pursuant to this subsection. The arbitrator is without jurisdiction to apply any substantive law other than the laws selected or otherwise expressly provided in this Agreement. The arbitrator shall render an award and a written, reasoned opinion in support thereof. Such award may

24

include reasonable attorneys’ fees to the prevailing party. Judgment upon the award may be entered in any court having jurisdiction thereof.
(c)    Costs. The parties shall bear their respective costs incurred in connection with the procedures described in this Section 12.13, except that the parties shall equally share the fees and expenses of the mediator or arbitrator and the costs of the facility for the hearing.
(d)    Survivability. This dispute resolution process shall survive the termination of this Agreement.
12.14    Mutual Covenant. Manager and the Company each agree to act in a manner consistent in all material respects with the restrictions, covenants and procedures required by the organizational documents of each Owner and by the laws of the State of Delaware insofar as they pertain to each such Owner’s separateness (including specifically, the requirements of the respective limited liability company agreements of the Company and each Owner).
12.15    Maguire/Cerritos I, LLC. Notwithstanding the foregoing, the parties hereto acknowledge that the Cerritos Corporate Center is currently managed by AT&T, as the tenant. This Agreement shall not take effect with respect to all or an applicable portion of the Cerritos Corporate Center until such time as (i) that certain Office Lease (Phase I), dated as of October 30, 1998, by and between Maguire/Cerritos I, LLC and AT&T, as amended, terminates and the tenant’s obligations thereunder terminate and (ii) that certain Office Lease (Phase II), dated as of January 18, 2000, by and between Maguire/Cerritos I, LLC and AT&T, as amended, terminates and the tenant’s obligations thereunder terminate. In the event the termination of the aforementioned leases is not simultaneous, this Agreement will only take effect with respect to the portion of the Cerritos Corporate Center for which such lease has been terminated.

[Signature Pages Follow]

25

IN WITNESS WHEREOF, the Company, each Owner and Manager have executed this Amended and Restated Property Management and Leasing Agreement as of the day and year first above written.
“MANAGER”

MPG OFFICE, L.P.,
a Maryland limited partnership

By:    MPG Office Trust, Inc.,
a Maryland corporation
its general partner

By:
Name:
Title:

NOTICE ADDRESS FOR MANAGER

c/o MPG Office Trust, Inc.
355 S. Grand Avenue, Suite 3300
Los Angeles, California 90071
Attn:     Jonathan Abrams, Christopher M. Norton
Facsimile No.: [redacted]

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
300 South Grand Avenue, Suite 3400
Los Angeles, California 90071
Attention: Rand S. April, Esq.
Facsimile No.: [redacted]

[Signature Pages Follow]

Signature Page 1

“COMPANY”

MPG BEACON VENTURE, LLC,
a Delaware limited liability company

By:     MPG Venture Manager, LLC,
a Delaware limited liability company,
its non-member manager

By:     MPG Office Trust Services, Inc.,
a Maryland corporation,
its sole member

By:    MPG Office, L.P.,
a Maryland limited partnership,
its sole stockholder

By:    MPG Office Trust, Inc.,
a Maryland corporation,
its general partner

By:
Name:
Title:

NOTICE ADDRESS FOR COMPANY

c/o MPG Office Trust, Inc.
355 S. Grand Avenue, Suite 3300
Los Angeles, California 90071
Attn:     Jonathan Abrams, Christopher M. Norton
Facsimile No.: [redacted]

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
300 South Grand Avenue, Suite 3400
Los Angeles, California 90071
Attention: Rand S. April, Esq.
Facsimile No.: [redacted]

with a copy to:
[INSERT BEACON INFORMATION]
[Signature Pages Follow]

Signature Page 2

“OWNERS”

MAGUIRE MACQUARIE-CERRITOS I, LLC,
a Delaware limited liability company

By:    MPG Beacon Venture, LLC,
a Delaware limited liability company,
its sole member

By:     MPG Venture Manager, LLC,
a Delaware limited liability company,
its non-member manager

By:     MPG Office Trust Services, Inc.,
a Maryland corporation,
its sole member

By:    MPG Office, L.P.,
a Maryland limited partnership,
its sole stockholder

By:    MPG Office Trust, Inc.,
a Maryland corporation,
its general partner

By:
Name:
Title:

[Signature Pages Follow]

Signature Page 3

MAGUIRE PROPERTIES – ONE CAL PLAZA, LLC,
a Delaware limited liability company

By:    MPG Beacon Venture, LLC,
a Delaware limited liability company,
its sole member

By:     MPG Venture Manager, LLC,
a Delaware limited liability company,
its non-member manager

By:     MPG Office Trust Services, Inc.,
a Maryland corporation,
its sole member

By:    MPG Office, L.P.,
a Maryland limited partnership,
its sole stockholder

By:    MPG Office Trust, Inc.,
a Maryland corporation,
its general partner

By:
Name:
Title:

[Signature Page Follows]

Signature Page 4

MAGUIRE PROPERTIES – STADIUM GATEWAY, L.P.,
a Delaware limited partnership

By:    MAGUIRE PROPERTIES – STADIUM GATEWAY, LLC,
a Delaware limited liability company,
its general partner

By:    MPG Beacon Venture, LLC,
a Delaware limited liability company,
its sole member

By:     MPG Venture Manager, LLC,
a Delaware limited liability company,
its non-member manager

By:     MPG Office Trust Services, Inc.,
a Maryland corporation,
its sole member

By:    MPG Office, L.P.,
a Maryland limited partnership,
its sole stockholder

By:    MPG Office Trust, Inc.,
a Maryland corporation,
its general partner

By:
Name:
Title:

Signature Page 5

Exhibit A

Owner Legal Description and Improvements

[Intentionally Omitted]

SCHEDULE 1

In addition to the expense reimbursements set forth in the Amended and Restated Property Management and Leasing Agreement, each Owner agrees to pay to Manager the Management Fees and Leasing Commissions set forth below for all of the services required of Manager with respect to the Property of such Owner pursuant to this Agreement.
1.    Management Fee. Each Owner shall pay Manager an annual fee (payable on a monthly basis) in an amount equal to three percent (3.00%) of the applicable Property Income. Manager shall not agree to any lease which does not permit the pass through of the Management Fee to tenant as an operating expense, without the express written consent of the applicable Owner.
2.    Leasing Commission. Each Owner shall pay leasing commissions to Manager in accordance with the Leasing Commission Schedule attached hereto as Schedule 4 (collectively, “Leasing Commissions”).
3.    Scaled Construction Management Fee. In connection with any capital improvement or tenant improvement project which is actively managed and supervised by Manager, Manager shall be paid a coordination fee equal to three percent (3%) of the cost of the work.
In the event of the termination of this Agreement as provided in Article 9 hereof, the compensation of Manager shall be prorated as of the effective date of such termination.

S1-1

SCHEDULE 2

(Schedule of Employees)

[Intentionally Omitted]

SCHEDULE 3

(Non-Reimbursable Personnel)

[Intentionally Omitted]

SCHEDULE 4

(Schedule of Leasing Commissions)

Subject to the terms of the Amended and Restated Property Management and Leasing Agreement to which this Schedule 4 is attached, each Owner agrees to pay to Manager leasing commissions as follows:
1.    Commission Rate. Each Owner shall pay commissions to Manager in accordance with this commission schedule (this “Schedule”) for leases of any space in its Property as follows: (i) four percent (4%) of the total Minimum Base Rent for the first five years of the lease term, (ii) two percent (2%) of the total Minimum Base Rent for the sixth through tenth years of the lease term, and (iii) one percent (1%) of the total Minimum Base Rent for the eleventh through fifteenth years of the lease term. In the event the lease term is in excess of fifteen years, no commission shall be paid on said excess term. Notwithstanding the provisions of this Paragraph 1 to the contrary, in the event an existing tenant enters into a new lease for space in a Building, Manager shall receive a commission of four percent (4%) of the total Minimum Base Rent for the first five years of the new lease term, two percent (2%) of the total Minimum Base Rent for the sixth through tenth years of the new lease term, and no commission for any additional years of the new lease term. In the event a prospective tenant executes a lease for space in a Property, but does not actually pay rent for such space for reasons unrelated to any default of Owner, Manager shall not be entitled to any commission with respect to such lease, and shall refund to Owner any commissions paid with respect thereto.
2.    Computation of Commissions. Commissions shall be computed in accordance with the above rates based upon the “Minimum Base Rent” set forth in the lease, as follows:
(a)    The term “Minimum Base Rent” shall mean the fixed minimum annual rent for any given year (which includes Landlord's stipulated base operating expenses and taxes and also includes any rent due for must-take space in years in which rent on such space is due) provided in the lease for office space or commercial plaza space, excluding any and all other additional rent (such as, but not limited to, operating expense escalations, tax escalations, payments for tenant improvements in excess of building standards provided by landlord, percentage rent, cost-of-living escalation or parking).
(b)    Minimum Base Rent shall be reduced by the net cost to Owner of any rental concessions of any kind, including but not limited to, tenant improvements in excess of building standard, free rent, parking concessions, lease buy-outs, tax or operating expense concessions.
(c)    If a rental concession is made by Owner allowing tenant not to pay rent for an initial portion of the lease term, then the commission shall be determined as follows: First, there shall be calculated the average Minimum Base Rent for the entire term of the lease period on a straight line basis (the “Average Minimum Rent”), which shall be

S4-1

the product of (i) the aggregate Minimum Base Rent payable by the tenant during the term of the lease, divided by the number of months in the term of the lease, (ii) multiplied by twelve (12). Second, commissions shall be payable in accordance with the terms of Paragraph 1 above except that for purposes of calculating the commissions pursuant to Paragraph 1 the Average Minimum Rent shall be used in lieu of the Minimum Base Rent.
3.    Other Broker Commissions.
(a)    If a licensed real estate broker other than Manager, or a broker affiliated or associated with Manager, is the broker of record of any lease in the Property, Owner will pay such other broker a commission in accordance with Section 1 above.
(b)    With respect to any lease entered into by an Owner for its Property prior to the termination of this Agreement, where such Owner pays a commission to such other broker referred to in Paragraph 3(a) above of this Schedule, then Manager shall be entitled to a commission only in the amount of 50% of the commission Manager otherwise would have been entitled to pursuant to this Schedule; provided, however, in no event shall the aggregate commissions (without regard to any bonus commissions payable to the other broker referred to in Paragraph 3(a) above, as approved by Owner) paid by an Owner to all brokers (including Manager) for any such lease exceed one hundred fifty percent (150%) of a full commission as computed in accordance with this Schedule (without regard to any bonus commissions payable to the other broker referred to in Paragraph 3(a) above, as approved by Owner), without the express written consent of Owner.
4.    Options to Extend or Renew the Term.
(a)    In addition to the amount owed, if any, to an outside broker, in the event a tenant exercises an option or right of first refusal contained in the lease to renew or extend the original term of the lease, the applicable Owner shall pay Manager a commission on the Minimum Base Rent during the renewal or extension period of 50% of the commission set forth in Paragraph 1 above, computed as if such renewal or extension term were part of the initial term of the lease.
(b)    In the event a tenant leases additional space pursuant to an option or right of first refusal contained in its lease, the applicable Owner shall pay to Manager a commission on the Minimum Base Rent for such additional space in accordance with Paragraph 1 above, computed as if the tenant had been obligated to lease such additional space under the original lease. To illustrate, assume that a tenant entered into a lease with a twenty-year term with an option to lease additional space at any time during the term of the lease for the balance of the term of the lease. Assume that the tenant exercised the option to lease the additional space commencing the fourth year of the term of the lease. Manager would be entitled to a commission of 4% of the annual additional Minimum Base Rent for the 4th and 5th years and 2% of the additional annual Minimum Base Rent for following five years (i.e., the 6th through 10th years), and 1% of the additional annual Minimum Base Rent for the next five years (i.e., the 11th through 15th years).

S4-2

(c)    Commissions pursuant to Paragraph 4(a) and (b), above, attributable to options exercised after the original occupancy by tenant shall be deemed payable upon exercise of the option. In the case of options exercised prior to the occupancy, such commissions shall be due and payable in the same manner as if the option had been exercised on the date the lease was executed.
5.    Cancellation Clauses. Where the tenant, or the Owner, has the right to cancel a lease prior to the expiration date, any and all cancellation provisions negotiated into a lease shall have a cancellation fee to be paid by the tenant and as a portion of that fee there shall be the unamortized leasing commissions. A lease shall not be deemed cancelled within the meaning of this paragraph unless the tenant is not obligated to pay rent.
6.    Time of Payment. Except as otherwise provided, commissions earned by Manager (or any other broker) pursuant to this Agreement are payable as follows:
(a)    One-half upon execution of the lease by tenant and Owner; and
(b)    One-half upon occupancy by tenant.

S4-3

SCHEDULE 5

[Intentionally Omitted]

SCHEDULE 5.1

Reports

[Intentionally Omitted]

SCHEDULE 6

2012 Annual Plan and 2012 – 2016 Capital Plan

[Intentionally Omitted]

EXHIBIT B

Leasing Guidelines for One California Plaza

[Intentionally Omitted]

Exhibit F

FORM OF THE CONSENT

[Intentionally Omitted]

Exhibit G-1

FORM OF MARCH 2011 REPLACEMENT LETTER AGREEMENT
[Intentionally Omitted]

Exhibit G-2

FORM OF JUNE 2011 REPLACEMENT LETTER AGREEMENT

[Intentionally Omitted]